                                                                  EXHIBIT 10.2




                                                                EXECUTION COPY





                                  $135,000,000

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of June 24, 1994


                                     among


                            JPS TEXTILE GROUP, INC.

                                JPS CARPET CORP.

                       JPS CONVERTER AND INDUSTRIAL CORP.

                             JPS ELASTOMERICS CORP.





                    THE FINANCIAL INSTITUTIONS LISTED ON THE
                             SIGNATURE PAGES HEREOF


                                      and


                                 CITIBANK, N.A.
                       as Agent and Administrative Agent


                                      and


                      GENERAL ELECTRIC CAPITAL CORPORATION
                        as Co-Agent and Collateral Agent

                               TABLE OF CONTENTS

Section                                                             Page
- - -------                                                             ----
                                   ARTICLE I
                                  Definitions

1.01             Certain Defined Terms .......................        3
1.02             Computation of Time Periods .................       38
1.03             Accounting Terms ............................       38
1.04             Premises Incorporated by Reference ..........       38
1.05             Other Definitional Provisions ...............       38

                                  ARTICLE II
                          Amounts And Terms of Loans

2.01             The Term Loans ..............................       38
2.02             Repayment of the Term Loans..................       39
2.03             Revolving Credit Facility ...................       39
2.04             Interest on the Revolving Loans..............       51
2.05             Fees ........................................       54
2.06             Prepayments .................................       56
2.07             Payments; Collection of Accounts ............       59
2.08             Special Provisions Governing Eurodollar
                   Rate Loans ................................       63
2.09             Increased Capital ...........................       67
2.10             Authorized Officers of the Borrowing
                   Subsidiaries...............................       67

                                  ARTICLE III
                   Conditions to Loans and Letters of Credit

3.01             Conditions Precedent to the Effectiveness of
                   this Agreement ............................       68
3.02             Conditions Precedent to All Revolving
                   Loans and Letters of Credit ...............       75

                                  ARTICLE IV
                        Representations and Warranties

4.01             Representations and Warranties on the
                   Effective Date ............................       76
4.02             Subsequent Funding Representations and
                   Warranties ................................       87

                                   ARTICLE V
                              Reporting Covenants

5.01             Financial Statements ........................       88
5.02             Environmental Notices .......................       93
5.03             Shareholders ................................       95
5.04             Appraisals...................................       95

                                  ARTICLE VI
                             Affirmative Covenants

6.01             Corporate Existence, etc. ...................       95
6.02             Corporate Powers, etc. ......................       95
6.03             Compliance with Laws, etc. ..................       96
6.04             Payment of Taxes and Claims .................       96
6.05             Maintenance of Properties; Insurance ........       96
6.06             Inspection of Property; Books and
                   Records; Discussions ......................       97
6.07             Litigation, Claims, etc. ....................       97
6.08             Labor Disputes ..............................       97
6.09             Maintenance of Licenses, Permits, etc. ......       98
6.10             Required Interest Rate Contracts ............       98
6.11             Receipt of Certain Funds ....................       98
6.12             Landlord Waivers and Bailee Waivers; Notice..       99
6.13             Liens on Assets After Payment of Permitted
                   Financings ................................       99

                                  ARTICLE VII
                              Negative Covenants

7.01             Indebtedness ................................       99
7.02             Sales of Assets; Liens ......................      101
7.03             Investments .................................      103
7.04             Accommodation Obligations ...................      104
7.05             Restricted Junior Payments ..................      104
7.06             Transactions with Shareholders and
                   Affiliates ................................      105
7.07             Restriction on Fundamental Changes ..........      105
7.08             ERISA .......................................      106
7.09             Operating Leases ............................      106
7.10             Sales and Leasebacks ........................      107
7.11             Senior Notes; Subordinated Indebtedness;
                   Preferred Stock ...........................      107
7.12             Amendment of Charter or By-Laws .............      107
7.13             Disposal of Subsidiary Stock ................      107
7.14             Issuance of Additional Shares ...............      108
7.15             Margin Regulations ..........................      108
7.16             Amendment of Transaction Documents ..........      108
7.17             Cancellation of Debt; Prepayment ............      109
7.18             Environmental Liabilities ...................      109
7.19             Covenant with Respect to Newsub..............      109

                                 ARTICLE VIII
                             Financial Covenants

8.01     Minimum Net Worth ...........................      110
8.02     Minimum Total Interest Coverage Ratio .......      111
8.03     Minimum Fixed Charge Coverage Ratio .........      112
8.04     [Intentionally Omitted]......................      114
8.05     Minimum Current Ratio .......................      114
8.06     Maximum Capital Expenditures ................      115
8.07     Maximum Cash Payments of
           Warranty Liabilities .......................     116

                                  ARTICLE IX
                    Events of Default; Rights and Remedies

9.01     Events of Default ...........................      116
9.02     Rights and Remedies .........................      121

                                  ARTICLE X
                       The Agent; The Collateral Agent

10.01    Appointment .................................      122
10.02    Nature of Duties ............................      123
10.03    Rights, Exculpation, etc. ...................      124
10.04    Reliance ....................................      125
10.05    Indemnification .............................      125
10.06    The Agent and the Collateral Agent
         Individually.................................      126
10.07    Successor Agent; Resignation of Agent
         and Collateral Agent.........................      126
10.08    Collateral Matters ..........................      127
10.09    Relations Among Senior Lenders ..............      130

                                  ARTICLE XI
                                Miscellaneous

11.01    Concerning the Collateral and the
           Collateral Documents ......................      130
11.02    Assignments and Participations ..............      130
11.03    Expenses ....................................      133
11.04    Indemnity ...................................      134
11.05    Change in Accounting Principles .............      135
11.06    Setoff ......................................      136
11.07    Ratable Sharing .............................      136
11.08    Amendments and Waivers ......................      137
11.09    Independence of Covenants ...................      138
11.10    Notices .....................................      138
11.11    Survival of Warranties and Agreements .......      138
11.12    Failure or Indulgence Not Waiver;
           Remedies Cumulative .......................      138
11.13    Termination .................................      139
11.14    Marshalling; Recourse to Security; Payments
           Set Aside .................................      139
11.15    Severability ................................      139

11.16    Headings ....................................      139
11.17    Governing Law ...............................      139
11.18    Limitation of Liability .....................      139
11.19    Successors and Assigns ......................      140
11.20    Consent to Jurisdiction and Service140
           Process; Waiver of Jury Trial .............      140
11.21    Counterparts; Effectiveness;
           Inconsistencies ...........................      141
11.22    Performance of Obligations ..................      141
11.23    Company as Agent for Borrowing
              Subsidiaries............................      141
11.24    Construction.................................      142
11.25    Entire Agreement.............................      142
11.26    Releases ....................................      142
11.27    Consent of the Senior Lenders................      142

Signature Pages........................................     S-1

                                    EXHIBITS


Exhibit  1 --    Form of Assignment and Acceptance

Exhibit  2 --    Form of Compliance Certificate

Exhibit  3 --    Form of Notice of Borrowing

Exhibit  4 --    Form of Notice of Conversion/Continuation

Exhibit  5 --    Form of Collection Account Agreement

Exhibit  6 --    [Intentionally Omitted]

Exhibit  7 --    Form of Officer's Solvency Certificate

Exhibit  8 --    Form of Officer's No Default Certificate

Exhibit  9 --    Form of Borrowing Base Certificate

Exhibit 10 --    Form of Request for Release of Receivables

                                   SCHEDULES


Schedule 1.01-A     --   Senior Lender Commitments, Pro Rata Shares

Schedule 1.01-B     --   Existing Accommodation Obligations

Schedule 1.01-C     --   Permitted Existing Indebtedness

Schedule 1.01-D     --   Existing Investments

Schedule 1.01-E     --   Permitted Existing Liens

Schedule 2.03(d)    --   Letters of Credit Providing Credit
                           Support for Operating Leases

Schedule 3.01(a)(v) --   Release Jurisdictions

Schedule 3.01(a)(ix)--   Real Property

Schedule 4.01(c)    --   Subsidiaries of the Company

Schedule 4.01(e)    --   Conflict with Contractual
                           Obligations or Requirements
                           of Law

Schedule 4.01(j)-1  --   Class B Common Stock and Junior
                           Preferred Shareholders

Schedule 4.01(j)-2  --   Class A Common Stock Shareholders;
                           Senior Preferred Stockholders

Schedule 4.01(k)    --   Litigation

Schedule 4.01(t)    --   Environmental Matters

Schedule 4.01(u)    --   ERISA

Schedule 4.01(z)    --   Joint Ventures

Schedule 4.01(cc)   --   Bank Accounts

Schedule 6.05       --   Insurance Policies and Programs

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                 THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 24, 1994 (as amended, supplemented or modified from time to time, this "Agreement") among JPS TEXTILE GROUP, INC., a Delaware corporation (the "Company"), JPS CARPET CORP., a Delaware corporation ("JCC"), JPS CONVERTER AND INDUSTRIAL CORP., a Delaware corporation ("JCIC"), and JPS ELASTOMERICS CORP., a Delaware corporation ("JEC") (JCC, JCIC and JEC being collectively referred to herein as the "Borrowing Subsidiaries"), the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (collectively referred to herein, together with their respective successors and assigns, as the "Senior Lenders" and individually as a "Senior Lender"), CITIBANK, N.A. ("Citibank"), in its separate capacity as Agent and Administrative Agent for the Senior Lenders hereunder (in such capacity, the "Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), in its separate capacity as Co-Agent and Collateral Agent for the Senior Lenders hereunder (in such capacity, the "Collateral Agent"), amends and restates that certain Third Amended and Restated Credit Agreement dated as of March 18, 1993, as amended (the "Existing Credit Agreement"), among the Company, the Borrowing Subsidiaries, JPS Auto Inc., a Delaware corporation (formerly known as JPS Automotive Products Corp., "JPS Auto"), the Senior Lenders, the Agent and the Collateral Agent. By its signature below, JPS Auto agrees to perform the covenants applicable to it from and after the date hereof through the Effective Date (as defined below). Each of the parties hereto and, by its signature below, JPS Auto agrees that from and after the Effective Date (as defined below) JPS Auto shall cease to be a party to this Agreement.


                              W I T N E S S E T H:

                 WHEREAS, the Company, JPS Auto and JCIC have agreed to sell and transfer the Automotive Assets (as defined below) to JPS Automotive Products Corp., a newly-formed Delaware corporation which is indirectly wholly owned by Foamex International Inc. and is unaffiliated with JPS Auto or JCIC (such new corporation being "New Auto");

                 WHEREAS, contemporaneously with the proposed sale of the Automotive Assets (as defined below), New Auto will offer for sale to the public $180,000,000 aggregate principal amount of its Senior Notes (the "New Auto Debt Offering");

                 WHEREAS, certain proceeds of the sale of the Automotive Assets shall constitute "Net Cash Proceeds" and shall be applied as a mandatory prepayment, first to the repayment of outstanding Revolving Loans (without a corresponding reduction of the Commitments) and then to (x) the repayment in full of the Term

Loans and (y) the cash collateralization of the outstanding Letters of Credit;

                 WHEREAS, the Company has requested that the Senior Lenders permit the Company to use such amount of the Net Cash Proceeds remaining after the application set forth above as shall be required to make offers to redeem the following Indebtedness of the Company: first, the Senior Subordinated Notes and second, the Subordinated Discount Notes and the Subordinated Debentures, in each case in accordance with the requirements of the indentures governing such Indebtedness;

                 WHEREAS, the Company has requested that the Senior Lenders permit the Company to use the proceeds of Revolving Loans to be made hereunder after the Effective Date to redeem the Senior Notes at par in accordance with the Senior Note Indenture;

                 WHEREAS, the Company, JPS Auto and JCIC have requested that the Senior Lenders (x) permit the Agent and the Collateral Agent to release their respective Liens on the Automotive Assets (including, without limitation, any capital stock which is part of such Automotive Assets) and any Lien that may attach to the stock of Newsub (as defined below) and (y) subordinate their Lien on the Dunean plant located in Greenville County, South Carolina to the Dunean Operating Agreement;

                 WHEREAS, the Company, JPS Auto and the Borrowing Subsidiaries have requested the Senior Lenders to amend the Existing Credit Agreement to provide, among other things, for (i) a decrease in the Revolving Credit Facility from $152,300,000 to $135,000,000, (ii) an extension of the Revolving Credit Termination Date from October 31, 1995 to December 1, 1996, (iii) the repayment in full of the Term Loans, (iv) the creation of a subfacility under the Revolving Credit Facility for the purpose of financing Capital Expenditures and (v) other amendments, all as more fully described herein;

                 WHEREAS, the Company, the Borrowing Subsidiaries, the Senior Lenders, the Agent and the Collateral Agent have agreed to amend and restate the Existing Credit Agreement to provide for such amendments on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein; and

                 WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the date hereof the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the

"Obligations" thereunder and the representations and warranties made thereunder;

                 NOW, THEREFORE, in consideration of the above premises the Company, the Borrowing Subsidiaries, the Senior Lenders, the Agent and the Collateral Agent hereby agree as follows:


                                   ARTICLE I
                                  Definitions

                 1.01.  Certain Defined Terms.

                 The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

                 "Accommodation Obligation", as applied to any Person, shall mean any contractual obligation, contingent or otherwise, of that Person with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

                 "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote five percent (5%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

                 "Agent" shall mean Citibank, in its capacity as agent and administrative agent for the Senior Lenders hereunder and shall include any successor Agent appointed pursuant to Section 10.07.

                 "Agreement" shall have the meaning ascribed to such term in the preamble hereto, including the Exhibits and Schedules, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Amendatory Agreement" shall mean the Amendatory Agreement dated as of the Effective Date among the Company, JPS Auto, the Borrowing Subsidiaries, International Fabrics, the Agent and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

                 "Applicable Interest Rate" shall mean the applicable per annum interest rate on each of the Revolving Loans determined pursuant to Section 2.04(a).

                 "APB 16" shall mean Accounting Principles Board Opinion No. 16 as in effect at the time that any adjustment required thereunder is to be made on the balance sheet of a Person.

                 "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit 1 (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Senior Lender's interest under this Agreement pursuant to Section 11.02.

                 "Assumed Liabilities" has the meaning ascribed to such term in
Section 2 of the Purchase Agreement.

                 "Auto Sale" shall mean the purchase by New Auto and sale by JPS Auto and JCIC of, and the assumption by New Auto of certain liabilities associated with, the Automotive Assets, all pursuant to and in accordance with the terms of the New Auto Asset Purchase Agreement.

                 "Automotive Assets" shall mean the "Transferred Assets", as defined in the New Auto Asset Purchase Agreement.

                 "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

                 "Base Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (i)     the rate of interest announced publicly by
Citibank in New York, New York, from time to time, as Citibank's base rate; and

                     (ii) the sum (adjusted to the nearest one-quarter of one percent (1/4 of 1%) or, if there is no nearest one- quarter of one percent (1/4 of 1%), to the next higher one-quarter of one percent (1/4 of 1%)) of (A) one-half of one percent (1/2 of 1%) per annum, plus (B) the rate obtained by dividing (I) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365 or 366 days, as the case may be) being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by
(II) a percentage equal to one hundred percent (100%) minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (C) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. Dollar deposits of Citibank in the United States; and

                    (iii) the sum of one-half of one percent (1/2 of 1%) plus the Federal Funds Rate then in effect.

                 "Base Rate Loans" shall mean all Revolving Loans outstanding which bear interest at a rate determined by reference to the Base Rate as provided in Section 2.04(a)(i).

                 "Benefit Plan" shall mean a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or an ERISA Affiliate is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

                 "Blocked Accounts" shall mean, collectively, the lock box and deposit accounts maintained by the Collateral Agent and the Borrowing Subsidiaries at the Collecting Banks, to which proceeds of Collateral may be deposited from time to time.

                 "Borrowing" shall mean, except as otherwise provided in
Section 2.08(e)(ii), a borrowing consisting of Loans of the same type made on the same day by the Senior Lenders.

                 "Borrowing Base" shall mean at any time, with respect to any Borrowing Subsidiary, an amount equal to the sum of (i) up to eighty-five percent (85%) of the Net Face Amount of Eligible Receivables of such Borrowing Subsidiary at such time, (ii) up to fifty-five percent (55%) of Eligible Yarn Inventory of such Borrowing Subsidiary at such time, (iii) up to fifty-five percent (55%) of Eligible Raw Materials of such Borrowing Subsidiary at such time, (iv) up to twenty-five percent (25%) of Eligible Work in Process of such Borrowing Subsidiary at such time, and (v) up to fifty percent (50%) of Eligible Finished Goods of such Borrowing Subsidiary at such time.

                 "Borrowing Subsidiary" shall have the meaning ascribed to such term in the preamble hereto.

                 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state are required or authorized by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank Eurodollar market.

                 "Capex Loan" shall mean, with respect to any Borrowing Subsidiary, a Revolving Loan, (i) the proceeds of which are used solely for the purpose of (x) purchasing property, plant, equipment and other fixed assets or
(y) financing or refinancing existing or future Capital Expenditures by such Borrowing Subsidiary and existing and future Indebtedness of such Borrowing Subsidiary incurred for the purpose of purchasing property, plant, equipment and other fixed assets and (ii) which is identified as a Capex Loan on the Notice of Borrowing delivered pursuant to Section 2.03(b) at the time of the Borrowing of such Revolving Loan.

                 "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries) by the Company and its Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Company and its Subsidiaries (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Company or its Subsidiaries to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding (except for the purpose of determining whether a Revolving Loan is a Capex Loan) expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

                 "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal, or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                 "Cash Collateral Account" shall mean the interest bearing account at Citibank's offices at 399 Park Avenue, New York, New York 10043, Account No. 4060-4538 into which cash collateral shall be deposited. The Cash Collateral Account shall be under the sole dominion and control of the Agent, provided that all amounts deposited therein shall be held by the Agent for the benefit of the Agent, the Collateral Agent, the Senior Lenders and the Issuing Bank.

                 "Cash Equivalents" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent and the Collateral Agent) and not listed in Credit Watch published by Standard & Poor's Corporation; (iii) commercial paper, other than commercial paper issued by the Company or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Agent and the Collateral Agent); and (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than $250,000,000.

                 "Citibank" shall mean Citibank, N.A., a national banking association.

                 "Citibank Account" of a Borrowing Subsidiary, shall mean the account of such Borrowing Subsidiary at Citibank's office at 399 Park Avenue, New York, New York 10043 into which each Revolving Loan made to such Borrowing Subsidiary shall be disbursed.

                 "Claim" shall mean any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

                 "Class A Common Stock" shall mean the Class A Common Stock of the Company, $0.01 par value per share.

                 "Class B Common Stock" shall mean the Class B Common Stock of the Company, $0.01 par value per share.

                 "Class B Investor Group" shall mean Odyssey, DLJ Capital Corp. and Lincoln National Bank and Trust of Fort Wayne, as voting trustee.

                 "Class B Shareholders' Agreement" shall mean the Stockholders' Agreement dated as of April 2, 1991 entered into by and among the members of the Class B Investor Group, as such agreement may be amended, modified or supplemented from time to time.

                 "Collateral" shall mean all property and interests in property now owned or hereafter acquired by the Company or any Subsidiary of the Company in or upon which a security interest, pledge, lien or mortgage is granted or of which a collateral assignment is made under the Collateral Documents.

                 "Collateral Documents" shall mean the Company Guaranty, the Company Security Agreement, the Company Pledge Agreement, the Subsidiary Guaranties, the Subsidiary Security Agreements, the JPS Auto Guaranty, the JPS Auto Security Agreement, the Real Property Collateral Documents, the Trademark Security Agreements, the Deed of Charge, the International Fabrics Security Agreement, the International Fabrics Guaranty, the Amendatory Agreement and all other security agreements, mortgages, deeds of trust, collateral assignments and other agreements or conveyances at any time delivered to the Agent and/or the Collateral Agent to create or evidence Liens to secure the Obligations.

                 "Collecting Banks" shall have the meaning ascribed to such term in Section 2.07(e).

                 "Commission" shall mean the Securities and Exchange Commission.

                 "Commitment" shall mean, with respect to each Senior Lender, at any time, the lesser of (i) such Senior Lender's Pro Rata Share of the amount of the Revolving Credit Facility at such time and (ii) the amount set forth opposite the name of such Senior Lender on Schedule 1.01-A under the heading "Commitment", as adjusted from time to time to give effect to any applicable Assignment and Acceptance. "Commitments" shall mean, at any time, collectively, the aggregate amount of the Commitments of all the Senior Lenders at such time.

                 "Common Stock" shall mean, collectively, the Class A Common Stock and the Class B Common Stock.

                 "Company" shall mean the entity described in the preamble hereto as JPS Textile Group, Inc.

                 "Company Guaranty" shall mean the Amended and Restated Guaranty dated as of March 18, 1993 executed by the Company in favor of the Agent, the Collateral Agent and the Senior Lenders, pursuant to which the Company has guaranteed all of the Obligations of each of the Borrowing Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Company Pledge Agreement" shall mean the Second Amended and Restated Pledge Agreement dated as of March 18, 1993 between the Company and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Company Security Agreement" shall mean the Second Amended and Restated Security Agreement dated as of March 18, 1993 among the Company, the Collateral Agent and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Compliance Certificate" shall mean a certificate in the form of Exhibit 2 delivered to the Agent and the Collateral Agent by the Loan Parties pursuant to Section 5.01(d) and covering the Loan Parties' compliance with the covenants contained in Articles VII and VIII.

                 "Concentration Account" shall mean the account of the Agent (Account No. 3885-8061) at its office at 399 Park Avenue, New York, New York 10043 into which all funds from the Blocked Accounts shall be deposited.

                 "Consent Solicitation Statement" shall mean the Consent Solicitation Statement dated November 12, 1992, as amended by Supplement No. 1 thereto dated December 1, 1992 and as further amended by Supplement No. 2 thereto dated December 18, 1992 delivered by the Company to the holders of the Senior Notes.

                 "Consolidated Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued (including the interest component of Capital Lease obligations), of the Company and its Subsidiaries on a consolidated basis during such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and net costs under Interest Rate Contracts, but excluding, however, amortization of discount, interest paid in property other than cash or any other interest expense not payable in cash, all as determined in conformity with GAAP.

                 "Consolidated Fixed Charges" shall mean, for any period, the amounts for such period of (i) Consolidated Cash Interest Expense, plus (ii) scheduled payments of principal on Other Indebtedness (including the principal component of Capital Lease obligations), plus (iii) Capital Expenditures, plus
(iv) cash dividends paid by the Company, plus (v) cash payments (other than any such payments made (x) in connection with the Auto Sale or (y) by or on behalf of Newsub) for income taxes.

                 "Consolidated Net Income" shall mean, for any period, the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

                 "Consolidated Operating Company Cash Interest Expense" means, for any period, total interest expense, whether paid or accrued (including the interest component of Capital Lease obligations), of the Borrowing Subsidiaries, on a consolidated basis during such period, including, without limitation, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and net costs under Interest Rate Contracts, but excluding, however, amortization of discount, interest paid in property other than cash or any other interest expense not payable in cash, all as determined in conformity with GAAP.

                 "Consolidated Operating Company Fixed Charges" shall mean, for any period, the amounts for such period of (i) Consolidated Operating Company Cash Interest Expense, plus (ii) scheduled payments of principal on Other Indebtedness of the Borrowing Subsidiaries (including the principal component of Capital Lease obligations), plus (iii) Capital Expenditures, plus cash dividends paid by any of the Borrowing Subsidiaries, plus (v) cash payments (other than any such payments made (x) in connection with the Auto Sale or (y) by or on behalf of Newsub) for income taxes.

                 "Consolidated Rental Payments" shall mean, for any period, the aggregate amount of all rents paid or, as used in Section 7.09, accrued under all Operating Leases of the Company or any of its Subsidiaries as lessee (net of sublease income), all as determined on a consolidated basis in conformity with GAAP.

                 "Contaminant" shall mean any waste, pollutant (as that term is defined in 42 U.S.C. 9601(33) or in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6901), radioactive material, special waste, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including but not limited to polychlorinated biphenyls, and asbestos.

                 "Contractual Obligation", as applied to any Person, shall mean any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

                 "Contribution Agreement" shall mean the Amended and Restated Contribution Agreement dated as of the Effective Date entered into by and among each Borrowing Subsidiary, which amends and restates the Contribution Agreement dated as of March 18, 1993, as such agreement may be amended, modified or supplemented from time to time with the consent of the Agent and the Collateral Agent.

                 "Credit Insured Receivable" shall mean an account of a Borrowing Subsidiary with respect to which the following statements are true:
(i) such Borrowing Subsidiary has obtained credit insurance or other form of credit protection covering such account on terms and conditions and from a financial institution satisfactory to the Agent and the Collateral Agent; provided, however, that the factoring arrangements with Heller Financial, Inc. and Congress Talcott as in effect on the Effective Date are deemed to be satisfactory to the Agent and the Collateral Agent; and (ii) such credit insurance or other form of credit protection is in full force and effect and not in dispute.

                 "Current Assets" shall mean, as at any date of determination, the total assets of the Company and its

Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, except that there shall be excluded from current assets, cash and Cash Equivalents and overdrafts.

                 "Current Liabilities" shall mean, as at any date of determination, the current liabilities of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP (including, without limitation, the Obligations); provided, however, there shall be excluded from Current Liabilities the currently maturing portion of all long-term Indebtedness of the Company and its Subsidiaries.

                 "Current Ratio" shall mean, at any time, the ratio of Current Assets to Current Liabilities.

                 "Customary Permitted Liens" shall mean:

                      (i) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                     (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by law, created in the ordinary course of business and for amounts not yet due or which are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                    (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts
(other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                     (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of- way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which do not materially detract from the value of such property or materially impair the use thereof; and

                          (v)     extensions, renewals or replacements of any
Lien referred to in paragraphs (i) through (iv) above, provided (A) that, in the case of paragraphs (i) through (iii) above, the principal amount of the obligation secured thereby is not increased and (B) that any such extension, renewal or replacement is limited to the property originally encumbered thereby;

provided, however, to the extent that the amount of obligations of the Loan Parties arising from claims being contested in good faith secured by such Liens in clauses (i) and (ii) above exceeds $2,000,000 in the aggregate, the Loan Parties shall have set aside full cash reserves in the amount of such obligations or there shall be availability under the Revolving Credit Facility in such amount.

                 "Deed of Charge" shall mean the Deed of Charge, dated as of December 30, 1993, executed by JCC in favor of the Agent evidencing the pledge of 100% of the issued and outstanding capital stock of JPS-U.K., as the same may be amended, supplemented or otherwise modified from time to time.

                 "Designated Prepayment" shall have the meaning ascribed to such term in Section 2.06(b)(ii).

                 "Disproportionate Advance" shall have the meaning ascribed to such term in Section 2.03(c)(i)(B).

                 "DOL" shall mean the United States Department of Labor and any successor department or agency.

                 "Dollars" and "$" shall mean the lawful money of the United States of America.

                 "Dunean Operating Agreement" shall mean the Dunean Reciprocal Easement Agreement dated on or about the Effective Date entered into between JCIC and New Auto, as the same may be amended, supplemented or otherwise modified from time to time.

                 "EBITDA" shall mean, for any period, (i) the sum of the amounts for such period of (A) Consolidated Net Income, (B) depreciation, amortization expense and other non-cash charges, (C) consolidated interest expense (including fees for Letters of Credit) and (D) Federal, state, local and foreign income taxes; minus (ii) gains (or plus losses) from asset sales calculated pursuant to GAAP for such period.

                 "Effective Date" shall mean the first date on which all the conditions precedent set forth in Section 3.01 shall be satisfied or waived by the Senior Lenders.

                 "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $50,000,000 calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) any finance company, insurance company or other financial institution which is approved by the Agent and the Collateral Agent as an Eligible Assignee for purposes of this Agreement.

                 "Eligible Finished Goods" of a Borrowing Subsidiary shall mean Inventory of such Borrowing Subsidiary which is classified, consistent with past practice, on such Borrowing Subsidiary's accounting system as Finished Goods, which is otherwise Eligible Inventory but not Eligible Yarn Inventory.

                 "Eligible Inventory" of a Borrowing Subsidiary shall mean Inventory of such Borrowing Subsidiary (i) with respect to which the Collateral Agent has a valid and perfected first priority Lien, (ii) with respect to which no warranty contained in any of the Loan Documents has been breached, (iii) which is not in the reasonable opinion of either the Agent or the Collateral Agent, obsolete or unmerchantable and (iv) which each of the Agent and the Collateral Agent, in its reasonable credit judgment, deems to be Eligible Inventory, based on such credit and collateral considerations as either the Agent or the Collateral Agent may deem appropriate. Eligible Inventory shall be valued at the lower of cost on a first-in, first-out basis or market.

                 "Eligible Raw Materials" of a Borrowing Subsidiary shall mean Inventory of such Borrowing Subsidiary which is classified, consistent with past practice, on such Borrowing Subsidiary's accounting system as Raw Materials, which is otherwise Eligible Inventory but not Eligible Yarn Inventory.

                 "Eligible Receivables" shall mean only accounts arising out of sales in the ordinary course of business, made by any Borrowing Subsidiary to a person, firm or corporation which is neither an Affiliate of such Borrowing Subsidiary nor controlled by such an Affiliate, and which are not in dispute. No Receivable shall be an Eligible Receivable (i) if it is more than (A) ninety
(90) days past due, according to the original terms of sale, or (B) one hundred twenty (120) days past the original invoice date thereof according to the original terms of sale or (ii) if, in the judgment of either the Agent or the Collateral Agent any of the following is true with respect to such Receivable;

                                  (A)      any warranty contained in this
         Agreement with respect either to Eligible Receivables in general or to such specific Receivable has been breached; or

                                  (B)      over fifty percent (50%) of the
         Receivables owed by the account debtor are ineligible for any reason;
         or

                                  (C)      the account debtor with respect to
         such Receivable has filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; made an assignment for the benefit of creditors; had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law; has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

                                  (D)      the account debtor with respect to
         such Receivable is also a supplier to or creditor of any such Borrowing Subsidiary unless such Borrowing Subsidiary has received a no-setoff letter satisfactory to the Agent and the Collateral Agent; or

                                  (E)      the sale represented by such
         Receivable is to an account debtor outside the continental United States, unless the sale is on letter of credit, acceptance or other credit support terms acceptable to the Agent and the Collateral Agent or such account is a Credit Insured Receivable; or

                                  (F)      the sale to such account debtor with
         respect to such Receivable is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, or consignment basis, unless, with respect to Receivables on a bill-and-hold basis, such Receivable is a Credit Insured Receivable; or

                                  (G)      such Receivable is not subject to a
         valid and perfected first priority Lien in favor of the Collateral Agent or is subject to a Lien in favor of any Person other than the Collateral Agent; or

                                  (H)      such Receivable is subject to any
         deduction, offset, counterclaim, return privilege or other condition;
         or

                                  (I)      the account debtor with respect to
         such Receivable is located in New Jersey, Indiana or Minnesota, unless such Borrowing Subsidiary (a) has received a certificate of authority to do business and is in good standing in such state, or (b) has filed a "Notice of Business Activities Report" with the appropriate office or agency of such state for the then current year; provided, however, if such Receivable is a Credit Insured Receivable, the financial institution providing such credit insurance shall have satisfied the foregoing requirements in lieu of such Borrowing Subsidiary; or

                                  (J)      the account debtor with respect to
         such Receivable is the United States of America or any department, agency or instrumentality thereof, unless such Borrowing Subsidiary has assigned its right to payment of such account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, and such assignment has been accepted and acknowledged by the appropriate government officers; or

                                  (K)      either the Agent or the Collateral
         Agent, in accordance with its customary criteria, deems such Receivable ineligible.

                 "Eligible Work in Process" of a Borrowing Subsidiary shall mean Inventory of such Borrowing Subsidiary which is classified, consistent with past practice, on such Borrowing Subsidiary's accounting system as Work in Process or Goods in Process, which is otherwise Eligible Inventory but not Eligible Yarn Inventory.

                 "Eligible Yarn Inventory" of a Borrowing Subsidiary shall mean Inventory of such Borrowing Subsidiary consisting of yarn on cones, spindles or similar storage forms and which has not entered the initial stages for warp preparation, which is otherwise Eligible Inventory.

                 "Engagement Letter" shall mean that certain engagement letter dated as of April 2, 1991 entered into between the Company and Donaldson, Lufkin & Jenrette Securities Corporation with respect to providing certain exclusive financial advisory services to the Company, as such agreement may be amended, modified or supplemented from time to time.

                 "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under Federal or state environmental laws or regulations, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment or condition resulting from any such Release.

                 "Equipment" of any Person, shall mean and include all "equipment", as such term is defined in section 9-109 of the UCC, of such Person now owned and hereafter acquired including, without limitation, all machinery, manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, toolings, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory).

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, and (ii) partnership, trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue
Code) with the Company.

                 "Eurodollar Affiliate" shall mean, with respect to each Senior Lender, the Affiliate of such Senior Lender, if any, set forth opposite such Senior Lender's name under the heading "Eurodollar Affiliate" on Schedule 1.01-A.

                 "Eurodollar Interest Payment Date" shall mean, with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Eurodollar Rate Loan.

                 "Eurodollar Interest Period" shall have the meaning ascribed to such term in Section 2.08(b).

                 "Eurodollar Interest Rate Determination Date" shall mean the date on which the Agent determines the Eurodollar Rate applicable to a Borrowing, continuation or conversion of Eurodollar Rate Loans. The Eurodollar Interest Rate Determination Date shall be the second Business Day prior to the first day of the Eurodollar Interest Period applicable to such Borrowing, continuation or conversion.

                 "Eurodollar Rate" shall mean, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum obtained by dividing (i) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%) per annum if such average is not such a multiple) of the rate per annum determined by the Agent to be the rate per annum at which deposits in Dollars are offered by the Agent to major banks in the London interbank Eurodollar market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be made by the Agent, in its capacity as a Senior Lender, to be outstanding during such Eurodollar Interest Period, by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Eurodollar Rate Loans" shall mean those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate as provided in Section 2.04(a)(i).

                 "Eurodollar Rate Taxes" shall have the meaning ascribed to such term in Section 2.08(g)(i).

                 "Eurodollar Reserve Percentage" shall mean for any date that percentage (expressed as a decimal) which is in effect on such date, as prescribed by the Federal Reserve Board, for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding $5,000,000,000 in respect of "Eurocurrency liabilities" having a term equal to the applicable Eurodollar Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

                 "Event of Default" shall mean any of the occurrences set forth in Section 9.01 after the expiration of any applicable grace period expressly provided therein.

                 "Existing Accommodation Obligations" shall mean those Accommodation Obligations of the Company and its Subsidiaries reflected on
Schedule 1.01-B.

                 "Existing Credit Agreement" shall have the meaning ascribed to such term in the preamble hereto.

                 "Existing Indebtedness Permitted to be Secured" shall mean that portion of the Permitted Existing Indebtedness reflected on Schedule 1.01-C.

                 "Existing Investments" shall mean those Investments of the Company and its Subsidiaries reflected on Schedule 1.01-D.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

                 "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

                 "Fee Agreements" shall mean, collectively, (i) the Fee Agreement dated as of March 18, 1993 addressed to Citibank and executed by the Company and the Borrowing Subsidiaries and (ii) the Fee Agreement dated as of March 18, 1993 addressed to GE Capital and executed by the Company and the Borrowing Subsidiaries.

                 "First Supplemental Indenture" shall mean that certain First Supplemental Indenture dated as of January 6, 1993 between the Company and Shawmut Bank Connecticut, National Association (successor to The Connecticut National Bank), as trustee.

                 "Fiscal Year" shall mean the fiscal year of the Company, which shall be the fifty-two (52) or fifty-three (53) week period ending on the Saturday closest to October 31 in each year or such other period as the Company may designate and the Agent and the Collateral Agent may approve in writing.

                 "Fixed Asset Collateral" of a Borrowing Subsidiary shall mean any Equipment of such Borrowing Subsidiary subject to a Lien granted to the Collateral Agent pursuant to the Subsidiary Security Agreement to which such Borrowing Subsidiary is a party.

                 "Fixed Asset Portion" shall mean at any time of determination in any period, the amount of the Fixed Asset Portion set forth below opposite such period:

                 Period                             Fixed Asset Portion
                 ------                             -------------------
         Effective Date through
                 June 30, 1995                       $20,000,000

         July 1, 1995 through
                 March 31, 1996                      $15,000,000

         April 1, 1996 through
                 the Revolving Credit
                 Termination Date                    $10,000,000


Notwithstanding the foregoing, the amount of the Fixed Asset Portion in effect at any time shall be reduced by the aggregate amount of each of the following:
(i) the amount of any cash proceeds from sales of assets (other than Inventory) sold in the ordinary course of business that exceed Two Million Dollars ($2,000,000) in the aggregate in any Fiscal Year, net of (A) the costs of sale, lease, assignment or other disposition, (B) any income, franchise, transfer or other tax liability arising from such transaction and (C) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset disposed of; (ii) in the event of the sale of all or substantially all of the capital stock or assets of any Borrowing Subsidiary (to the extent otherwise permitted hereunder) (other than in connection with the Auto Sale), the amount of the Fixed Asset Value of such Borrowing Subsidiary plus fifty percent (50%) of the amount, if any, by which the Net Cash Proceeds from such sale exceed such Fixed Asset Value; (iii) in the event of a Permitted Disposition, an amount equal to fifty percent (50%) of the Net Cash Proceeds from such disposition; and (iv) the amount of Net Cash Proceeds from sales of assets (other than in connection with a Permitted Disposition or the Auto
Sale).

                 "Fixed Asset Value" shall mean with respect to JCC, $1,920,904, with respect to JCIC, $16,723,164 and with respect to JEC, $1,355,932.

                 "Fixed Charge Coverage Ratio" shall mean, with respect to any period, the ratio of (i) cumulative EBITDA for such period to (ii) Consolidated Fixed Charges for such period. For the purposes of this definition, Consolidated Fixed Charges for any period shall not include Financed Capital Expenditures (as defined in Section 8.06) made or incurred by the Company and its Subsidiaries during such period.

                 "Funding Date" shall mean, with respect to any Revolving Loan, the date of the funding of such Revolving Loan.

                 "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the

Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, subject to the terms of Section 11.05.

                 "GE Capital" shall have the meaning ascribed to such term in the preamble hereto.

                 "Governmental Acts" shall have the meaning ascribed to such term in Section 2.03(g)(viii)(A).

                 "Governmental Authority" shall mean any nation or government, any Federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Indebtedness", as applied to any Person, shall mean (i) all indebtedness, obligations or other liabilities of such Person for borrowed money, (ii) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (iii) all reimbursement obligations and other liabilities of such Person with respect to letters of credit issued for such Person's account, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all obligations in respect of Capital Leases of such Person, (vi) all Accommodation Obligations of such Person, (vii) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by or are a personal liability of such Person, all as of such time, and (viii) all indebtedness, obligations or other liabilities in respect of Interest Rate Contracts and foreign currency exchange agreements.

                 "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of April 2, 1991 between Shawmut Bank Connecticut, National Association (successor to The Connecticut National Bank), as trustee under the Senior Note Indenture, and the Agent.

                 "Interest Rate Contracts" shall mean interest rate exchange, collar, cap or similar agreements providing interest rate protection.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

                 "International Fabrics" shall mean International Fabrics, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

                 "International Fabrics Guaranty" shall mean the Guaranty dated as of July 21, 1993 executed by International Fabrics, pursuant to which International Fabrics has guaranteed all of the Obligations of the Borrowing Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

                 "International Fabrics Security Agreement" shall mean the Security Agreement dated as of July 21, 1993 executed by International Fabrics, pursuant to which International Fabrics has granted a Lien to the Agent and the Collateral Agent on all of its personal property as security for the International Fabrics Guaranty, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Inventory" of any Person, shall mean and include all now owned and hereafter acquired "inventory", as such term is defined in section 9-109 of the UCC, goods, materials, supplies, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work in process, finished goods and materials, parts and supplies of any kind, nature or description which are used or consumed in such Person's business, all returned or repossessed goods now, or at any time or times hereafter, in the possession or under the control of such Person or the Collateral Agent, and all documents of title or documents representing the same, but excluding all goods not owned by such Person which have been sold on consignment by such Person to the extent included in the foregoing; together with all proceeds and products thereof.

                 "Investment" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Indebtedness and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to that Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

                 "IRS" shall mean the Internal Revenue Service and any Person succeeding to the functions thereof.

                 "Issuing Bank" shall mean Citibank.

                 "JPS Auto Guaranty" shall mean the Amended and Restated Guaranty dated as of March 18, 1993 executed by JPS Auto, pursuant to which JPS Auto has guaranteed all of the Obligations of each Borrowing Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time.

                 "JPS Auto Security Agreement" shall mean the Amended and Restated Subsidiary Consolidated Security Agreement dated as of March 18, 1993 among JPS Auto, the Collateral Agent and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Junior Pledge Agreement" shall mean the Subordinated Pledge and Security Agreement dated as of April 2, 1991 between the Company and Shawmut Bank Connecticut, National Association (successor to The Connecticut National Bank), as trustee under the Senior Note Indenture, providing for the grant of a Lien on the common stock of the Company's Subsidiaries for the benefit of the holders of the Senior Notes, which Lien, pursuant to the terms of the Intercreditor Agreement, is subordinated to the Lien granted to the Agent under the Company Pledge Agreement.

                 "JPS-U.K." shall mean JPS (U.K.) Limited, a corporation organized and existing under the laws of the United Kingdom and a wholly-owned Subsidiary of JCC.

                 "Junior Preferred Investor Group" shall mean Odyssey, Grant M. Wilson, William J. DeBrule and Yehochai Schneider.

                 "Junior Preferred Shareholders' Agreement" shall mean the Agreement and Release dated March 21, 1991 entered into by and among the members of the Junior Preferred Investor Group and acknowledged by the Company and the JPS Bondholders Steering Committee, as such agreement may be amended, modified or supplemented from time to time.

                 "Junior Preferred Stock" shall mean the Series B Junior Preferred Stock, $0.01 par value per share, of the Company.

                 "Letter of Credit" shall mean any letter of credit issued by the Issuing Bank for the account of a Borrowing Subsidiary pursuant to Section 2.03(g).

                 "Letter of Credit Obligations" shall mean, at any time, the sum of (i) Reimbursement Obligations at such time and (ii) the aggregate maximum amount then available for drawing under the Letters of Credit.

                 "Letter of Credit Reimbursement Agreement" shall mean, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank may employ in the ordinary course of business for its own account.

                 "Letter of Credit Sublimit" shall mean Fifteen Million Dollars ($15,000,000).

                 "Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same purpose or economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to 9-408 of the UCC) naming the owner of the asset to which such Lien relates as debtor, under the UCC or other comparable law of any jurisdiction.

                 "Loan Account" shall have the meaning ascribed to such term in
Section 2.07(d).

                 "Loan Documents" shall mean this Agreement, the Notes, the Collateral Documents, the Fee Agreements, the Undertakings, and all other security agreements, mortgages, deeds of trust, financing statements, patent and trademark security agreements, lease assignments, guaranties, Interest Rate Contracts and other agreements, instruments and written indicia of Contractual Obligations between or among the Company or any of its Subsidiaries and the Agent, the Collateral Agent or any Senior Lender delivered to the Agent, the Collateral Agent or such Senior Lender by or on behalf of the Company or any of its Subsidiaries pursuant to or in connection with the transactions contemplated hereby, as any such agreement, instrument or written indicia may be amended, supplemented or otherwise modified from time to time.

                 "Loan Party" shall mean the Company or any of the Borrowing Subsidiaries, and "Loan Parties" shall mean, collectively, the Company and the Borrowing Subsidiaries.

                 "Margin Stock" shall have the meaning ascribed to such term in Regulation G and Regulation U.

                 "Material Adverse Effect" shall mean, with respect to the Company or any of its Subsidiaries, a material adverse effect upon the condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary, individually, or the Company and its Subsidiaries, taken as a whole, or the ability of the Company or any of its Subsidiaries to perform under the Loan Documents.

                 "Maximum Amount of Obligations" shall mean, at any time, the lesser of (i) the Commitments and (ii) the aggregate Borrowing Base of the Borrowing Subsidiaries at such time, plus the Fixed Asset Portion, in effect at such time, less the reserves contemplated by Section 2.03(f), and less such other reserves as each of the Agent and the Collateral Agent, in its sole discretion, may establish from time to time, including, without limitation, reserves against Collateral located on leased premises for which no landlord waiver in form and substance satisfactory to the Agent and the Collateral Agent has been obtained.

                 "Maximum Amount of Revolving Loans" shall mean, at any time,
(i) the aggregate Borrowing Base of the Borrowing Subsidiaries at such time, less the reserves contemplated by Section 2.03(f), and less such other reserves as each of the Agent and the Collateral Agent, in its sole discretion, may establish from time to time, including, without limitation, reserves against Collateral located on leased premises for which no landlord waiver in form and substance satisfactory to the Agent and the Collateral Agent has been obtained, minus (ii) the amount of the Letter of Credit Obligations at such time.

                 "Multiemployer Plan" shall mean an employee benefit plan defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Company or an ERISA Affiliate.

                 "Net Cash Proceeds" shall mean (A) proceeds received on or after March 18, 1993 by any of the Loan Parties in cash or Cash Equivalents from (x) the issuance of any common or preferred stock by the Company, any other additions to equity of the Company (other than retained earnings) or any contributions to capital of the Company or (y) the issuance of Subordinated Indebtedness, in each case net of reasonable costs incurred in connection with such transaction and any income, franchise, transfer or other tax liability arising from such transaction and

(B) proceeds received by the Company or any of its Subsidiaries in cash or Cash Equivalents from the sale, lease, assignment or other disposition, or financing or refinancing (including, without limitation, Permitted Financings), of any asset or property outside of the ordinary course of business, excluding, in each case, proceeds permitted under this Agreement to be used for replacement assets (provided the Agent and the Collateral Agent have received notice from the Company or such Subsidiary pursuant to Section 6.11 of its intention to use such proceeds at the time of such disposition, such proceeds are in fact so used within thirty (30) days after such disposition and the application of such proceeds for such use would not cause a default under the Senior Note Indenture or any indenture governing Subordinated Indebtedness), in the case of each of clauses (A) and (B) above, net of (i) the costs of sale, lease, assignment or other disposition, (ii) any income, franchise, transfer or other tax liability arising from such transaction and (iii) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset disposed of. For this purpose, all proceeds of insurance paid on account of the loss of or damage to any such asset or property, or group of assets or properties, and awards of compensation for any such asset or property, or group of assets or properties, taken by condemnation or eminent domain shall be deemed to be Net Cash Proceeds after giving effect to the netting provisions set forth in clauses (i), (ii) and (iii) of the preceding sentence. The proceeds of the sale of any past-due Receivable permitted to be sold in accordance with the terms of Section 7.02(a) shall not constitute Net Cash Proceeds.

                 "Net Face Amount" shall mean, with respect to any Eligible Receivable, the invoice amount of such Eligible Receivable less the amount of all discounts pertaining thereto.

                 "Net Worth" shall mean, at any time, (i) total consolidated assets; minus (ii) total consolidated liabilities; plus (iii) Subordinated Indebtedness and Indebtedness in respect of the Senior Notes; minus (iv) cumulative gains from asset sales (other than the Auto Sale) and; minus (v) cumulative extraordinary gains; plus (vi) charges for post retirement benefit liabilities accrued in accordance with the requirements of Financial Accounting Standards 106 and 112; minus (vii) total assets of Newsub.

                 "New Auto" shall mean JPS Automotive Products Corp., a Delaware corporation.

                 "New Auto Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of May 25, 1994 entered into among JPS Auto, JCIC, the Company, New Auto and Foamex International Inc., as the same may be amended, supplemented or otherwise modified from time to time.

                 "New Auto Debt Offering" shall have the meaning ascribed to such term in the preamble hereto.

                 "New Auto Sublease Agreement" shall mean the Sublease Agreement dated on or about the Effective Date entered into by New Auto, the Company and JCIC, as the same may be amended, supplemented or otherwise modified from time to time.

                 "New Auto Transaction Documents" shall mean, collectively, (i) the New Auto Asset Purchase Agreement; (ii) the New Auto Sublease Agreement, if any; and (iii) the Dunean Operating Agreement.

                 "Newsub" shall mean JPS Capital Corp., a Delaware corporation formed by the Company for purposes previously disclosed to the Senior Lenders, and its successors.

                 "Newsub Cash Equivalents" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, with average maturities of three (3) years after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Agent and the Collateral Agent) and not listed in Credit Watch published by Standard & Poor's Corporation; (iii) commercial paper, other than commercial paper issued by the Company or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Agent and the Collateral Agent); and (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than $250,000,000.

                 "Note" shall have the meaning ascribed to such term in Section 2.02.

                 "Notice of Borrowing" shall mean, with respect to a proposed Borrowing pursuant to Section 2.03(b), a notice substantially in the form of
Exhibit 3.

                 "Notice of Conversion/Continuation" shall mean, with respect to a proposed conversion or continuation of a Revolving Loan pursuant to
Section 2.04(c), a notice substantially in the form of Exhibit 4.

                 "Obligations" shall mean all present and future Indebtedness and other liabilities of any Loan Party owing to the Agent, the Collateral Agent, any Senior Lender, the Issuing Bank or any Person entitled to indemnification pursuant to Section 11.04, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all Reimbursement Obligations, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document.

                 "Odyssey" shall mean Odyssey Partners, L.P., a Delaware limited partnership.

                 "Officers' Certificate" shall mean, as to a corporation, a certificate executed on behalf of such corporation by (i) its chairman or vice-chairman of the board (if an officer) or its president or any vice-president and (ii) by its chief financial officer, its controller or its treasurer.

                 "Operating Company Fixed Charge Coverage Ratio" shall mean, with respect to any period, the ratio of (i) cumulative EBITDA for such period to (ii) Consolidated Operating Company Fixed Charges for such period. For the purposes of this definition, Consolidated Operating Company Fixed Charges for any period shall not include Financed Capital Expenditures (as defined in Section 8.06) made or incurred by the Company and its Subsidiaries during such period.

                 "Operating Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

                 "Other Indebtedness" shall mean all of the Indebtedness of the Company and its Subsidiaries other than the Obligations.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                 "Permits" shall mean any permit, approval, authorization, license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

                 "Permitted Dispositions" shall mean (i) Permitted Financings and (ii) sales of fixed assets other than in the ordinary course of business permitted pursuant to the first sentence of Section 7.02(a), including sales that occur in connection with sale and leaseback transactions; provided, however, the Net Cash Proceeds of the transactions in both clauses (i) and (ii) above collectively shall not exceed Thirty Five Million Dollars ($35,000,000) in the aggregate since March 18, 1993 without the prior written consent of the Requisite Senior Lenders; provided, further, a Permitted Disposition shall not include the Auto Sale or any transaction prohibited by Section 7.07(a) and shall only include those dispositions with respect to which each of the following conditions shall have been met: (A) the Agent and the Collateral Agent shall have received such landlord or mortgagee waivers, documents and agreements as the Agent and the Collateral Agent have reasonably deemed necessary to permit the Agent and the Collateral Agent to protect and enforce their respective Liens on Collateral; (B) all representation and warranties set forth in subsection (a) through (dd) of Section 4.01 ((I) except to the extent such statements expressly are made only as of the Effective Date or (II) other than for changes permitted or contemplated by this Agreement), shall have been true, correct and complete in all material respects as of the date of such disposition; (C) on the date of such disposition, no Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the consummation of such disposition; and (D) the Net Cash Proceeds of such disposition shall have been applied to the repayment of the Obligations pursuant to Section 2.06(b); provided, further, (a) in the event any Loan Party would receive Net Cash Proceeds in excess of an aggregate amount of Ten Million Dollars ($10,000,000) from the sale of any fixed assets pursuant to the first sentence of Section 7.02(a) (other than in connection with a sale and leaseback transaction) in a single transaction or series of related transactions, such Loan Party shall have submitted the documentation for such disposition to the Senior Lenders and shall have obtained the prior written consent of the Requisite Senior Lenders to such disposition and (b) in the event of a Permitted Financing or a sale of fixed assets in connection with a sale and leaseback transaction by a Borrowing Subsidiary, such Borrowing Subsidiary shall have submitted the documentation for such disposition to the Senior

Lenders and shall have obtained the prior written consent of the Requisite Senior Lenders to such disposition, but only if the Net Cash Proceeds of such disposition and all prior dispositions of such type (other than the Auto Sale) received by such Borrowing Subsidiary since March 18, 1993 exceed in the aggregate (I) for each of JCC and JEC, Ten Million Dollars ($10,000,000) and
(II) for JCIC, Twenty-Five Million Dollars ($25,000,000).

                 "Permitted Existing Indebtedness" shall mean the Indebtedness of the Company and its Subsidiaries reflected on Schedule 1.01-C.

                 "Permitted Existing Liens" shall mean the Liens on assets of the Company and its Subsidiaries, other than any Environmental Liens, reflected on Schedule 1.01-E.

                 "Permitted Financings" shall mean any financing or refinancing (excluding Indebtedness permitted under Section 7.01(v)) of fixed assets owned by the Company or any of its Subsidiaries, including mortgages of real property; provided, however, (i) the terms of such financing or refinancing shall meet the requirements for Permitted Dispositions set forth in the definition of Permitted Dispositions (other than those requirements set forth in clause (a) of the third proviso of such definition); (ii) the loan proceeds received by such Loan Party from the financing or refinancing of any fixed asset or group of fixed assets shall have been in the aggregate (net of borrowing costs) at least sixty percent (60%) of the fair market value of such fixed assets; (iii) the maturity date of the Indebtedness incurred in connection with such financing or refinancing shall be a date more than six months after the Revolving Credit Termination Date and (iv) the aggregate principal amount of Indebtedness incurred in connection with such financing or refinancing shall not exceed $20,000,000.

                 "Person" shall mean any natural person, employee, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

                 "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which either the Company or an ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                 "Plan of Reorganization" shall mean the Plan of Reorganization for the Company as confirmed on March 21, 1991.

                 "Pledgor" shall mean, with respect to any time of determination, any Person (other than a Loan Party) that is then party to any Collateral Document.

                 "Potential Event of Default" shall mean an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                 "Preferred Stock" shall mean the Senior Preferred Stock and the Junior Preferred Stock.

                 "Pro Rata Share" shall mean, with respect to any Senior Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Senior Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Senior Lenders' Commitments, as adjusted from time to time to give effect to any applicable Assignment and Acceptance.

                 "Property" shall mean any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company or any of its Subsidiaries.

                 "Purchase" shall mean the purchase of the (i) Carpet, (ii) Converter and Yarn, (iii) Industrial Fabrics, (iv) Automotive Products and (v) Elastomerics operating divisions of J.P. Stevens & Co., Inc. by the Company and the Borrowing Subsidiaries from Stevens pursuant to the Purchase Agreement.

                 "Purchase Agreement" shall mean the Agreement dated as of April 24, 1988, among JPS Holding Corp., the Company, Odyssey, West Point-Pepperell, Inc., STN Holdings Inc., Magnolia Partners, L.P. and J.P. Stevens & Co., Inc., as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Agent and the Collateral Agent.

                 "Purchase Documents" shall mean the Purchase Agreement, the Settlement Agreement and any and all other agreements and instruments effectuating the Purchase.

                 "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and any successor statute, and regulations promulgated thereunder.

                 "Real Property Collateral Documents" shall mean any mortgages, deeds of trust, leasehold mortgages or other such documents executed by each Borrowing Subsidiary in favor of the Agent for the benefit of the Senior Lenders relating to such Borrowing Subsidiary's real property, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Receivables" shall mean all present and future "accounts", as such term is defined in section 9-106 of the UCC, and shall include, without limitation, all accounts receivable, related contract rights and all forms of obligations whatsoever owing, whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance; together with all promissory notes, instruments and documents of title representing any of the foregoing, all rights in merchandise or goods (including returned goods) which any of the same may represent, all right, title, security and guaranties with respect to any of the foregoing, including any right of stoppage in transit and all insurance proceeds and corporate and other business records relating to any of the foregoing; together, with all proceeds thereof.

                 "Regulation A" shall mean Regulation A of the Federal Reserve Board as in effect from time to time.

                 "Regulation D" shall mean Regulation D of the Federal Reserve Board as in effect from time to time.

                 "Regulation G" shall mean Regulation G of the Federal Reserve Board as in effect from time to time.

                 "Regulation U" shall mean Regulation U of the Federal Reserve Board as in effect from time to time.

                 "Regulation X" shall mean Regulation X of the Federal Reserve Board as in effect from time to time.

                 "Reimbursement Obligations" shall mean the unpaid reimbursement or repayment obligations of the Borrowing Subsidiaries to the Issuing Bank pursuant to Letter of Credit Reimbursement Agreements with respect to Letters of Credit for amounts paid out thereunder.

                 "Release" shall mean any past or present release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

                 "Remedial Action" shall mean actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                 "Reportable Event" shall have the meaning ascribed to such term in Section 4043 of ERISA or regulations promulgated thereunder.

                 "Request for Release of Receivables" shall have the meaning ascribed to such term in Section 7.02(a).

                 "Requirements of Law" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and X and other securities credit margin regulations of the Federal Reserve Board, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

                 "Requisite Senior Lenders" shall mean, at any time, Senior Lenders holding, in the aggregate, more than fifty percent (50%) of the then aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than fifty percent (50%) of the then aggregate unpaid principal amount of the Revolving Loans.

                 "Restricted Junior Payment" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock (or equivalent partnership interest) of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest on, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness, and (iv) any payment made to purchase, repurchase, retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding.

                 "Revolving Credit Accommodations" shall mean, at any time, the sum of (i) all Revolving Loans outstanding at such time and (ii) all Letter of Credit Obligations outstanding at such time.

                 "Revolving Credit Facility" shall mean the revolving credit facility provided for in Section 2.03 not to exceed, in the aggregate at any time outstanding, One Hundred Thirty-Five Million Dollars ($135,000,000), less all reductions in such amount effected pursuant to Sections 2.03 and 2.06.

                 "Revolving Credit Termination Date" shall mean the earliest of
(i) December 1, 1996 or (ii) the date of termination of the Commitments pursuant to Section 9.02(a) or Section 11.13.

                 "Revolving Loan" shall have the meaning ascribed to such term in Section 2.03(a)(i).

                 "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

                 "Securities Act" shall mean the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

                 "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

                 "Senior Lender" shall have the meaning ascribed to such term in the preamble hereto and shall include the Agent and the Collateral Agent, in each case in such Person's capacity as a Senior Lender hereunder, and the Issuing Bank in its capacity as issuer of Letters of Credit.

                 "Senior Note Indenture" shall mean that certain Indenture dated as of April 2, 1991 between the Company and Shawmut Bank Connecticut, National Association (successor to The Connecticut National Bank), as trustee, as amended by the First Supplemental Indenture.

                 "Senior Notes" shall mean the Company's Senior Secured Notes due June 1, 1995, or, in the case of the holders thereof who tendered valid consents under the Consent Solicitation Statement, June 1, 1996, in the aggregate principal amount of $100,000,000, governed by the terms of the Senior
Note Indenture.

                 "Senior Preferred Stock" shall mean the Series A Senior Preferred Stock, $0.01 par value per share, of the Company.

                 "Senior Subordinated Discount Note Indenture" shall mean that certain Indenture dated as of April 2, 1991 between the Company and First Trust National Association, as trustee.

                 "Senior Subordinated Discount Notes" shall mean the Company's Senior Subordinated Discount Notes due June 1, 1999, in the aggregate face amount not exceeding $154,000,000, governed by the terms of the Senior Subordinated Discount Note Indenture.

                 "Senior Subordinated Note Indenture" shall mean that certain Indenture dated as of April 2, 1991 between the Company and First Trust National Association, as trustee.

                 "Senior Subordinated Notes" shall mean the Company's Senior Subordinated Notes due June 1, 1999, in the aggregate principal amount of $125,000,000, governed by the terms of the Senior Subordinated Note Indenture.

                 "Settlement Agreement" shall have the meaning ascribed to such term in the Purchase Agreement.

                 "Shareholders' Agreements" shall mean the Class B Shareholders' Agreement and the Junior Preferred Shareholders' Agreement.

                 "Solvent" shall mean, when used with respect to any Person, that at the time of determination:

                          (i)     the fair value of its assets (both at fair
valuation and at present fair saleable value) is in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

                         (ii)     it is then able to pay its debts as they
mature; and

                        (iii) it owns property having a value (both at fair valuation and at present fair saleable value) in excess of the total amount required to pay its debts; and

                         (iv)     it has capital sufficient to carry on its
business.

                 "Subordinated Debenture Indenture" shall mean that certain Indenture dated as of April 2, 1991 between the Company and First Bank National Association, as trustee.

                 "Subordinated Debentures" shall mean the Company's Subordinated Debentures due May 15, 2000 in the aggregate principal amount of $75,000,000, governed by the terms of the Subordinated Debenture Indenture.

                 "Subordinated Indebtedness" shall mean the Indebtedness evidenced by, or in respect of, (i) the Senior Subordinated Notes in an aggregate outstanding principal amount not exceeding $125,000,000; (ii) the Senior Subordinated Discount Notes, the aggregate principal amount of which would not accrete to a principal amount in excess of $154,000,000 at maturity;
(iii) the Subordinated Debentures in the aggregate principal amount not exceeding $75,000,000; and (iv) any additional indebtedness incurred by the Company with the prior written consent of the Requisite Senior Lenders subordinated in right of payment to the Obligations on the terms approved in writing by the Requisite Senior Lenders.

                 "Subsidiary" of a Person shall mean any corporation, partnership (limited or general), trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the Board of Directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or (except with respect to the determination of whether or not New Auto is a Subsidiary of such Person) controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof.

                 "Subsidiary Guaranties" shall mean the Amended and Restated Guaranties dated as of March 18, 1993 executed by each Borrowing Subsidiary, pursuant to which each such Borrowing Subsidiary has guaranteed all of the Obligations of each other Borrowing Subsidiary, as each may be amended, supplemented or otherwise modified from time to time.

                 "Subsidiary Security Agreements" shall mean the Amended and Restated Subsidiary Consolidated Security Agreements dated as of March 18, 1993 among each Borrowing Subsidiary, the Collateral Agent and the Agent, as each may be amended, supplemented or otherwise modified from time to time.

                 "Term Loans" shall mean the term loans of the Borrowing Subsidiaries and JPS Auto assumed by the Borrowing Subsidiaries from the Company pursuant to Section 2.01(a) of the Existing Credit Agreement.

                 "Termination Event" shall mean (i) any Reportable Event with respect to any Benefit Plan described in Section 4043 of ERISA and the regulations issued thereunder for which the thirty (30) day notice has not been waived, (ii) the withdrawal of the Company, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation arising under Section 4041 of ERISA of either the Company or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (iv) the institution by the PBGC of proceedings to terminate any Benefit Plan, (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a Trustee to administer a Benefit Plan, or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.

                 "Total Interest Coverage Ratio" shall mean, with respect to any period, the ratio of (i) cumulative EBITDA for such period to (ii) Consolidated Cash Interest Expense for such period.

                 "Total Operating Company Interest Coverage Ratio" shall mean, with respect to any period, the ratio of (i) cumulative EBITDA for such period to (ii) Consolidated Operating Company Cash Interest Expense for such period.

                 "Trademark Security Agreements" shall mean the Amended and Restated Trademark and License Security Agreements dated as of March 18, 1993 among each Borrowing Subsidiary, the Collateral Agent and the Agent, as each may be amended, supplemented or otherwise modified from time to time.

                 "Transaction Costs" shall mean the fees, costs and expenses payable by the Company or any Borrowing Subsidiary on or prior to the Effective Date pursuant hereto or in connection herewith.

                 "Transaction Documents" shall mean the Loan Documents, the Purchase Documents, the Senior Notes, the Senior Note Indenture, the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Discount Notes, the Senior Subordinated Discount Note Indenture, the Subordinated Debentures, the Subordinated Debenture Indenture, the Intercreditor Agreement, the Junior Pledge Agreement, the Shareholders' Agreements, the Contribution Agreement, the New Auto Transaction Documents, any subscription agreements, stock or note purchase agreements or other agreements or documents relating to the issuance and sale of the Senior Notes, the Subordinated Indebtedness, the Preferred Stock and the Common Stock and all other agreements or instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby.

                 "UCC" means the Uniform Commercial Code as enacted and in effect in the State of New York, as it may be amended from time to time.

                 "Undertakings" shall mean the agreement of undertakings, dated as of April 2, 1991, executed by each member of the Junior Preferred Investor Group with respect to the Junior Preferred Stock.

                 "Voting Trust Agreement" shall mean that certain voting trust agreement dated as of April 2, 1991 between DLJ Capital Corp., a Delaware corporation, and Lincoln National Bank and Trust of Fort Wayne, as trustee, as such agreement may be amended, modified or supplemented from time to time.

                 "Warranty Liabilities" shall mean the liabilities the Company and its Subsidiaries have accrued for the estimated future costs associated with warranties for certain defective roofing products sold by J.P. Stevens & Co., Inc.

                 "Weekly Settlement Date" shall have the meaning ascribed to such term in Section 2.07(a).

                 "Working Capital" shall mean, at any time, Current Assets minus Current Liabilities.

                 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

                 1.03. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                 1.04. Premises Incorporated by Reference. The premises set forth in the preamble hereto are incorporated into this Agreement by this reference thereto and are made a part hereof.

                 1.05. Other Definitional Provisions. References herein to "Articles", "Sections", "subsections", "paragraphs", "clauses", "Exhibits", and "Schedules", shall be to Articles, Sections, subsections, paragraphs, clauses, Exhibits and Schedules of this Agreement.


                                   ARTICLE II
                           Amounts and Terms of Loans

                 2.01. The Term Loans. As of the date hereof, the outstanding principal balance of the Term Loans of the Borrowing Subsidiaries and JPS Auto under the Existing Credit Agreement is $17,700,000. As a condition precedent to the effectiveness of this Agreement, each Borrowing Subsidiary and JPS Auto agrees to prepay in full the Term Loans outstanding under the Existing Credit Agreement from the proceeds of the Auto Sale so that on the Effective Date there will be no Term Loans outstanding under the Existing Credit Agreement. There shall be no Term Loans made under this Agreement.

                 2.02. Promise to Repay; Evidence of Indebtedness. Each Borrowing Subsidiary hereby agrees to pay when due the principal amount of each Revolving Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms hereof and of the Notes. Each of the Borrowing Subsidiaries shall execute and deliver to each Senior Lender as applicable on the Effective Date, a Note, each in the principal amount equal to such Senior Lender's Commitment and otherwise in form and substance acceptable to the Agent, the Collateral Agent and such Senior Lender, evidencing the Revolving Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Revolving Loans owing to the Senior Lenders after giving effect to any assignment thereof pursuant to
Section 11.02, all in form and substance acceptable to the Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

                 2.03.  Revolving Credit Facility.

                 (a) Availability; Capex Subfacility. (i) Subject to the terms and conditions set forth in this Agreement, each Senior Lender hereby severally and not jointly agrees to make to any Borrowing Subsidiary from time to time during the period from the Effective Date to the Business Day next preceding the Revolving Credit Termination Date, revolving loans (each individually, a "Revolving Loan" and collectively, the "Revolving Loans"), in an amount which shall not exceed, in the aggregate at any time outstanding, such Senior Lender's Pro Rata Share of the Commitments in effect at such time; provided, however, that at no time shall the aggregate principal amount of all Revolving Loans outstanding at any time less the principal amount of Capex Loans outstanding at such time exceed the Maximum Amount of Revolving Loans at such time; provided, further, that at no time shall the aggregate principal or face amount of all Revolving Credit Accommodations outstanding at any time for the account of any Borrowing Subsidiary less the principal amount of Capex Loans outstanding at such time made to such Borrowing Subsidiary exceed its Borrowing Base at such time, less such reserves as each of the Agent and the Collateral Agent, in its sole discretion, may deem appropriate; provided, further, that at no time shall the aggregate principal or face amount of all outstanding Revolving Credit Accommodations exceed the Maximum Amount of Obligations in effect at such time; and provided, further, that at no time shall the aggregate principal amount of all outstanding Capex Loans exceed $20,000,000. As a condition precedent to the effectiveness of this Agreement, each Borrowing Subsidiary and JPS Auto agrees to repay in full the Revolving Loans outstanding under the Existing Credit Agreement from the proceeds of the Auto Sale (it being understood and agreed that, notwithstanding anything contained in this Agreement to the contrary, including, without limitation, the issuance of the Notes, such prepayment shall not reduce or terminate or be deemed to have reduced or terminated the Commitments hereunder).

                     (ii) All Revolving Loans under this Agreement shall be made by the Senior Lenders simultaneously and proportionately to their respective Pro Rata Shares. It shall be understood that no Senior Lender shall be responsible for any failure by any other Senior Lender to perform its obligation to make a Revolving Loan hereunder and that the Commitment of any Senior Lender shall not be increased or decreased as a result of the failure by any other Senior Lender to perform its obligation to make a Revolving Loan.

                    (iii) Revolving Loans may be voluntarily prepaid pursuant to Section 2.06(a) and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed, up to the amount available under this
Section 2.03(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date. Each Senior Lender's Commitment shall expire, and each Revolving Loan then outstanding shall be repaid by the Borrowing Subsidiary that borrowed such Revolving Loan, on the Revolving Credit Termination Date.

                 (b) Notice of Borrowing. Whenever any Borrowing Subsidiary desires to borrow under this Section 2.03, such Borrowing Subsidiary shall deliver to the Agent a Notice of Borrowing (i) no later than 11:00 a.m. (New York time) at least two (2) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of $20,000,000 or more and (ii) no later than 11:00 a.m. (New York time) at least one (1) Business Day in advance of the proposed Funding Date in the case of a Borrowing of less than $20,000,000; provided, however, that such Borrowing Subsidiary may deliver to the Agent a Notice of Borrowing no later than 11:00 a.m. (New York City time) on the proposed Funding Date if in connection with such Borrowing the Agent would be required to comply with paragraph (B) of Section 2.03(c). The Notice of Borrowing shall specify (i) the Borrowing Subsidiary requesting the Revolving Loan, (ii) the Funding Date (which shall be a Business Day) in respect of the Revolving Loan, (iii) the amount of the proposed Borrowing, (iv) whether the proposed Revolving Loan will be a Base Rate Loan or a Eurodollar Rate Loan and if a Eurodollar Rate Loan, the Eurodollar Interest Period for such Loan and (v) the intended use of proceeds of such Borrowing and whether or not such Loan is a Capex Loan. In lieu of delivering the above-described Notice of Borrowing, the Borrowing Subsidiary requesting the Revolving Loan may give the Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.03(b); provided, however, that such notice shall be confirmed in writing by delivery to the Agent promptly (but in no event later than the Funding Date of the requested Revolving Loan) of a Notice of Borrowing. Any Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to this Section 2.03(b) shall be irrevocable.

                 (c) Making of Revolving Loans. (i) Promptly after receipt of a Notice of Borrowing under Section 2.03(b) (or telephonic notice in lieu thereof), the Agent, at its option and in its sole discretion, shall do either of the following; provided, however, in the case of a Borrowing of less than the amount of Citibank's unused Commitment at the time of such Borrowing, the Agent shall act only in accordance with paragraph (B) below:

                                  (A)      The Agent shall notify each Senior
         Lender by telex or telecopy or other similar form of teletransmission, of the proposed Borrowing. Each Senior Lender shall make the amount of its Revolving Loan available to the Agent in Dollars and in immediately available funds, to such bank and account, in New York, New York, as the Agent may designate, not later than 11:00 a.m. (New York time) on the Funding Date. After the Agent's receipt of the proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowing Subsidiary named in the Notice of Borrowing in New York, New York on such Funding Date and shall disburse such funds in Dollars and in immediately available funds to the Citibank Account of such Borrowing Subsidiary and thereafter to an account, designated in writing by such Borrowing Subsidiary in the Notice of Borrowing; or

                                  (B)      The Agent shall first advance the
         amount of the proposed Borrowing (including Borrowings for Revolving Loans deemed made with respect to Reimbursement Obligations) to the Borrowing Subsidiary out of the funds, if any, such Borrowing Subsidiary has in its Citibank Account at the time of such Borrowing and then, to the extent additional funds are needed, the Agent shall advance such additional funds disproportionately (a "Disproportionate Advance") out of the Agent's own funds. The Agent shall request settlement with the Senior Lenders on a weekly or more frequent basis as necessary to conform each Senior Lender's Revolving Credit Accommodations outstanding at such time, to its Pro Rata Share. In the event of such Disproportionate Advances, each Senior Lender's share of the interest paid by the Borrowing Subsidiary shall be adjusted as necessary to account for the disproportion. The Agent's request for funding by the Senior Lenders of their Revolving Loans or for settlement to conform the Senior Lenders' Pro Rata Shares may be made by telex or telecopy or other similar form of teletransmission. Each Senior Lender shall make the amount of its Revolving Loan or settlement available to the Agent in Dollars and in immediately available funds, to such bank and account, in New York, New York as the Agent may designate, not later than 2:00 p.m. (New York time) on the day such request was made, or, if such request is made after 11:00 a.m. on such day, no later than 11:00 a.m. (New York time) on the next following Business Day. Notwithstanding the foregoing, the Agent will not at any time make any Disproportionate Advance if and to the extent that such Disproportionate Advance, when aggregated with all other Disproportionate Advances that have not yet been repaid by any Borrowing Subsidiary or by the Senior Lenders exceeds the amount of Citibank's unused Commitment, in which case the Agent shall act only in accordance with subsection (A) above. If a Senior Lender does not reimburse the Agent for its Pro Rata Share of any Disproportionate Advance as required by this subsection (B), such Senior Lender agrees to pay to the Agent forthwith on demand the amount of its Pro Rata Share of such Disproportionate Advance together with interest thereon, for each day such share remains unpaid until the date such amount is paid or repaid to the Agent at the Federal Funds Rate.

                     (ii) In connection with Revolving Loans funded pursuant to Section 2.03(c)(i)(A), unless the Agent shall have been notified by any Senior Lender prior to any Funding Date in respect of any Borrowing of Revolving Loans that such Senior Lender does not intend to make available to the Agent such Senior Lender's Revolving Loan on such Funding Date, the Agent may assume that such Senior Lender has made such amount available to the Agent on such Funding Date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Borrowing Subsidiary requesting such Borrowing a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Senior Lender on or prior to a Funding Date, such Senior Lender agrees to pay and such Borrowing Subsidiary agrees to repay severally to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrowing Subsidiary until the date such amount is paid or repaid to the Agent, at (A) in the case of such Senior Lender, the Federal Funds Rate and (B) in the case of such Borrowing Subsidiary, the interest rate applicable at the time to a Borrowing of Base Rate Loans made on such Funding Date. If such Senior Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Senior Lender's Revolving Loan, and if both such Senior Lender and such Borrowing Subsidiary shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly return to such Borrowing Subsidiary such corresponding amount in same day funds. Nothing in this
Section 2.03(c) shall be deemed to relieve any Senior Lender of its obligation hereunder to make its Revolving Loan on any Funding Date.

                 (d) Use of Proceeds of Revolving Loans and Use of Letters of Credit. The proceeds of the Revolving Loans shall be used by each Borrowing Subsidiary for the payment of dividends to the Company in such aggregate amount as may be necessary to redeem the $100,000,000 aggregate outstanding principal amount of Senior Notes and pay accrued interest thereon in accordance with the Senior Note Indenture, for the payment of all Transaction Costs, for working capital in the ordinary course of business and for other lawful and permitted corporate purposes to the extent not otherwise prohibited hereunder. Letters of Credit may be used for the purpose of supporting certain Permitted Existing Indebtedness and in support of working capital in the ordinary course of business and for other lawful and permitted corporate purposes to the extent not otherwise prohibited hereunder; provided, however, Letters of Credit shall not be used for the purpose of providing credit support for Operating Leases of the Company and its Subsidiaries other than those Letters of Credit set forth on Schedule 2.03(d). The proceeds of Capex Loans shall be used solely for the purposes specified in the definition of "Capex Loan".

                 (e) Reduction of Commitments; Revolving Credit Termination Date. (i) The Borrowing Subsidiaries shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount of (A) the aggregate Commitments in effect at such time, less (B) the aggregate principal amount of the Revolving Credit Accommodations then outstanding. The Borrowing Subsidiaries shall give not less than two (2) Business Days' prior written notice to the Agent and the Collateral Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or reduction, the Agent shall notify each Senior Lender of the proposed termination or reduction. Such termination or partial reduction of the Commitments shall be effective on the date specified in the Borrowing Subsidiaries' notice and shall reduce the Commitment of each Senior Lender proportionately in accordance with its Pro Rata Share. Any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

                    (ii) The Commitments shall be permanently reduced on a Dollar for Dollar basis by the amount of any Designated Prepayment in respect of Net Cash Proceeds applied to the

Revolving Loans pursuant to Section 2.06(b) except as provided in the proviso of the first sentence of Section 2.06(b)(iii). Each such reduction shall reduce the Commitment of each Senior Lender proportionately in accordance with its Pro Rata Share. Notwithstanding the foregoing, all proceeds of any insurance, condemnation awards or eminent domain proceeds relating to any assets or property shall not permanently reduce the Commitments if such proceeds (A) are at such time placed in reserve in accordance with Section 2.03(f)(i), (B) are to be applied to the replacement or restoration of such assets or property in accordance with the terms of Section 6.11, (C) are received in connection with assets or property sold pursuant to a Permitted Disposition or (D) are subject to Liens permitted under Section 7.02(b)(vi).

                   (iii) Each Senior Lender's Commitment shall expire without further action on the part of the Senior Lenders, and all then outstanding Revolving Loans shall be paid in full on the Revolving Credit Termination Date.

                 (f) Revolving Credit Facility Reserves. Upon notification to the Agent and the Collateral Agent pursuant to Section 6.11 of the receipt by any Loan Party of any Net Cash Proceeds constituting insurance proceeds, condemnation awards or eminent domain proceeds, a reserve against the Revolving Credit Facility shall be automatically and immediately created in the aggregate amount of such Net Cash Proceeds. Each such reserve shall abate to the extent that (i) the Loan Party whose property is damaged, lost or taken uses such proceeds to restore, repair or replace such property and/or (ii) such Loan Party makes a mandatory prepayment required pursuant to Section 2.06(b) as a result of the receipt by such Loan Party of such Net Cash Proceeds.

                 (g) Issuance of Letters of Credit. (i) Subject to the terms and conditions set forth in this Agreement, the Issuing Bank agrees to issue for the account of any Borrowing Subsidiary one or more Letters of Credit, up to an aggregate face amount at any one time outstanding equal to the Letter of Credit Sublimit, from time to time during the period commencing on the Effective Date and ending on a Business Day at least two (2) Business Days preceding the Revolving Credit Termination Date. The Letter of Credit Obligations shall constitute financial accommodations under the Revolving Credit Facility and shall reduce availability under the Commitments by the amount of such Letter of Credit Obligations.

                     (ii) In addition to being subject to the satisfaction of the conditions precedent contained in Section 3.02, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                                  (A)      the Borrowing Subsidiary requesting
         the Letter of Credit shall have delivered to the Issuing Bank and the Agent at such times and in such manner as the Issuing Bank may prescribe, a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof and the terms of the proposed Letter of Credit shall be satisfactory to the issuer thereof;

                                  (B)      immediately after the issuance of
         such Letter of Credit, the aggregate principal amount of Letter of Credit Obligations then existing with respect to Letters of Credit issued by the Issuing Bank, shall not exceed the Letter of Credit Sublimit and no mandatory repayment of the Obligations would be required underSections 2.06(b)(iv) and (v) as a result of such issuance;

                                  (C)      such Letter of Credit shall have a
         tenor of no longer than one (1) year and the expiration date of such Letter of Credit shall be no later than the Business Day immediately preceding the Revolving Credit Termination Date; and

                                  (D)      as of the date of issuance, no
         order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of letters of credit generally or the issuance of such Letter of Credit.

                    (iii) To open a Letter of Credit, the Borrowing Subsidiary requesting the same shall give the Issuing Bank and the Agent written notice not later than 11:00 a.m. (New York time) on the third Business Day preceding the requested issuance date thereof under this Agreement. Such notice shall be irrevocable and shall specify (A) the stated amount of the Letter of Credit requested, (B) the effective date (which day shall be a Business Day) of issuance of such requested Letter of Credit, (C) the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the Business Day immediately preceding the Revolving Credit Termination Date), (D) the Person for whose benefit the requested Letter of Credit is to be issued, and (E) the amount of then outstanding Letter of Credit Obligations. A copy of such notice shall be delivered to the Agent contemporaneously therewith.

                         (iv)     Notwithstanding any provisions to the
contrary in any Letter of Credit Reimbursement Agreement:

                                  (A)  the Borrowing Subsidiary for whose
         account a Letter of Credit has been issued shall unconditionally reimburse the Issuing Bank for drawings under such Letter of Credit no later than the earlier of (I) the time specified in such Letter of Credit Reimbursement Agreement, and (II) one (1) Business Day after the payment by the Issuing Bank; and

                                  (B)  In connection with a Letter of Credit
         issued by the Issuing Bank, to the extent any Reimbursement Obligation is not paid when due, such Reimbursement Obligation shall be deemed to be a Revolving Loan payable to the Senior Lenders in the amount of such Reimbursement Obligation made in accordance with Section 2.03(a);

                                  (C)  any Reimbursement Obligation with
         respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit at the interest rate applicable to Base Rate Loans until paid in full.

                          (v)     No action taken or omitted to be taken by the
Issuing Bank under or in connection with any Letter of Credit (except in connection with its gross negligence or willful misconduct) shall put the Issuing Bank under any resulting liability to any Senior Lender or, subject to paragraph (ii) above, relieve any such Senior Lender of its obligations hereunder to the Issuing Bank. In the event this Agreement and any Letter of Credit Reimbursement Agreement are inconsistent, the terms of this Agreement shall prevail. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Senior Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

                         (vi) (A) Immediately upon issuance by the Issuing Bank of any Letter of Credit for the account of a Borrowing Subsidiary in accordance with the procedures set forth in thisSection 2.03(g), each Senior Lender (other than the Issuing Bank) shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest in the amount of such Senior Lender's Pro Rata Share in such Letter of Credit (including, without limitation, all obligations of such Borrowing Subsidiary with respect thereto other than amounts owing to the Issuing Bank under the last sentence of Section 2.05(c)(ii)) and any security therefor or guaranty pertaining thereto.

                                  (B)      If the Issuing Bank makes any
         payment under any Letter of Credit and the Borrowing Subsidiary does not repay such amount to the Issuing Bank pursuant to paragraph (iv) above or paragraph (vii) below or effect a Borrowing as provided in paragraph(iv)(B) above, the Agent shall promptly notify each Senior Lender of such failure, and each Senior Lender (other than the Issuing
         Bank) shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank the amount of such Senior Lender's Pro Rata Share of such payment, in Dollars and in immediately available funds, and the Agent shall promptly pay such amount, and any other amounts received by the Agent for the Issuing Bank's account pursuant to thisparagraph (vi), to the Issuing Bank. All such payments, including Borrowings effected pursuant toparagraph (iv)(B) above, shall constitute Revolving Loans by such Borrowing Subsidiary made pursuant toSection 2.03(a) and Section 2.03(c) (irrespective of the satisfaction of the conditions specified in Section 3.02or the requirement in Section 2.03(b) to deliver a Notice of Borrowing, which condition and requirement, for the purpose of funding any Reimbursement Obligation owing to any Issuing Bank, the Senior Lenders hereby irrevocably waive). If the Agent so notifies a Senior Lender prior to 11:00 a.m. (New York time) on any Business Day, such Senior Lender shall make available to the Agent for the account of the Issuing Bank its Pro Rata Share of the amount of such payment on such Business Day in Dollars and in immediately available funds in New York, New York. If and to the extent such Senior Lender shall not have so made its Pro Rata Share of the amount of such payment available to the Agent for the account of the Issuing Bank, such Senior Lender agrees to pay to the Agent for the account of the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Agent for the account of the Issuing Bank, at the Federal Funds Rate for three (3) Business Days and then at the Base Rate. The failure of any Senior Lender (other than the Issuing Bank) to make available to the Agent for the account of the Issuing Bank its Pro Rata Share of any such payment shall not relieve any other Senior Lender (other than the Issuing Bank) of its obligation hereunder to make available to the Agent for the account of the Issuing Bank its Pro Rata Share of any payment on the date such payment is to be made.

                                  (C)      Whenever the Issuing Bank receives a
         payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Agent has previously received payments from the Senior Lenders (other than the Issuing
         Bank) for the account of the Issuing Bank pursuant to this paragraph
         (vi), it shall promptly pay to the Agent and the Agent shall promptly pay to each Senior Lender which has funded its participating interest therein, in New York, New York, in Dollars and in the kind of funds so received, an amount equal to such Senior Lender's Pro Rata Share thereof. Each such payment shall be made by the Issuing Bank or the Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

                                  (D)     Upon the request of any Senior
         Lender, the Issuing Bank shall furnish to such Senior Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which the Issuing Bank is party and such other documentation as may reasonably be requested by such Senior Lender.

                                  (E)     The obligations of a Senior Lender
         (other than the Issuing Bank) to make payments to the Agent for the account of the Issuing Bank with respect to a Letter of Credit issued on behalf of a Borrowing Subsidiary by such Issuing Bank shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall be honored in accordance with the terms and conditions of this Agreement under all circumstances (subject toparagraph (ii) above), including, without limitation, any of the following circumstances (except in connection with the gross negligence or willful misconduct of the Issuing Bank):

                                 (I) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                                (II) the existence of any claim, set-off, defense or other right which a Borrowing Subsidiary may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Collateral Agent, the Issuing Bank, any Senior Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrowing Subsidiary and the beneficiary named in any Letter of Credit);

                              (III) any draft, certificate of any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          (IV) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                           (V)  any failure by the Agent or the Issuing
                 Bank to make any reports required pursuant to paragraph (viii) below; or

                          (VI) the occurrence of any Event of Default or Potential Event of Default.

                     (vii) (A) Each Borrowing Subsidiary unconditionally agrees to pay to the issuer of any Letter of Credit the amount of all Reimbursement Obligations, interest and other amounts payable to such issuers under or in connection with any Letter of Credit issued on behalf of such Borrowing Subsidiary immediately when due, irrespective of any claim, setoff, defense or other right which such Borrowing Subsidiary may have at any time against the Issuing Bank or any other Person.

                           (B)  In the event any payment by a Borrowing
         Subsidiary received by the Issuing Bank with respect to such Letter of Credit and distributed by the Agent to the Senior Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding or otherwise, each Senior Lender which received such distribution shall, upon demand by the Issuing Bank, contribute such Senior Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by it.

                   (viii) (A) In addition to amounts payable as elsewhere provided in this Section 2.03(g), each Borrowing Subsidiary hereby agrees to protect, indemnify, pay and save the Agent, the Collateral Agent, the Issuing Bank and each Senior Lender harmless from and against any and all Liabilities and Costs which the Agent or the Collateral Agent or the Issuing Bank or any Senior Lender may incur or be subject to as a consequence, direct or indirect, of (I) the issuance of a Letter of Credit for the account of such Borrowing Subsidiary other than, in the case of the Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction or (II) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

                                  (B)      As between the Borrowing Subsidiary
         for whose account a Letter of Credit has been issued, the Senior Lenders, the Agent, the Collateral Agent or the Issuing Bank, such Borrowing Subsidiary assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Agent, the Collateral Agent, the Issuing Bank and the Senior Lenders shall not be responsible: (I) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (II) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (III) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (IV) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher; (V) for errors in interpretation of technical terms; (VI) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (VII) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (VIII) for any consequences arising from causes beyond the control of the Agent, the Collateral Agent, the Issuing Bank and any Senior Lender including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the rights or powers of the Issuing Bank under thisparagraph (viii).

                                  (C)      In furtherance and extension and not
         in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with Letters of Credit issued on behalf of a Borrowing Subsidiary or any related certificates, if taken or omitted in good faith, shall not, in the absence of gross negligence or willful misconduct, put the Issuing Bank, the Agent, the Collateral Agent or any Senior Lender under any resulting liability to such Borrowing Subsidiary or relieve such Borrowing Subsidiary of any of its obligations hereunder to any such Person.

                 2.04.  Interest on the Revolving Loans.

                 (a) Rate of Interest. (i) All Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full at a fluctuating rate determined from time to time by reference to the Base Rate or the Eurodollar Rate. The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrowing Subsidiary at the time a Notice of Conversion/Continuation is delivered by such Borrowing Subsidiary pursuant to Section 2.04(c); provided, however, that such Borrowing Subsidiary may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on any Revolving Loan if at the time of such selection an Event of Default or a Potential Event of Default has occurred and is continuing. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for such day such Loan shall be a Base Rate Loan. The Loans shall bear interest, subject to Section 2.04(d) and paragraph (ii) below, as follows:

                                  (A)      If a Base Rate Loan, then at a rate
         per annum equal to the sum of (I) 1.50% plus (II) the Base Rate as in effect from time to time as interest accrues; and

                                  (B)      If a Eurodollar Rate Loan, then at a
         rate per annum equal to the sum of (I) 3.0% plus (II) the Eurodollar Rate determined for the applicable Eurodollar Interest Period.

                     (ii) Notwithstanding paragraph (i) above, interest in respect of any Revolving Loan shall not exceed the maximum rate permitted by applicable law.

                 (b) Interest Payments. Subject to Section 2.04(d), interest accrued on all Base Rate Loans in any calendar quarter shall be payable by each Borrowing Subsidiary borrowing such Base Rate Loan in arrears
(i) on the first Business Day of the month following each January 31, April 30, July 31 and October 31 during the term of this Agreement, commencing on the first such day following the making of each such Base Rate Loan, (ii) upon the prepayment thereof in full and (iii) at maturity. Interest accrued on each Eurodollar Rate Loan shall be payable by each Borrowing Subsidiary borrowing such Eurodollar Rate Loan in arrears (A) on each Eurodollar Interest Payment Date applicable to that Loan, (B) upon prepayment thereof in full and (C) at maturity.

                 (c) Conversion or Continuation. (i) Subject to the provisions of Section 2.08, a Borrowing Subsidiary shall have the option (A) to convert at any time all or any part of outstanding Loans which comprise part of the same Borrowing and which, in the aggregate, equal $5,000,000 or an integral multiple of $5,000,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans; or (B) to convert all or any part of outstanding Loans which, in the aggregate, equal $5,000,000 or an integral multiple of $5,000,000 in excess of that amount from Eurodollar Rate Loans to Base Rate Loans on the expiration date of any Eurodollar Interest Period applicable thereto; or (C) upon the expiration of any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, to continue all or any portion of such Loans equal to $5,000,000 or an integral multiple of $5,000,000 in excess of that amount as Eurodollar Rate Loans of the same type, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on the expiration date of the Eurodollar Interest Period applicable thereto; provided, however, that no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing.

                     (ii) In the event a Borrowing Subsidiary shall elect to convert or continue a Revolving Loan under this Section 2.04(c), such Borrowing Subsidiary shall deliver a Notice of Conversion/ Continuation to the Agent no later than 11:00 a.m. (New York time) at least one (1) Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan, and no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the amount of the Loan to be converted/continued, (C) the nature of the proposed conversion/ continuation, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, such Borrowing Subsidiary may give the Agent telephonic notice of any proposed conversion/ continuation by the time required under this Section 2.04(c); provided, however, that such notice shall be confirmed in writing by delivery to the Agent promptly (but in no event later than the proposed conversion/continuation date) of a Notice of Conversion/ Continuation.
Promptly after receipt of a Notice of Conversion/ Continuation under this
Section 2.04(c) (or telephonic notice in lieu thereof), the Agent shall notify each Senior Lender by telex, telecopy, telegram, telephone or other similar form of transmission, of the proposed conversion/continuation.

                    (iii) Any Notice of Conversion/Continuation for conversion to, or continuation of, a Revolving Loan (or telephonic notice in lieu thereof) shall be irrevocable and the Borrowing Subsidiary delivering such notice shall be bound to convert or continue in accordance therewith.

                 (d) Default Interest. Notwithstanding the rates of interest specified in Section 2.04(a) and the payment dates specified in
Section 2.04(b), effective immediately upon the occurrence of any Event of Default (except for Events of Default arising from any Loan Party's failure to comply with Sections 6.01 through 6.03, 6.05 through 6.08, 6.11, 7.08, 7.12,
7.15, 7.16, and 7.18) and for as long thereafter as any such Event of Default shall be continuing, (i) the principal balance of all Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, shall bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the rate of interest otherwise payable under this Agreement and (ii) any letter of credit fee payable pursuant to Section 2.05(c) shall be increased by two percent (2%) per annum in excess of the per annum rate specified for such fee.

                 (e) Computation of Interest. Interest on Base Rate Loans and Eurodollar Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Revolving Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded.

                 (f)      Changes; Legal Restrictions.  Except as provided in
Section 2.08(d) with respect to certain determinations on Eurodollar Interest Rate Determination Dates, in the event that after the date hereof (a) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or
(b) compliance by any Senior Lender with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

                          (i)     subjects a Senior Lender (or its applicable
lending office or Eurodollar Affiliate) to any tax, duty or other charge of any kind which such Senior Lender determines to be applicable to this Agreement, the Commitments, the Loans, the Letters of Credit or change in the basis of taxation of payments to such Senior Lender of principal, fees, interest, or any other amount payable hereunder, except for net income or franchise taxes imposed by any jurisdiction (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Taxes"); or

                     (ii) does or may impose, modify, or hold applicable, in the determination of a Senior Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, Commitments made, or other credit extended by, or any other acquisition of funds by, a Senior Lender or any applicable lending office or Eurodollar Affiliate of such Senior Lender (except, with respect to Base Rate Loans, to the extent that the reserve and FDIC insurance requirements are reflected in the definition of "Base Rate" and, with respect to Eurodollar Rate Loans, to the extent that the reserve requirements are reflected in the definition of "Eurodollar Rate"); or

                    (iii) does or is reasonably likely to impose on such Senior Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Effective Date;

and the result of any of the foregoing is to increase the cost to such Senior Lender of making, renewing or maintaining the Loans or its Commitment to any Borrowing Subsidiary or issuing to any Borrowing Subsidiary any Letter of Credit or to reduce any amount receivable thereunder, then, in any such case, such Borrowing Subsidiary shall promptly pay to such Senior Lender, upon demand, such amount or amounts (based upon an allocation thereof by such Senior Lender to the financing transactions contemplated by this Agreement and affected by this Section 2.04(f)) as may be necessary to compensate that Senior Lender for any such additional cost incurred or reduced amount received. Such Senior Lender shall deliver to such Borrowing Subsidiary a written statement of the costs or reductions claimed and the basis therefor, and the allocation made by such Senior Lender of such costs and reductions shall be conclusive, absent manifest error. If a Senior Lender subsequently recovers any amount of Taxes previously paid by such Borrowing Subsidiary pursuant to this Section 2.04(f), such Senior Lender shall, within thirty (30) days after receipt of such refund and to the extent permitted by applicable law, pay to such Borrowing Subsidiary the amount of any such recovery.

                 2.05.  Fees.

                 (a) Fee Agreements. The Company and the Borrowing Subsidiaries shall pay to the Agent, solely for its own account, the fees specified in the Fee Agreement among Citibank and the

Loan Parties, on the dates specified therein. The Company and the Borrowing Subsidiaries shall pay to the Collateral Agent, solely for its own account, the fees specified in the Fee Agreement among GE Capital and the Loan Parties, on the dates specified therein. No Person other than Citibank or GE Capital, as the case may be, shall have any interest in such fees. Each Loan Party hereby agrees, jointly and severally, to pay or cause to be paid to the Agent for the benefit of the Senior Lenders an amendment fee (the "Amendment Fee") equal to one and one-half percent (1.50%) of the Commitments provided by each Senior Lender, payable on the Effective Date. Each Senior Lender shall receive from the Agent the percentage of the Amendment Fee that is equal to such Senior Lender's Pro Rata Share.

                 (b) Unused Commitment Fee. The Borrowing Subsidiaries shall pay to the Agent, for the account of each Senior Lender, an unused commitment fee accruing at the rate of one-half of one percent (1/2 of 1%) per annum from and after the Effective Date until the Obligations are paid in full and the Commitments are terminated, upon the average daily amount of the excess of such Senior Lender's Pro Rata Share of the Commitments over such Senior Lender's Pro Rata Share of all Revolving Loans and Letter of Credit Obligations outstanding from time to time. All such commitment fees payable under this paragraph (b) shall be payable quarterly in arrears on the first Business Day in each fiscal quarter beginning after the Effective Date.

                 (c) Letter of Credit Fees. (i) Each Borrowing Subsidiary requesting the issuance of a Letter of Credit shall pay to the Agent, for the benefit of the Senior Lenders, on the date each such Letter of Credit first is issued and thereafter quarterly in advance, commencing three (3) months after the date such Letter of Credit was issued, a letter of credit fee equal to two and one-half percent (2-1/2%) per annum applied to the maximum amount available to be drawn under such Letter of Credit. Each Senior Lender shall receive from the Agent the percentage of such fee that is equal to such Senior Lender's Pro Rata Share. Such Borrowing Subsidiary shall pay to the Agent, solely for the account of the Issuing Bank, on the date each such Letter of Credit is issued and thereafter quarterly in advance, commencing three (3) months after the date such Letter of Credit was issued, an issuing fee equal to a rate per annum to be agreed upon between the Issuing Bank and such Borrowing Subsidiary applied to the maximum amount available to be drawn under such Letter of Credit.

                 (ii) Each such Borrowing Subsidiary shall also pay to the Agent, for the account of the Issuing Bank, the standard charges assessed by such Person in connection with the issuance, administration, amendment and payment or cancellation of such Letter of Credit.

                 (d)  Payment of Fees.  The fees described in this Section
2.05 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Company or any Borrowing Subsidiary to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Company or such Borrowing Subsidiary to pay interest, other fees and expenses otherwise described in this Agreement or the Fee Agreements. Fees shall be payable when due in New York, New York in immediately available funds. All fees shall be non-refundable when paid. All fees and expenses specified or referred to in this Agreement due to the Agent, the Collateral Agent or a Senior Lender, including, without limitation, those referred to in this Section 2.05, in Section 11.03 and in the Fee Agreements, shall bear interest, if not paid when due, at the rate then applicable to past due Base Rate Loans (but not to exceed the maximum rate permitted by applicable law), shall constitute Obligations and shall be secured by all of the Collateral. All fees described in this Section 2.05 and the Fee Agreements, which are expressed as a per annum charge shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

                 2.06.  Prepayments.

                 (a) Voluntary Prepayments. Any Borrowing Subsidiary may, upon not less than two (2) Business Days' prior written or telephonic notice confirmed promptly in writing to the Agent and the Collateral Agent (which notice the Agent shall promptly transmit by telegram, telex or telephone to each Senior Lender), at any time and from time to time, prepay any Base Rate Loan in whole or in part, without premium or penalty, in an aggregate minimum amount of $5,000,000 and integral multiples of $5,000,000 in excess of that amount; provided, however, that (i) such Borrowing Subsidiary may prepay such Loans in full without regard to such minimum amount and (ii) the Borrowing Subsidiaries may prepay Revolving Loans in an aggregate amount less than the amount of Citibank's Revolving Loans outstanding at such time without any such prior written notice pursuant to Section 2.07(a). Eurodollar Rate Loans may be prepaid in whole or in part, without premium or penalty, on the expiration date of the Eurodollar Interest Period applicable thereto and otherwise only upon payment of the amounts described in Section 2.08(f). Prepayments of Revolving Loans under this clause (a) shall not reduce the Commitments. Notwithstanding the foregoing, in the event that any prepayment is made in connection with the termination of this Agreement, such prepayment shall be made only upon ten (10) Business Days' prior written notice to the Agent and the Collateral Agent. Any notice of prepayment given to the Agent and the Collateral Agent under this
Section 2.06(a) shall specify the date of prepayment and the aggregate principal amount of the prepayment. Prepayments of Revolving Loans under this clause (a) and clause (b) below shall be applied first to all Revolving Loans (other than Capex Loans), and then to all Capex Loans. If a notice of prepayment has been delivered as provided herein, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified in such notice.

                 (b) Mandatory Prepayments. (i) If after the Effective Date any Loan Party receives any Net Cash Proceeds (other than Net Cash Proceeds of the Auto Sale), the Obligations shall be mandatorily prepaid, without premium or penalty, by an amount equal to such Net Cash Proceeds. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the gross proceeds of the Auto Sale shall be applied to make the Investment referred to in clause (vi) of Section 7.03 and that the Net Cash Proceeds of the Auto Sale shall be applied as follows: (x) first, on the Effective Date, as contemplated by the final sentence of Section 2.03(a)(i), and (y) second, to the redemption of Subordinated Indebtedness to the extent required pursuant to the terms of the indentures governing the Subordinated Indebtedness. If, after the Effective Date, any Net Cash Proceeds of the Auto Sale are retained by or on behalf of any Loan Party after (1) the repayment in full of all amounts outstanding under the Existing Credit Agreement on the Effective Date, (2) the offers to redeem the Subordinated Indebtedness contemplated by clause (y) of the immediately preceding sentence and (3) offers to redeem Subordinated Indebtedness to the extent required pursuant to the terms of the indentures governing the Subordinated Indebtedness with amounts received by any Loan Party from Newsub, the Obligations shall be mandatorily prepaid without premium or penalty by the amount so retained.

                    (ii) Each mandatory prepayment described in the first or third sentence of clause (i) of this Section 2.06(b) shall be referred to herein as a "Designated Prepayment". A Loan Party shall give the Agent and the Collateral Agent not less than two (2) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the circumstances giving rise to such Designated Prepayment and of the date on which such Designated Prepayment will be made (which date shall be no later than the date on which such Designated Prepayment becomes due and payable pursuant to this Section 2.06(b).

                    (iii) Designated Prepayments shall be applied to the repayment of the Revolving Loans then outstanding and, to the extent applied to the Revolving Loans, the Commitments shall be permanently reduced by the amount of any such Designated Prepayment; provided, however, that the Commitments shall not be permanently reduced by the amount of Designated Prepayments of Net Cash Proceeds from the Auto Sale, from Permitted Dispositions or financings or refinancings pursuant to which Indebtedness permitted by Section 7.01 (other than Indebtedness permitted under clauses (iv) and (vi) of Section 7.01) is incurred, or by the amount of Designated Prepayments made in accordance with the third sentence of clause (i) of this
Section 2.06(b). Each Designated Prepayment shall be apportioned among the Senior Lenders in accordance with their respective Pro Rata Shares of Revolving Loans being prepaid. The Borrowing Subsidiaries shall be obligated to pay as a mandatory prepayment of their Obligations the amount of each Designated Prepayment required to be applied to the Revolving Loans.

                    (iv) Each Borrowing Subsidiary shall make prepayments of the Obligations to the extent necessary to assure that the aggregate principal or face amount of the sum of all Revolving Credit Accommodations outstanding at any time does not exceed the Maximum Amount of Obligations then in effect.

                     (v) Each Borrowing Subsidiary shall make prepayments of Revolving Loans made to it to the extent necessary to assure that (A) the aggregate principal amount of the Revolving Loans outstanding at any time less the aggregate principal amount of Capex Loans outstanding at such time does not exceed at such time the Maximum Amount of Revolving Loans then in effect and
(B) the aggregate principal amount of all Revolving Credit Accommodations outstanding at any time less the aggregate principal amount of Capex Loans outstanding at such time made to such Borrowing Subsidiary does not exceed at such time its Borrowing Base then in effect, less such reserves as either the Collateral Agent or the Agent, in its sole discretion, may deem appropriate.
To the extent the Commitments at any time are less than the amount of Letter of Credit Obligations outstanding at such time, each Borrowing Subsidiary with outstanding Letter of Credit Obligations shall deposit in the Cash Collateral Account cash (proportionately based on the relative amount of the Letter of Credit Obligations of each such Borrowing Subsidiary) in the amount by which such Letter of Credit Obligations exceed such Commitments. To the extent that any Borrowing Subsidiary's outstanding Letter of Credit Obligations exceed its Borrowing Base at such time, less such reserves as each of the Collateral Agent or the Agent, in its sole discretion, may deem appropriate, then such Borrowing Subsidiary shall deposit in the Cash Collateral Account cash in the amount of such excess. Each Borrowing Subsidiary hereby grants the Agent a security interest for the benefit of the Agent, the Collateral Agent, the Senior Lenders and the Issuing Bank in the Cash Collateral Account and all funds from time to time deposited in the Cash Collateral Account as security for, and to provide for the payment of, the Letter of Credit Obligations.





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
                 2.07.  Payments; Collection of Accounts.

                 (a) Manner and Time of Payment. All payments of principal, interest, Reimbursement Obligations and fees hereunder or under any Letter of Credit payable to the Senior Lenders shall be made without condition or reservation of right, in Dollars and in immediately available funds, delivered to the Agent not later than 11:00 a.m. (New York time) on the date due, to such account of the Agent in New York, New York, as the Agent may designate, for the account of the Senior Lenders; and funds received by the Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Agent for the account of the Senior Lenders shall be paid to them promptly after receipt thereof by the Agent; provided, however, that the Agent shall pay to such Senior Lenders interest thereon, at the lesser of (i) Federal Funds Rate and
(ii) the rate of interest applicable to Base Rate Loans, from the Business Day following receipt of such funds by the Agent until such funds are paid to such Senior Lenders. Notwithstanding the foregoing, all funds received or on deposit in the Citibank Accounts by 3:00 p.m. on any Business Day shall be applied to repay first any Disproportionate Advance and then any of Citibank's Revolving Loans outstanding at such time. To the extent all Disproportionate Advances and Citibank's Revolving Loans are paid in full, all funds remaining in the Citibank Accounts, which are not otherwise applied to the Obligations pursuant to any notice of prepayment received by the Agent in accordance with
Section 2.06, shall be retained by the Agent in the Citibank Accounts and invested as provided in paragraph (e) below and shall be paid to the Senior Lenders by the Agent on a weekly basis, on a settlement date to be selected each week by the Agent (the "Weekly Settlement Date"). Such payments shall be applied to the Obligations as provided in paragraph (b) below. Such Obligations shall be deemed not to have been repaid until the next Weekly Settlement Date and interest on such Obligations will continue to accrue at the rates set forth herein for such Obligations up to but not including such Weekly Settlement Date. On the Weekly Settlement Date, if any Revolving Loans of Citibank have been repaid, Citibank shall purchase, without recourse or warranty, an undivided interest and participation in that portion of the Revolving Loans so that, after such purchase, each Senior Lender (including Citibank) will have Revolving Credit Accommodations outstanding (subject to
Section 2.03(a)(ii)) in the amount of its Pro Rata Share.

                 (b) Apportionment of Payments. So long as there does not exist an Event of Default, all payments of principal and interest in respect of outstanding Loans, all payments of the fees described herein and in the Fee Agreements, and all payments in respect of any other Obligations shall be allocated among such of the Agent, the Collateral Agent and the Senior Lenders as are entitled thereto as provided herein. After the occurrence and during the continuance of an Event of Default, and unless providing notice to the Loan Parties that payments and proceeds shall be otherwise applied, the Agent or the Collateral Agent, as the case may be, may, and upon the direction of the Requisite Senior Lenders shall, apply all payments remitted to the Agent and all amounts and proceeds of Collateral received by the Agent or the Collateral Agent, subject to the provisions of this Agreement, (i) first, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent or the Collateral Agent from any Loan Party (including, without limitation, any Disproportionate Advance by the Agent); (ii) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Senior Lenders from any Loan Party; (iii) third, to pay interest due in respect of Loans and Reimbursement Obligations; (iv) fourth, to pay or prepay principal of Loans and Reimbursement Obligations, and to pay (or to the extent such Obligations are contingent, prepay or provide cash collateral in respect of) Letter of Credit Obligations; (v) fifth, to pay or prepay Obligations due or to become due in respect of Interest Rate Contracts to which any Senior Lender is a party; and (vi) sixth, to the ratable payment of all other Obligations; provided, however, that if sufficient funds are not available to fund all payments to be made in respect of the Obligations owing by the Loan Parties described in any of the foregoing clauses (i) through (v), the available funds shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent's, the Collateral Agent's and each Senior Lender's interest in the aggregate outstanding Obligations described in such clause; provided, further, that in the event any Disproportionate Advance is outstanding at such time the available funds first shall be allocated so as to conform each Senior Lender's Revolving Credit Accommodations outstanding at such time to its Pro Rata Share.

                 The Agent or the Collateral Agent, as the case may be, shall promptly distribute to each Senior Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as a Senior Lender may request in writing, such funds as it may be entitled to receive, provided that neither the Collateral Agent nor the Agent shall in any event be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Senior Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Senior Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Senior Lenders as among themselves and may at any time or from time to time be changed by the Senior Lenders as they may elect, in writing in accordance with Section 11.08, without necessity of





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
notice to or consent of or approval by any Loan Party or any other Person.

                 (c) Payments on Non-Business Days. Whenever any payment to be made by any Loan Party hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.05, as the case may be.

                 (d) Agent's or Senior Lender's Accounting. (i) The Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (x) the names and addresses of the Senior Lenders and the Commitments of, and principal amount of Loans and Letter of Credit Obligations owing to, each Senior Lender from time to time; (y) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest fees (including attorneys' fees and disbursements), expenses, charges and other Obligations; (z) all payments of Obligations made by any Borrowing Subsidiary, or for such Borrowing Subsidiary's account. All entries in the Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. The Agent will render a statement of the Loan Account monthly to each Borrowing Subsidiary and will deliver a copy thereof to each Senior Lender. The Agent will notify each Senior Lender on each Weekly Settlement Date, if any Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Bank are outstanding on such date, and the principal amount of such Letter of Credit Obligations owing to each Senior Lender on such date. Each and every such statement shall be deemed final, binding and conclusive upon such Borrowing Subsidiary in all respects as to all matters reflected therein (absent manifest error), unless such Borrowing Subsidiary, within fifteen (15) days after the date such statement is rendered, delivers to the Agent written notice of any objections which such Borrowing Subsidiary may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by such Borrowing Subsidiary. Notwithstanding the foregoing, the Agent's entries in the Loan Account evidencing Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon such Borrowing Subsidiary (absent manifest error) as to the existence and amount of the Obligations recorded in the Loan Account. The Agent may, in its discretion, and will at the request of the Collateral Agent, charge to the Loan Account any or all interest, fees and expenses incurred by any Borrowing Subsidiary hereunder or under the other Loan Documents.

                 (ii) Each Senior Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowing Subsidiaries to such Senior Lender resulting from each Revolving Loan owing to such Senior Lender from time to time, including the amount of principal and interest payable and paid to such Senior Lender from time to time hereunder and under each of the Notes; provided that the failure of any Senior Lender to so maintain such account or accounts shall not affect the Obligations of the Company or the Borrowing Subsidiaries.

                 (e) Collection of Accounts and Payments. (i) Each Borrowing Subsidiary shall maintain Blocked Accounts in the name of such Borrowing Subsidiary and the Collateral Agent with such banks selected by such Borrowing Subsidiary in the ordinary course of business that (A) have executed a Collection Account Agreement in form and substance satisfactory to the Agent and the Collateral Agent and in substantially the form of Exhibit 5 and (B) have been confirmed by the Agent and the Collateral Agent not to be in uncertain financial condition (the "Collecting Banks") and such Borrowing Subsidiary shall, promptly upon receipt thereof, immediately deposit in its respective Blocked Accounts, all monies, checks, notes, drafts or funds received by it and including, without limitation, all proceeds of Collateral, Net Cash Proceeds and other cash proceeds of operations whether arising in the ordinary course of business or otherwise.

                       (ii) Funds on deposit in a Blocked Account of a Borrowing Subsidiary on each Business Day shall be wire-transferred to the Concentration Account in accordance with the Collection Account Agreements referred to in Section 2.07(e) and shall be applied to such Borrowing Subsidiary's Obligations to the extent and at the times provided in Sections
2.06 and 2.07(a). The Agent shall use its best efforts to invest all funds, if any, on deposit in the Citibank Accounts at 3:00 p.m. on any Business Day which are not applied to the Obligations on such Business Day pursuant to Section
2.06 or 2.07(a), in an overnight investment at the best rate of return available for such investment for the benefit of such Borrowing Subsidiary at the time such investment is made. Each Borrowing Subsidiary hereby grants to the Agent a security interest for the benefit of the Agent, the Collateral Agent, the Senior Lenders and the Issuing Bank in the Concentration Account and all funds from time to time deposited in the Concentration Account as security for the Obligations. All interest or other income on such funds resulting from overnight investments shall be held in the Concentration Account as additional cash collateral constituting additional security for the Obligations.

                       (iii) Each Borrowing Subsidiary agrees to pay to the Agent and the Collateral Agent any and all reasonable fees, costs and expenses which the Agent or the Collateral Agent incurs in connection with opening and maintaining the Blocked Accounts, lock box or other similar payment collection mechanism for such Borrowing Subsidiary and depositing for collection any check or item of payment received by and/or delivered to the Collecting Banks, the Agent or the Collateral Agent on account of the Obligations of such Borrowing Subsidiary. Each Borrowing Subsidiary agrees to reimburse the Agent and the Collateral Agent for any amounts paid to any Collecting Bank arising out of any required indemnification by the Agent or the Collateral Agent of such Collecting Bank against damages incurred by the Collecting Bank in the operation of a Blocked Account for such Borrowing Subsidiary.

                 2.08. Special Provisions Governing Eurodollar Rate Loans. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                 (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be for a minimum amount of $5,000,000 and in integral multiples of $5,000,000 in excess of that amount. At least $10,000,000 in principal amount of the Revolving Loans shall be Base Rate Loans at the time any Eurodollar Rate Loan is requested to be made, any Base Rate Loan is requested to be converted into a Eurodollar Rate Loan or any Eurodollar Rate Loan is requested to be continued.

                 (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.04(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrowing Subsidiary giving such notice shall have the option, subject to the other provisions of this
Section 2.08, to specify an interest period (each, a "Eurodollar Interest Period") to apply to the Borrowing of Eurodollar Rate Loans described in such notice, which Eurodollar Interest Period shall be either a one, two or three month period. The determination of Eurodollar Interest Periods shall be subject to the following provisions:

                          (i)     In the case of immediately successive
Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                         (ii)     If any Eurodollar Interest Period would
otherwise expire on a day which is not a Business Day, the Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if any such Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                    (iii) Such Borrowing Subsidiary may not select a Eurodollar Interest Period for any Revolving Loan which terminates later than the Revolving Credit Termination Date; and

                     (iv) There shall be no more than three (3) Eurodollar Interest Periods under this Agreement in effect at any one time.

                 (c) Determination of Interest Rate. As soon as practicable after 11:00 a.m. (New York time) on the Eurodollar Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowing Subsidiaries and to each Senior Lender.

                 (d) Interest Rate Unascertainable, Inadequate or Unfair. If, with respect to any Eurodollar Interest Period, the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered by Citibank in the relevant market for such Eurodollar Interest Period, the Agent shall forthwith give notice thereof to the Borrowing Subsidiaries, whereupon until the Agent notifies the Borrowing Subsidiaries that the circumstances giving rise to such suspension no longer exist, (a) the right of the Borrowing Subsidiaries to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended, and (b) each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrowing Subsidiaries to the contrary.

                 (e) Illegality. (i) In the event that on any date any Senior Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful by compliance by that Senior Lender in good faith with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Senior Lender shall promptly give notice (by telephone promptly confirmed in writing) to the Borrowing Subsidiaries and the Agent (which notice the Agent shall promptly transmit to each Senior Lender) of that determination.

                     (ii)         Upon the giving of the notice referred to in
Section 2.08(e)(i), (A) the Borrowing Subsidiaries' right to request of such Senior Lender and such Senior Lender's obligation to make Eurodollar Rate Loans shall be immediately suspended, and such Senior Lender shall make each Revolving Loan, as part of any requested Borrowing of Eurodollar Rate Loans, as a Base Rate Loan, which Base Rate Loan shall, for all purposes, be considered a part of such Borrowing, and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrowing Subsidiaries owing such Loans shall immediately (or, if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's written notice to the Agent and the affected Senior Lender) convert each such Loan into a Base Rate Loan.

                    (iii) In the event that such Senior Lender determines at any time following its giving of the notice referred to in
Section 2.08(e)(i) that such Senior Lender may lawfully make Eurodollar Rate Loans of the type referred to in such notice, such Senior Lender shall promptly give notice (by telephone confirmed in writing) to the Borrowing Subsidiaries and the Agent (which notice the Agent shall promptly transmit to each Senior Lender) of that determination, whereupon the Borrowing Subsidiaries' right to request of such Senior Lender, and such Senior Lender's obligation to make, Eurodollar Rate Loans shall be restored.

                 (f) Compensation. In addition to such amounts as are required to be paid by any Borrowing Subsidiary pursuant to Sections 2.04(a), 2.04(d) and 2.04(f), each Borrowing Subsidiary shall compensate each Senior Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Senior Lender to fund or maintain such Senior Lender's Eurodollar Rate Loans to such Borrowing Subsidiary) which such Senior Lender may sustain (i) if for any reason a Borrowing, conversion or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 2.04(c), (ii) if any prepayment of any Eurodollar Rate Loan (including, without limitation, any prepayment pursuant to Section 2.06) occurs for any reason on a date which is not the last day of the applicable Eurodollar Interest Period, (iii) as a consequence of any required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.08(e), or (iv) as a consequence of any other failure by such Borrowing Subsidiary to repay Eurodollar Rate Loans when required by the terms of this Agreement. Such Senior Lender shall deliver to such Borrowing Subsidiary a written statement as to such losses, expenses and liabilities which statement shall be conclusive as to such amounts in the absence of manifest error.

                 (g) Eurodollar Rate Taxes. Each Borrowing Subsidiary agrees that:

                          (i)     such Borrowing Subsidiary will pay, prior to
the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Revolving Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate or the provisions of this Agreement relating to the Eurodollar Rate or the recording, registration, notarization or other formalization of any thereof or any payments of principal, interest or other amounts made on or in respect of a Revolving Loan made to such Borrowing Subsidiary when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Taxes"); provided, however, that Eurodollar Rate Taxes shall not include net income, franchise or similar taxes imposed by any jurisdiction. Such Borrowing Subsidiary shall also pay such additional amounts equal to increases in net income or franchise taxes attributable to payments made by such Borrowing Subsidiary pursuant to this clause (i). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, such Borrowing Subsidiary will, at the request of such Senior Lender, furnish to such Senior Lender evidence, in form and substance satisfactory to such Senior Lender, that such Borrowing Subsidiary has met its obligation under this
Section 2.08(g); and

                          (ii)    such Borrowing Subsidiary will indemnify each
Senior Lender against, and reimburse each Senior Lender on demand for, any Eurodollar Rate Taxes paid by such Senior Lender in respect of a Revolving Loan made to such Borrowing Subsidiary or in respect of any Note, as determined by such Senior Lender in its sole discretion. That Senior Lender shall provide such Borrowing Subsidiary with (A) appropriate receipts for any payments or reimbursements made by such Borrowing Subsidiary pursuant to this clause (ii) and (B) such information as may reasonably be required to indicate the basis for such Eurodollar Rate Taxes; provided, however, that if a Senior Lender subsequently recovers, or receives a net tax benefit with respect to, any amount of Eurodollar Rate Taxes previously paid by such Borrowing Subsidiary pursuant to this Section 2.08(g)(ii), such Senior Lender shall, within thirty
(30) days after receipt of such refund, and to the extent permitted by applicable law, pay to such Borrowing Subsidiary the amount of any such recovery or permanent net tax benefit.

                 (h) Booking of Eurodollar Rate Loans. Any Senior Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices, agencies or the office of an Affiliate of that Senior Lender; provided, however, no such Senior Lender shall be entitled to receive any greater amount under
Section 2.04(f) or 2.08(g) as a result of the transfer of any such Loan than such Senior Lender would be entitled to immediately prior thereto unless (i) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and were not reasonably foreseeable in the view of such Senior Lender and (ii) such claim would have arisen even if such transfer had not occurred.

                 (i) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Senior Lender shall be deemed a party to this Agreement or shall have any rights, liability or obligation under this Agreement.

                 2.09. Increased Capital. If either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by any Senior Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) affects or would affect the amount of capital required or expected to be maintained by such Senior Lender or any corporation controlling such Senior Lender and such Senior Lender determines that the amount of such capital is increased by or based upon the existence of such Senior Lender's Commitment and other commitments of this type or upon the existence of letters of credit (or similar contingent obligations), then, upon demand by such Senior Lender, each Borrowing Subsidiary shall immediately pay to such Senior Lender, from time to time as specified by such Senior Lender, additional amounts sufficient to compensate such Senior Lender in the light of such circumstances, to the extent that such Senior Lender determines such increase in capital to be allocable to the existence of such Senior Lender's Commitment or to the issuance or maintenance of any Letter of Credit for the account of such Borrowing Subsidiary. A certificate as to such amounts submitted to the Borrowing Subsidiaries by such Senior Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.

                 2.10.  Authorized Officers of the Borrowing Subsidiaries.
Each Borrowing Subsidiary shall notify the Agent in writing of the names of the officers and employees authorized to request Revolving Loans and Letters of Credit and to request a conversion/continuation of any Revolving Loan and shall provide the Agent with a specimen signature of each such officer or employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit or such conversion/continuation until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation and, with respect to an oral request for such a Revolving Loan or

Letter of Credit or such conversion/continuation, the Agent shall have no duty to verify the identity of any person representing himself as one of the officers or employees authorized to make such request on behalf of such Borrowing Subsidiary. None of the Agent, the Collateral Agent or any Senior Lender shall incur any liability to such Borrowing Subsidiary in acting upon any telephonic notice referred to above which the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrowing Subsidiary or for otherwise acting in good faith under this Section 2.10.


                                  ARTICLE III
                   Conditions to Loans and Letters of Credit

                 3.01. Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective on the date (the "Effective Date") when the following conditions precedent have been satisfied (unless waived by the Requisite Senior Lenders or unless the deadline for delivery has been extended by the Agent and the Collateral Agent):

                 (a) Certain Documents. The Agent shall have received on or before the Effective Date all of the following, all of which, except as otherwise specifically described below, shall be in form and substance satisfactory to the Requisite Senior Lenders and in sufficient copies for each of the Senior Lenders:

                      (i) This Agreement, executed by the Company, JPS Auto and each Borrowing Subsidiary, each Senior Lender, the Agent and the Collateral Agent, together with all Exhibits and Schedules, and the Notes;

                     (ii) A Notice of Borrowing with respect to the Revolving Loans in an amount sufficient (when added to other funds available to the Company) to redeem the outstanding Senior Notes in accordance with the Senior Note Indenture, dated the Effective Date but requesting a Borrowing to be made no later than the third Business Day immediately succeeding the Effective Date;

                    (iii) The Amendatory Agreement, the Contribution Agreement, an appropriate amendment to the Company Pledge Agreement and an appropriate amendment to JCIC's Trademark Security Agreement;

                     (iv) Amendments to the Real Property Collateral Documents, as may be required as a result of the transactions contemplated by this Agreement, for each parcel of real property set forth on Schedule 3.01(a)(iv), together with endorsements to the title insurance policies relating to each of the parcels purported to be encumbered thereby;

                      (v) Executed copies of (1) each UCC-3 release or partial release signed by JPS Auto and the Agent and the Collateral Agent, as appropriate, and (2) each UCC-3 partial release signed by JCIC and the Agent and the Collateral Agent, as appropriate, to be filed (in the case of each of clauses (1) and (2)) in each jurisdiction set forth on Schedule 3.01(a)(v);

                     (vi)     Certificates representing the shares of
Newsub to be pledged under the Company Pledge Agreement (with stock powers duly executed in blank);

                    (vii)     A favorable opinion of Weil, Gotshal &
Manges, counsel to the Loan Parties, JPS Auto and Newsub, in form and substance satisfactory to the Requisite Senior Lenders, and a letter entitling the Agent, the Collateral Agent and the Senior Lenders to rely on any opinion or opinions delivered by Weil, Gotshal & Manges in connection with the New Auto Transaction Documents;

                   (viii) An opinion of such South Carolina counsel to the Loan Parties, JPS Auto and Newsub as may be reasonably satisfactory to the Requisite Senior Lenders, addressing such matters as the Agent and the Collateral Agent may reasonably require, including, without limitation, matters relating to the Dunean Operating Agreement;

                     (ix)     [intentionally omitted];

                      (x) A copy of each of the New Auto Transaction Documents, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Company (A) to be a true, correct and complete copy of each such document and (B) not to have been amended or rescinded;

                     (xi) A certificate of the Secretary or Assistant Secretary of the Company dated the Effective Date certifying (A) the names and true signatures of the incumbent officers of the Company authorized to sign this Agreement and all other Transaction Documents executed by the Company in connection with this Agreement, (B) the By-Laws of the Company as in effect on the date of such certification, (C) the resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents executed in connection with this Agreement to which it is a party and (D) that there have been no changes in the Certificate of Incorporation of the Company since the date of the most recent certification thereof by the Secretary of State of Delaware delivered to the Agent;

                    (xii) A certificate of the Secretary or Assistant Secretary of each Borrowing Subsidiary dated the Effective Date certifying (A) the names and true signatures of the incumbent officers of each such Borrowing Subsidiary authorized to sign this Agreement and the other Transaction Documents executed in connection with this Agreement to which it is a party,
(B) the By-laws of each Borrowing Subsidiary as in effect on the date of such certification, (C) the resolutions of each such Subsidiary's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents executed in connection with this Agreement to which it is a party and (D) that there have been no changes in the Certificate of Incorporation of such Borrowing Subsidiary since the date of the most recent certification thereof by the Secretary of State of Delaware delivered to the Agent;

                   (xiii) A certificate of the Secretary or Assistant Secretary of JPS Auto dated the Effective Date certifying (A) the names and true signatures of the incumbent officers of JPS Auto authorized to sign this Agreement and the other Transaction Documents executed in connection with this Agreement to which it is a party, (B) the By-laws of JPS Auto as in effect on the date of such certification, (C) the resolutions of JPS Auto's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents executed in connection with this Agreement to which it is a party and (D) that there have been no changes in the Certificate of Incorporation of JPS Auto since the date of the most recent certification thereof by the Secretary of State of Delaware delivered to the Agent;

                    (xiv) A certificate of the Secretary or Assistant Secretary of Newsub dated the Effective Date certifying (A) the By-laws of Newsub as in effect on the date of such certification and (B) that there have been no changes in the Certificate of Incorporation of Newsub since the date of the most recent certification thereof by the Secretary of State of Delaware delivered to the Agent;

                     (xv) A certificate of the Secretary or Assistant Secretary of International Fabrics dated the Effective Date certifying (A) the names and true signatures of the incumbent officers of International Fabrics authorized to sign the Amendatory Agreement and any other Transaction Documents executed in connection with this Agreement to which it is a party, (B) the By-laws of International Fabrics as in effect on the date of such certification, (C) the resolutions of International Fabric's

Board of Directors approving and authorizing the execution, delivery and performance of the Amendatory Agreement and any other Transaction Documents executed in connection with this Agreement to which it is a party and (D) that there have been no changes in the Certificate of Incorporation of International Fabrics since the date of the most recent certification thereof by the Secretary of State of Delaware delivered to the Agent;

                    (xvi) The Certificate of Incorporation of the Company and each Subsidiary of the Company, as amended, modified or supplemented to the Effective Date, certified to be true, correct and complete by the Secretary of State of Delaware on, or as of a recent date prior to, the Effective Date;

                   (xvii) Good Standing Certificates certified by the appropriate Secretaries of State (or equivalent) relating to the Company and each Subsidiary of the Company for each of the states in which the Company or such Subsidiary is qualified to do business;

                  (xviii)         A certificate of the Chief Financial Officer
or Treasurer of the Company certifying (i) the most recent projected consolidated and consolidating income statement, balance sheets and cash flow statements (and any narrative or assumptions provided by the Company as a back up to such projections as may be reasonably requested by the Senior Lenders) for the Company and its Subsidiaries for the Fiscal Years 1994 through 1996,
(ii) a statement of sources and uses with respect to the Auto Sale and the transactions contemplated thereby and by this Agreement, in form and substance satisfactory to each Senior Lender, (iii) a business plan of the Company and its Subsidiaries, in form and substance satisfactory to each Senior Lender;
(iv) copies of the most recent year-to-date consolidated and consolidating financial statements of the Company and its Subsidiaries, setting forth in comparative form the figures for the comparable year- to-date period of the immediately preceding Fiscal Year; (v) a pro forma borrowing base certificate (after giving effect to the Auto Sale), in the form contemplated by Section 5.01(r), as of the latest available date (it being understood and agreed that such date shall be no earlier than May 28, 1994) and that, to the best of such officer's knowledge, the information set forth on such borrowing base certificate has not materially changed since the date of such borrowing base certificate; and (vi) such other financial information (including any annual or quarterly financial statements of the Company and its Subsidiaries) as the Agent, the Collateral Agent or any Senior Lender may reasonably request;

                    (xix) A certificate of the Chief Executive Officer and Chief Financial Officer of each of JPS Auto and each Borrowing Subsidiary substantially in the form of Exhibit 7 dated the Effective Date certifying that after giving effect to the transactions contemplated by this Agreement (including, without limitation, the dividends contemplated by Section 2.03(d) and the repayment in full of the Senior Notes and the Subordinated Indebtedness and the Borrowing of Revolving Loans to be made pursuant to the Notice of Borrowing referred to in clause (ii) above), such Person is Solvent;

                     (xx) Copies of the Registration Statements on Form S-1 filed in connection with the New Auto Debt Offering, and all other documents filed with the Commission in connection therewith;

                    (xxi) Certificates from the Loan Parties' insurance brokers to the effect that the insurance policies set forth on Schedule 6.05 with respect to the Loan Parties are in full force and effect, including the endorsements designating the Agent and the Collateral Agent as additional insureds or loss payees;

                   (xxii) Copies of the items delivered pursuant to Sections 7.4, 7.7, 7.8 and 8.5 of the New Auto Asset Purchase Agreement; and

                  (xxiii)         Such additional documentation as the Agent,
the Collateral Agent or the Requisite Senior Lenders may reasonably require.

                 (b) Obligations Paid. The Loan Parties and JPS Auto shall have used the proceeds of the Auto Sale (i) to pay each of Citibank and GE Capital, for the account of each Senior Lender, the principal amount of the Term Loans and the Revolving Loans which would otherwise have been outstanding under the Existing Credit Agreement on the Effective Date and (ii) to cash collateralize in the manner contemplated by Section 9.02(b) all of the Letters of Credit which are outstanding under the Existing Credit Agreement on the Effective Date (the "Existing Letters of Credit", and each an "Existing Letter of Credit"), or provision satisfactory to the Agent and the Collateral Agent shall have been made for the payment of such Obligations and for such cash collateralization. It is understood and agreed that any such cash collateral shall be deposited in the Concentration Account to be applied to the relevant Borrowing Subsidiary's Obligations to the extent and at the times provided in Sections 2.06 and 2.07(a) promptly upon the earlier to occur of (x) the termination of the relevant Existing Letter of Credit and (y) such time as the relevant Borrowing Subsidiary would be entitled to open a Letter of Credit in a like amount pursuant to the terms of this Agreement (it being understood and agreed that if the cash collateral with respect to any Existing Letter of Credit is so returned in accordance with clause (y) and the relevant Borrowing Subsidiary would be entitled to issue a Letter of Credit under the terms of this Agreement, such Existing Letter of Credit shall be deemed to be a Letter of Credit issued under this Agreement

(in a face amount equal to the stated face amount of such Existing Letter of Credit) for the account of the relevant Borrowing Subsidiary).

                 (c) The Auto Sale. The Agent, the Collateral Agent and the Requisite Senior Lenders shall be satisfied that: (i) the New Auto Asset Purchase Agreement and all other New Auto Transaction Documents shall have been duly approved and executed and delivered by the parties thereto in form and substance satisfactory to the Agent, the Collateral Agent and the Senior Lenders, (ii) all conditions precedent to closing under the New Auto Asset Purchase Agreement and the other New Auto Transaction Documents have been met (and no modification or waiver of any such condition shall have been made without the consent of the Agent and the Collateral Agent) and such documents are, or simultaneously with the execution hereof, will be in full force and effect, (iii) the sum received by the Company, JPS Auto and/or JCIC of (x) proceeds of the Auto Sale to be paid to Newsub as contemplated by clause (vi) of Section 7.03 hereof and (y) Net Cash Proceeds from the Auto Sale shall equal at least $225,000,000, (iv) the Auto Sale and the transactions contemplated thereby and by this Agreement (including, without limitation, the application of the gross proceeds and Net Cash Proceeds of the Auto Sale, and the application of the proceeds of the Revolving Loans) do not and will not contravene or constitute a default under or in respect of the Senior Notes, any Subordinated Indebtedness or any other Indebtedness of JPS Auto or any of the Loan Parties, (v) the Loan Parties and the other parties to the Loan Documents and the New Auto Transaction Documents are (and, after giving effect to the Auto Sale and the transactions contemplated thereby and by this Agreement, will
be) in compliance with all Requirements of Law and all material Contractual Obligations, (vi) the Company and its Subsidiaries have made adequate provision for the payment of all fees, expenses, indemnities and other liabilities to be incurred by the Company and its Subsidiaries in connection with the Auto Sale and the transactions contemplated thereby and by this Agreement and (vii) after giving effect to the Auto Sale and the transactions contemplated thereby and by this Agreement (including, without limitation, the redemption of the Senior Notes in accordance with the proviso to clause (vi) of Section 7.01 and the Borrowing of Revolving Loans to be made pursuant to the Notice of Borrowing referred to in clause (ii) of Section 3.01(a)), the sum of (x) the aggregate Borrowing Base of the Borrowing Subsidiaries plus (y) the Fixed Asset Portion will exceed the aggregate principal or face amount of all outstanding Revolving Credit Accommodations by no less than $20,000,000.

                 (d) Representations and Warranties. All of the representations and warranties of the Loan Parties contained in subsections (a) through (dd) of Section 4.01 and in any other Loan Document (other than for changes permitted or contemplated by this Agreement) shall be true and correct in all material respects on and as of the Effective Date as though made on and as of that date (except any such representations and warranties stated to be given on a specific date other than the Effective Date).

                 (e) No Default. No Event of Default or Potential Event of Default hereunder or under the Existing Credit Agreement (as such terms are defined thereunder) shall have occurred and be continuing on the Effective Date.

                 (f) No Injunction. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall and, except as set forth on Schedule 4.01(k), no litigation shall be pending or threatened which in the judgment of the Agent, the Collateral Agent or Requisite Senior Lenders (i) could have a Material Adverse Effect or (ii) purports to affect the transactions contemplated hereby.

                 (g) Collateral Information. The Agent and the Collateral Agent shall have received complete and accurate information from each Loan Party and each Pledgor with respect to the name and the location of the principal place of business and chief executive office for such Person; all UCC financing statements and other documents deemed by the Agent or the Collateral Agent to be necessary or desirable shall have been duly filed, registered or recorded in the appropriate jurisdictions to perfect or maintain perfected Liens on the Collateral created by the Collateral Documents and to partially release certain of such Liens, as contemplated by the New Auto Transaction Documents; and the Collateral Agent shall have received evidence to the satisfaction of the Requisite Senior Lenders that all Liens granted to the Agent or the Collateral Agent, as the case may be, with respect to all Collateral are and/or continue to be perfected and of first priority, except as otherwise permitted under this Agreement.

                 (h) Consents. Each of the Company, JPS Auto, Newsub and the Borrowing Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Company, JPS Auto and the Borrowing Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, its obligations under this Agreement, the other Loan Documents and the Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith and (B) to create and perfect or continue the perfection of the Liens on the Collateral to be owned by it in the manner and for the purpose contemplated by the Collateral Documents.

                 (i) No Material Adverse Change. No adverse change deemed material by either the Agent or the Collateral Agent, in its sole opinion, or by the Requisite Senior Lenders, in their opinion, shall have occurred from the date of the most recent audited financial reports delivered under the Existing Credit Agreement through the Effective Date, as to the condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, individually or taken as a whole.

                 (j) Exhibits and Schedules. All Exhibits and Schedules to this Agreement shall have been completed and submitted to the Agent and the Collateral Agent prior to the funding of the initial Revolving Loans to be made hereunder, shall be in form and substance satisfactory to the Senior Lenders and shall contain no facts or information which the Agent, the Collateral Agent or any Senior Lender, in its sole judgment, determines to be unacceptable.

                 3.02. Conditions Precedent to All Revolving Loans and Letters of Credit. The obligation of each Senior Lender to make any Revolving Loan requested to be made by it, and of the Issuing Bank to issue any Letter of Credit, on any date (including the Effective Date), is subject to the following conditions precedent as of such date:

                 (a) Notice of Borrowing. With respect to a request for a Revolving Loan, the Agent shall have received in accordance with the provisions of Section 2.03(b), on or before any Funding Date, an original and duly executed Notice of Borrowing.

                 (b) Additional Matters. As of the Funding Date for any Revolving Loan or the date of issuance of any Letter of Credit:

                          (i)     Representations and Warranties.  All of the
representations and warranties of the Loan Parties contained in subsections (a) through (dd) of Section 4.01 and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date and other than for changes permitted or contemplated by this Agreement) shall be true and correct in all material respects on and as of such Funding Date or date of issuance, as though made on and as of such date;

                         (ii)     No Default.  No Event of Default or Potential
Event of Default shall have occurred and be continuing or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit;

                    (iii) No Injunction. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and, except as set forth on Schedule 4.01(k), no litigation shall be pending or threatened which in the judgment of the Agent, the Collateral Agent or the Requisite Senior Lenders would, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (A) any Senior Lender from making the Revolving Loan requested to be made on the Funding Date or (B) the Issuing Bank from issuing the Letter of Credit requested to be issued on any date of issuance; and

                     (iv) No Material Adverse Change. No adverse change deemed material by either the Agent or the Collateral Agent, in its sole opinion, or by the Requisite Senior Lenders, in their opinion, shall have occurred after the Effective Date as to the condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole.

                 Each submission by a Borrowing Subsidiary to the Agent of a Notice of Borrowing with respect to a Revolving Loan and the acceptance by such Borrowing Subsidiary of the proceeds of each such Loan made hereunder, or the request for the issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by such Borrowing Subsidiary as of the Funding Date in respect of such Revolving Loan or the date of issuance in respect of such Letter of Credit that all the conditions contained in this Section 3.02 have been satisfied.


                                   ARTICLE IV
                         Representations and Warranties

                 4.01. Representations and Warranties on the Effective Date. In order to induce the Senior Lenders to enter into this Agreement each Loan Party hereby represents and warrants to each Senior Lender, the Agent and the Collateral Agent that the following statements are true, correct and complete:

                 (a) Organization; Corporate Powers. Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions (other than Alabama and Vermont) where failure to so qualify and be in good standing does not have a Material Adverse Effect and
(iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Transaction Documents.

                 (b) Authority. (i) Each of the Company and each Subsidiary of the Company has the requisite corporate power and authority (A) to execute, deliver and perform each of the Transaction Documents executed by it, or to be executed by it, and (B) to file the Transaction Documents filed by it, or to be filed by it, with the appropriate Governmental Authority.

                     (ii) The execution, delivery and performance (or filing, as the case may be) of each of the Transaction Documents to which it is party and the consummation of the transactions contemplated thereby, have been duly authorized by the Board of Directors of the Company and of each Subsidiary of the Company and no other corporate or stockholder proceedings on the part of the Company, any Subsidiary of the Company or any of their respective stockholders are necessary to consummate such transactions, other than those which have been obtained.

                    (iii) Each of the Transaction Documents to which it is party has been duly executed and delivered (or filed, as the case may be) by the Company and each Subsidiary of the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Agent or the Collateral Agent pursuant to this Agreement without the prior written consent of the Requisite Senior Lenders, and the Company and its Subsidiaries, Odyssey and, to the best knowledge of the Loan Parties, the other parties thereto have performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, and no default by any of the Company or its Subsidiaries, Odyssey, or, to the best knowledge of the Loan Parties, the other parties thereto exists thereunder.

                 (c) Subsidiaries and Ownership of Capital Stock. Except as otherwise permitted in Section 7.07, (i) Schedule 4.01(c) sets forth all of the Subsidiaries of the Company; (ii) Schedule 4.01(c) also sets forth (A) the number of issued and authorized shares of each class of capital stock of each Subsidiary of the Company and (B) the identity of the holders of all shares of each class of capital stock of each such Subsidiary; and (iii) no capital stock (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of the

Company, any Subsidiary of the Company is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto, except for the Shareholders' Agreements and the letter dated as of April 2, 1991 addressed to the holders of Class A Common Stock from the holders of Class B Common Stock. The outstanding capital stock of the Company and each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

                 (d) Purchase Agreement; Purchase; New Auto Asset Purchase Agreement. (i) The Purchase Agreement is in full force and effect and no material breach or default of any term or provision of any Purchase Document by any of the Company and its Subsidiaries or (to the best knowledge of the Loan Parties) by Odyssey or any other party thereto has occurred (except for such breaches or defaults thereunder that have been waived by the parties thereto not in default with the prior consent in writing by the Agent and the Collateral Agent (which consent shall not have been unreasonably withheld)).
No provision of the Purchase Agreement or the Settlement Agreement has been waived and neither the Purchase Agreement nor the Settlement Agreement has been amended, supplemented or otherwise modified without the prior written consent of the Agent and the Collateral Agent.

                 (ii) The New Auto Asset Purchase Agreement is in full force and effect and no material breach or default of any term or provision of any New Auto Transaction Document by any of the Company and its Subsidiaries or (to the best knowledge of the Loan Parties) by any other party thereto has occurred (except for such breaches or defaults thereunder that have been waived by the parties thereto not in default with the prior consent in writing by the Agent and the Collateral Agent (which consent shall not have been unreasonably withheld)). Except as permitted by Section 7.16, no provision of any New Auto Transaction Documents has been waived and no New Auto Transaction Documents has been amended, supplemented or otherwise modified.

                 (e) No Conflict. The execution, delivery and performance of each Transaction Document to which it is party by each of the Company and any Subsidiary of the Company and each of the transactions contemplated thereby do not and will not (i) to the best knowledge of the Loan Parties and except as set forth on Schedule 4.01(e), constitute a tortious interference with any Contractual Obligation of any Person, or (ii) conflict with or violate such Person's Certificate of Incorporation or By-Laws, or other organizational documents, as the case may be, or (iii) except as set forth on Schedule 4.01(e), conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or, subject to clause (i) above, Contractual Obligation of the Company or any

Subsidiary of the Company, or require termination of any Contractual Obligation, the consequences of which conflict or default or termination would have or is reasonably likely to have a Material Adverse Effect, after taking into account any indemnity therefor provided to the Company pursuant to the Purchase Agreement or (iv) except as set forth on Schedule 4.01(e), result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the Company or of any Subsidiary of the Company (other than Liens in favor of the Agent or the Collateral Agent arising pursuant to the Loan Documents or Liens permitted pursuant to Section 7.02(b)), or (v) require any approval of stockholders.

                 (f) Governmental Consents. The execution, delivery and performance of each Transaction Document to which it is party by the Company and each Subsidiary of the Company and the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been, or will in due course, be made, obtained or given.

                 (g) Governmental Regulation. Neither the Company nor any Subsidiary of the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur Indebtedness is limited or its ability to consummate the transactions contemplated hereby or by the Transaction Documents is materially impaired.

                 (h) Restricted Junior Payments. Since the date hereof, neither the Company nor any Subsidiary of the Company has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed to do so, except to the extent permitted pursuant to Section 7.05.

                 (i) Plan of Reorganization. The Company was discharged as trustee of the Company's chapter 11 estate in connection with the Case (as defined in the Plan of Reorganization) and the Case was closed by a final decree ordered by the United States Bankruptcy Court for the Southern District of New York dated July 8, 1992. Since such date no bankruptcy court has reasserted jurisdiction over the Company for the purpose of amending or modifying, in any material, non-technical manner, the Plan of Reorganization.

                 (j) Capitalization. (i) There are outstanding no shares of any class of capital stock of the Company other than the Common Stock and the Preferred Stock, and none of such capital stock is subject to issuance upon the exercise of outstanding options, warrants or other similar rights to acquire shares of such stock, except for the Shareholders' Agreements and the letter dated as of April 2, 1991 addressed to the holders of Class A Common Stock from the holders of Class B Common Stock. Schedule 4.01(j)-1 sets forth, as of the Effective Date, the number of shares and the relevant percentages of the Class B Common Stock held by each member of the Class B Investor Group and the Junior Preferred Stock held by each member of the Junior Preferred Investor Group and Schedule 4.01(j)-2 sets forth, as of March 11, 1993, the number of shares and the relevant percentages of Class A Common Stock held by each holder of Class A Common Stock (to the extent known by the Loan Parties) and the Senior Preferred Stock held by each holder of Senior Preferred Stock (to the extent known by the Loan Parties). Schedule 4.01(j)-2, when delivered to the Agent and the Collateral Agent pursuant to Section 5.03, sets forth, as of any date such schedule is delivered, the number of shares and relevant percentages of Class A Common Stock issued to and held by each holder of Class A Common Stock (to the extent known by the Loan Parties on the date of such delivery) and the Senior Preferred Stock held by each holder of Senior Preferred Stock (to the extent known by the Loan Parties on the date of such delivery).

                     (ii) All of the Senior Notes, the Senior Subordinated Notes, the Senior Subordinated Discount Notes and the Subordinated Debentures are subscribed, distributed, paid for and issued in compliance with all applicable Requirements of Law. Each of the Senior Subordinated Notes, the Senior Subordinated Discount Notes and the Subordinated Debentures are unsecured and subordinated to the prior payment in full of the Obligations in accordance with the terms thereof. The only Liens securing the Senior Notes are Liens permitted pursuant to Section 7.02(b)(xii).

                 (k) Litigation; Adverse Effects. (i) Except as set forth in Schedule 4.01(k), (A) there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of any Loan Party, threatened against the Company or any Subsidiary of the Company or any property of any of them which is reasonably likely to (A) result in any Material Adverse Effect, (B) materially and adversely affect the ability of any party to any of the Transaction Documents to perform its obligations thereunder or (C) materially and adversely affect the ability of the Company or any Subsidiary of the Company to perform their respective Obligations or the Senior Lenders' ability to enforce such Obligations.

                     (ii) Neither the Company nor any of its Subsidiaries is (A) in violation of any applicable law which violation has or is reasonably likely to have a Material Adverse Effect or (B) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority which has or is reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 4.01(k), there is no action, suit, proceeding or investigation pending or, to the best knowledge of any Loan Party, threatened against or affecting the Company or any of its Subsidiaries challenging the validity or the enforceability of any of the Transaction Documents.

                 (l) No Material Adverse Change. Since the date of the last audited financial statements delivered to the Agent and the Collateral Agent pursuant to Section 5.01(c) of the Existing Credit Agreement, there has occurred no event which materially and adversely affects, and no material adverse change in, the condition (financial or otherwise), operations, performance or prospects of the Company and its Subsidiaries taken as a whole, or the ability of the Company and its Subsidiaries, taken as a whole, to perform their obligations under the Transaction Documents to which they are a party and the transactions contemplated thereby.

                 (m) Payment of Taxes. All tax returns and reports of each of the Company and each Subsidiary of the Company required to be filed, have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective properties, assets, income and franchises which are shown on such returns as being due and payable, have been paid when due and payable, except such taxes, if any, that are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect.
To the best knowledge of the Company, as of the Effective Date, there are no tax examinations or audits in progress which have identified any potential tax liability of the Company or any Subsidiary of the Company that is reasonably likely to result in a material liability of the Company or such Subsidiary. None of the Loan Parties has any knowledge of any proposed tax assessment against the Company or any Subsidiary of the Company that is reasonably likely to have a Material Adverse Effect, which is not being actively contested in good faith by such Person.

                 (n) Material Adverse Agreements. Except as set forth in Schedules 4.01(e) and 4.01(k), neither the Company nor any Subsidiary of the Company is a party to or subject to any Contractual Obligation or other restriction contained in their respective charters, By-laws or similar governing documents which has or is reasonably likely to have a Material Adverse Effect.

                 (o) Performance. Except as set forth in Schedule 4.01(e), neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have or are not reasonably likely to have a Material Adverse Effect, after taking into account any indemnity therefor provided to the Company pursuant to the Purchase Agreement.

                 (p) Securities Activities. Neither the Company nor any Subsidiary of the Company is engaged principally in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                 (q) Disclosure. The representations and warranties of the Company and its Subsidiaries contained in the Transaction Documents, and all certificates and other documents delivered to the Agent or the Collateral Agent, in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. None of the Loan Parties has intentionally withheld any material fact from the Senior Lenders in regard to any matter raised in the Transaction Documents.

                 (r) Requirements of Law. The Company, each Subsidiary of the Company and each Person acting on behalf of any of them is in compliance with all Requirements of Law (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky" law) applicable to them and their respective businesses, in each case, except where the failure to so comply would not have or is not reasonably likely to have a Material Adverse Effect.

                 (s) Patents, Trademarks, Permits, Etc. The Company and each Subsidiary of the Company own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know- how and processes used in or necessary for the conduct of their businesses as currently conducted which are material to their condition (financial or otherwise), operations, performance and prospects, taken as a whole. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the Company and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company or any of its Subsidiaries which has or is reasonably likely to have a Material

Adverse Effect, after taking into account any indemnity therefor provided to the Company pursuant to the Purchase Agreement.

                 (t)      Environmental Matters.  Except as disclosed in
Schedule 4.01(t) or as reported to the Agent and the Collateral Agent pursuant to Section 5.02, (i) the operations of the Company and each of its Subsidiaries comply in all substantial respects with all applicable environmental, health and safety Requirements of Law; (ii) the Company and each of its Subsidiaries have obtained all environmental, health and safety permits necessary for their respective operations, and all such permits are in good standing and the Company and its Subsidiaries are in material compliance with all terms and conditions of such permits; (iii) neither the Company nor any of its Subsidiaries nor any of their present Property or operations, and to the best of any Loan Party's knowledge, neither the Company's nor any of its Subsidiary's past Property or operations, are the subject of any order from or agreement with any Governmental Authority or private party or any judicial or administrative proceeding or investigations respecting any environmental, health or safety Requirements of Law, and is not the subject of any Remedial Action or other Liabilities and Costs greater than Two Hundred Fifty Thousand Dollars ($250,000) for any single event or in the aggregate for the Company and its Subsidiaries Two Million Five Hundred Thousand Dollars ($2,500,000) arising from the Release or threatened Release of a Contaminant into the environment;
(iv) neither the Company nor any of its Subsidiaries has filed any notice under any Requirement of Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; (v) neither the Company nor any of its Subsidiaries has filed any notice under any applicable Requirement of Law reporting a Release of a Contaminant into the environment; (vi) there is not now, nor has there ever been, on or in the Property of the Company or on or in the Property of its
Subsidiaries: (A) any generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (B) any underground storage tanks or surface impoundments, (C) any asbestos-containing material, or (D) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment; (vii) neither the Company nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment, or as a result of exposure to asbestos or to cotton dust, which may result in liability in excess of workers compensation in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) for each event, or in the aggregate for the Company and its Subsidiaries Two Million Five Hundred Thousand Dollars ($2,500,000); (viii) after due inquiry, no Environmental Lien has attached to any Property of the Company or the Property of any of its Subsidiaries; (ix) to the best of any

Loan Party's knowledge, after due inquiry, neither the Company nor any of its Subsidiaries have entered into any negotiations or agreements with any Person (including, without limitation, the prior owner(s) of any Property owned by the Company or any of its Subsidiaries) relating to any Remedial Action or environmentally-related Claim; (x) to the best of any Loan Party's knowledge, after due inquiry, neither the Company nor any of its Subsidiaries have any material contingent liability in connection with any Release or threatened Release of any Contaminants into the environment; (xi) within the last twenty-four months the Company or its Subsidiaries have inspected the Property and, to the best of any Loan Party's knowledge, all asbestos-containing material which is on or part of the Property (excluding any raw materials used in the manufacture of products or products themselves) is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any applicable Requirement of Law; and (xii) none of the products that the Company or any of its Subsidiaries manufactures, distributes or sells, or, to the best of any Loan Party's knowledge, ever has manufactured, distributed or sold, contains an asbestos-containing material.

                 (u) ERISA. Neither the Company nor any of its Subsidiaries maintains or contributes to any Plan other than a Plan listed on
Schedule 4.01(u). Neither the Company nor any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than the Benefit Plans and Multiemployer Plans set forth on Schedule 4.01(u). Except as otherwise provided on Schedule 4.01(u), each Plan which is intended to be a qualified plan has been determined by the Internal Revenue Service to be qualified under Section 401(a), and each trust related to any such Plan has been so determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code prior to its amendment by the Tax Reform Act of 1986, and such Plan and trust are being operated in all material respects in compliance with and will be timely amended in accordance with the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1987 as interpreted by the regulations promulgated thereunder. Except as otherwise provided on
Schedule 4.01(u), neither the Company nor any of the Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides lifetime benefits to retirees other than as may be required by Part 6 of Title I of ERISA. The Company and all of its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to all Plans. No material accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code) exists in respect to any Benefit Plan. Neither the Company nor any Subsidiary of the Company nor any fiduciary of any Plan has engaged in a nonexempt "prohibited transaction" described in

Section 406 of ERISA or Section 4975 of the Internal Revenue Code and neither the Company nor any ERISA Affiliate has taken any action which would constitute or result in a Termination Event with respect to any Plan, such that all such actions, individually or collectively, would result in a material obligation to pay money. Neither the Company nor any ERISA Affiliate has incurred any material liability to the PBGC which remains outstanding other than the liability to pay the PBGC insurance premiums for the current year. Schedule B to the most recent annual report filed with the Internal Revenue Service with respect to each Benefit Plan and furnished to the Agent and the Collateral Agent is complete and accurate in all material respects. Except as provided on
Schedule 4.01(u), since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B which would result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has failed to make a required installment under subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment which would in the aggregate have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate is required to provide security to a Plan under
Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Neither the Company nor any ERISA Affiliate is now contributing or has ever contributed to or been obligated to contribute to any Multiemployer Plan, and no employees or former employees of the Company or any ERISA Affiliate has been covered by any Multiemployer Plan in respect of their employment by the Company or any ERISA Affiliate, and, accordingly, the representations and warranties in this Section 4.01(u) do not apply to Multiemployer Plans.

                 (v) Solvency. Each of the Borrowing Subsidiaries is Solvent after giving effect to (x) the transactions contemplated by this Agreement (including, without limitation, the dividends contemplated by Section 2.03(d), the Borrowing of Revolving Loans to be made pursuant to the Notice of Borrowing referred to in clause (ii) of Section 3.01(a) and the repayment in full of the Senior Notes and the Subordinated Indebtedness) and (y) the payment and accrual of (1) all Transaction Costs payable on the Effective Date with respect to any of the foregoing and (2) all obligations, if any, under any Plan or the equivalent for unfunded past service liability and any other unfunded medical (including post-retirement) and death benefits.

                 (w) Pledge of Collateral. (i) Each Pledgor has good and marketable title to the Collateral pledged by it, and all such Collateral is free and clear of all Liens except for Customary Permitted Liens and except as specifically permitted or contemplated by the terms and provisions of the Dunean Operating Agreement and the Collateral Document relating to such Collateral.

                 (ii) The granting and perfecting of the security interest in the capital stock of JPS Auto and the Subsidiaries of the Company constituting a portion of the Collateral for the benefit of the Senior Lenders, as contemplated by the terms of the Collateral Documents, is not made in violation of the registration provisions of the Securities Act, any other applicable federal securities laws, applicable state securities or "Blue Sky" law, any applicable provisions of the Delaware General Corporation Law or any other Requirement of Law.

                 (x) Indenture Qualification. The offering and issuance of the Senior Notes, the Senior Subordinated Discount Notes, the Senior Subordinated Notes and the Subordinated Debentures pursuant to the terms of the Plan of Reorganization were exempt from registration under Section 5 of the Securities Act.

                 (y) Assets and Properties. Substantially all of the assets and properties owned by, leased to or used by the Company and/or each Subsidiary of the Company are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have a Material Adverse Effect. The Receivables of the Company and each Subsidiary of the Company have arisen in the ordinary course of their respective business and reflect bona fide obligations for the payment for goods and services provided by the Company, such Subsidiary or the Company's or such Subsidiary's predecessors, and the assets owned by, leased to or used by the Company and/or each Subsidiary of the Company constitute all of the assets used in the conduct of the Company's or such Subsidiary's business as presently conducted, and, except during the continuance of an Event of Default or as set forth on Schedule 4.01(e), neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Company or such Subsidiary in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.

             (z) Joint Venture; Partnership. Except as set forth on Schedule 4.01(z), neither the Company nor any Subsidiary of the Company is engaged in any joint venture or partnership with any other Person.

             (aa) Shareholders' Agreements. To the best knowledge of the Company, neither Odyssey nor any other party is in default under the Shareholders' Agreements or under any instrument or document to be delivered in connection therewith. The Shareholders' Agreements have not been and, without the prior written consent of the Agent and the Collateral Agent, will not be terminated, rescinded, withdrawn, amended, supplemented or otherwise modified; and no provision of the Shareholders' Agreements has been or, without the prior written consent of the Requisite Senior Lenders, will be waived.

             (bb)         Consents and Authorizations.  Except as set forth in
Schedule 4.01(e), the Company and each Subsidiary of the Company have obtained all consents and authorizations required pursuant to any of their respective Contractual Obligations with any other Person the failure of which to obtain would have or is reasonably likely to have a Material Adverse Effect, after taking into account any indemnity therefor provided to the Company pursuant to the Purchase Agreement, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow the Company and each Subsidiary of the Company lawfully to execute, deliver and perform their respective obligations under the Transaction Documents and each other agreement or instrument to be executed and delivered by them pursuant thereto or in perfection of the Liens on the Collateral owned by them in the manner and for the purpose contemplated by, and to the extent required by, this Agreement and the Collateral Documents.

             (cc) Bank Accounts. Set forth on Schedule 4.01(cc) is a complete and accurate list of all financial institutions at which any Loan Party maintains a deposit, checking or similar account, including each Citibank Account and all lock boxes and blocked accounts with the Collecting Banks, and the appropriate names and account numbers identifying each such account.

             (dd) Subordination. The Obligations constitute "Senior Indebtedness" pursuant to the "Credit Agreement" (as such terms are defined in each of the indentures governing the Subordinated Indebtedness) and the holders thereof are and shall be entitled to all of the rights of the holders of "Senior Indebtedness" pursuant to the "Credit Agreement" (as so defined) pursuant to Article 10 of such indentures and as otherwise set forth therein. The Subordinated Indebtedness is unsecured.

             4.02. Subsequent Funding Representations and Warranties. In order to induce the Senior Lenders to enter into this Agreement and to make the Revolving Loans, and to induce the Issuing Bank to issue any Letters of Credit, each Loan Party hereby represents and warrants to each Senior Lender, the Issuing Bank, the Agent and the Collateral Agent that the statements set forth in subsections (a) through (dd) of Section 4.01 ((i) except to the extent that such statements expressly are made only as of the Effective Date or (ii) other than for changes permitted or contemplated by this Agreement) are true, correct and complete in all material respects on and as of the Funding Date in respect of each Borrowing after the Effective Date and the date of issuance of each Letter of Credit.


                                   ARTICLE V
                              Reporting Covenants

                 On and after the Effective Date and so long as any Loan Party shall have any Obligation or any Senior Lender shall have any Commitment hereunder, unless the Requisite Senior Lenders (or, if applicable, the Agent and the Collateral Agent) shall otherwise give prior written consent thereto:

                 5.01. Financial Statements. The Company and each of its Subsidiaries shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Loan Parties shall deliver or cause to be delivered to the Agent and the Collateral Agent (with copies to the Agent sufficient for each Senior Lender):

                 (a) As soon as practicable, and in any event within thirty (30) days after the end of each month (or up to an additional forty-five
(45) days if extended by the Agent and the Collateral Agent), a consolidated balance sheet, income statement and cash flow statement of the Company and unconsolidated balance sheets and income statements of each Subsidiary of the Company, all prepared by the Company and certified by the Company's chief financial officer;

                 (b) As soon as practicable, and in any event within forty-five (45) days after the end of each of the Company's fiscal quarters (including, without limitation, the fourth fiscal quarter of each Fiscal Year) (or up to an additional thirty (30) days if extended by the Agent and the Collateral Agent), balance sheets, income statements and cash flow statements of the Company all prepared by the Company on a consolidated and (except for the cash flow statements) consolidating basis certified by the Company's chief financial officer;

                 (c) Within ninety (90) days after the close of each of the Company's Fiscal Years (or up to an additional thirty (30) days if extended by the Agent and the Collateral Agent or if the date of delivery of the same information has been extended by the Commission in connection with the Senior
Note Indenture or any indenture governing Subordinated Indebtedness), annual financial statements, consisting of balance sheets, income statements and cash flow statements, all prepared on a consolidated and (except for cash flow statements) consolidating basis and, with respect to the consolidated statements, certified without qualification by the firm of independent certified public accountants of recognized national standing regularly retained by the Company and reasonably acceptable to the Agent and the Collateral Agent, and accompanied by such firm's letter to the effect that, in the course of its audit (conducted in accordance with generally accepted auditing standards), it obtained no knowledge that an Event of Default or Potential Event of Default has occurred;

                 (d) (i) Together with each delivery of any financial statement pursuant to clauses (a), (b) and (c) above, an Officers' Certificate of each Loan Party substantially in the form of Exhibit 8, stating that the executive officers signatory thereto have reviewed the terms of this Agreement and the principal Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of, in the case of the Company, the Company and its Subsidiaries taken as a whole, and, in the case of each Borrowing Subsidiary, such Borrowing Subsidiary, during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company or any Subsidiary has taken, is taking and proposes to take with respect thereto; and (ii) together with each delivery of any financial statement pursuant to clauses (b) and (c) above, a Compliance Certificate of the Company demonstrating in reasonable detail compliance during and at the end of such accounting periods with the covenants contained in Article VII and Article VIII.

                 (e) Simultaneously with the delivery of the financial statements referred to in clause (c) above, a statement of the firm of independent certified public accountants which reported on the financial statements included therein that nothing has come to their attention to cause such independent certified public accountants to believe that calculations contained in the Compliance Certificate are inaccurate, delivered simultaneously therewith pursuant to clause (d) above.

                 (f) Promptly upon any Loan Party obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Senior Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement or (ii) of any condition or event which has or would be reasonably likely to have a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Senior Lender and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Loan Parties have taken, are taking and propose to take with respect thereto.

                 (g)      Promptly upon any Loan Party obtaining knowledge of
(A) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed in writing by a Loan Party to the Senior Lenders pursuant to this Section 5.01(g), or (B) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which, in either case, has or is reasonably likely to have a Material Adverse Effect, such Loan Party shall promptly give notice thereof to the Agent and the Collateral Agent and provide such other information as may be reasonably available to it to enable the Senior Lenders and their counsel to evaluate such matters.

                 (h) No later than forty-five (45) days (or such shorter period as may be agreed to by the Agent and the Collateral Agent) prior to the beginning of each of the Company's Fiscal Years, consolidated and consolidating annual business and financial plans for the Company and its Subsidiaries and annual financial projections for the following Fiscal Year, prepared on a monthly basis, and quarterly updates thereto in the event of any material change to such plans, all in form satisfactory to the Agent and the Collateral Agent, together with all supporting details reasonably requested by the Agent or the Collateral Agent, and reported by the chief executive officer or chief financial officer of the Company as being based, on the Company's best estimates, information and assumptions at the time, and all such statements to be in reasonable detail and supported by a schedule enumerating the assumptions therein;

                 (i) As soon as possible, and in any event within ten (10) days after either the Company or an ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Company or an ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, the DOL or PBGC with respect thereto;

                 (j)      As soon as possible, and in any event within fifteen
(15) days, after either the Company or any of its

Subsidiaries knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Company describing such transaction;

                 (k) Within ten (10) days after the filing thereof with the DOL, IRS or PBGC, copies of each annual report, including Schedule B thereto, filed with respect to each Benefit Plan;

                 (l) Within ten (10) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by either the Company or an ERISA Affiliate with respect to such request;

                 (m) Within thirty (30) days upon the occurrence thereof, the first to occur of an amendment of any existing Benefit Plan which will result in an increase in the benefits under such Benefit Plan or a notification to employees of the Company or any of its Subsidiaries of any such increase, or the establishment of any new material Plan or the commencement of contributions to any Plan to which either the Company or an ERISA Affiliate was not previously contributing;

                 (n) Promptly upon, and in any event within ten (10) Business Days after, receipt by either the Company or an ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                 (o) Promptly upon, and in any event within ten (10) Business Days after, receipt by either the Company or any of its Subsidiaries of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                 (p) Promptly upon, and in any event within ten (10) Business Days after receipt by either the Company or an ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                 (q) Promptly upon, and in any event within fifteen (15) Business Days after, either the Company or any ERISA Affiliate fails to make a required installment under subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

                 (r) Monthly detailed information and documentation relating to (i) the Receivables of the Company and each of its Subsidiaries (including, without limitation, obligor, aging, amounts and concentration) and
(ii) the Inventory of the Company
and each of its Subsidiaries (including all sales of or other reductions of and all additions to such Inventory), and within ten (10) days after the end of each month, a borrowing base certificate in the form of Exhibit 9 (or another form acceptable to the Agent and the Collateral Agent and the Company) covering all the Receivables and Inventory of the Company and each of its Subsidiaries as at the end of the previous month; provided, however, the Company shall deliver to the Agent or the Collateral Agent at the request of the Agent or the Collateral Agent billing and collection information with respect to Receivables on a weekly basis, if at any time the sum of (i) the Borrowing Base as reported on the most recently received borrowing base certificate plus (ii) the Fixed Asset Portion applicable at the time of such receipt does not exceed the outstanding Revolving Credit Accommodations by at least $15,000,000;

                 (s) At least once each calendar quarter (and more often if so requested by either the Agent or the Collateral Agent), a report for each Borrowing Subsidiary, dated the last day of such quarter, and certified by such Borrowing Subsidiary's chief financial officer, which report shall include a schedule of any acquisition or disposition of Equipment with a value in excess of $50,000, and shall cover the period since the last prior report delivered to the Agent and the Collateral Agent;

                 (t) Such other information respecting (i) Receivables, Inventory and Fixed Asset Collateral owned by the Company or any of its Subsidiaries, including, without limitation reports identifying the Fixed Asset Collateral by location and by Borrowing Subsidiary, and (ii) the Company's or any such Subsidiary's business or condition (financial or otherwise), operations, performance, properties or prospects as the Agent or the Collateral Agent may, from time to time, reasonably request. Each Loan Party authorizes the Agent and the Collateral Agent to communicate directly with its independent certified public accountants and authorizes such accountants to disclose to the Agent and the Collateral Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to such Receivables, Inventory and Fixed Asset Collateral or the Company's or any such Subsidiary's condition (financial or otherwise), operations, properties, performance and prospects. The Agent, the Collateral Agent and each Senior Lender shall treat any non-public information so obtained as confidential and shall give the Company notice of any such communication. The Company on or before the Effective Date, shall have delivered a letter addressed to such accountants instructing them to disclose such information in compliance with this subsection (t);

                 (u) Copies of all financial statements, reports and notices, if any, sent or made available generally by the Company to the holders of its publicly-held Securities or to a trustee under the Senior
Note Indenture or any indenture governing Subordinated Indebtedness or filed with the Commission, and of all press releases made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary;

                 (v) Copies of any management reports prepared by the Company's independent certified public accountants in connection with the annual audit;

                 (w) Promptly upon the Company obtaining knowledge of any sale, transfer or other disposition of the Class B Common Stock or the Junior Preferred Stock, notice thereof to the Agent and the Collateral Agent with copies of the documents or agreements by which the purchaser or other transferee has agreed to be bound by the terms of the Class B Shareholders' Agreement or the Junior Preferred Shareholders' Agreement, as the case may be;

                 (x) Within ninety (90) days after the Effective Date, pro forma historical annual financial statements (after giving effect to the Auto
Sale) for Fiscal Years 1991, 1992 and 1993, in each case consisting of balance sheets, income statements and cash flow statements, all prepared on a consolidated and (except for cash flow statements) consolidating basis and acceptable to the Senior Lenders;

                 (y)      [Intentionally Omitted]; and

                 (z) Copies executed by the appropriate Person(s) of such consents and notices as are to be delivered pursuant to the Senior Note Indenture and the indentures governing the Subordinated Indebtedness in connection with the redemptions of the Senior Notes and Subordinated Indebtedness contemplated by this Agreement.

                 5.02.  Environmental Notices.  (a)  Except as disclosed on
Schedule 4.01(t), each Loan Party shall notify the Agent and the Collateral Agent in writing, promptly, and in any event within twenty (20) days after such Loan Party's learning thereof, of any: (i) notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment; (ii) notice that the Company or any of its Subsidiaries is under investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (iii) notice that any Property of the Company or its Subsidiaries is subject to an Environmental Lien; (iv) notice of violation to the Company or any of its Subsidiaries or awareness by the Company or any of its Subsidiaries of a condition which might reasonably result in a notice of violation of any environmental, health or safety Requirement of Law, which could have a Material Adverse Effect; (v) commencement or threat of any judicial or administrative proceeding alleging a violation of any environmental, health or safety Requirement of Law; (vi) new or proposed changes to any existing environmental, health or safety Requirement of Law that could have a Material Adverse Effect on the operations of the Company or its Subsidiaries; or (vii) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by the Company or its Subsidiaries that could subject the Company or its Subsidiaries to environmental, health or safety Liabilities and Costs that could have a Material Adverse Effect. With respect to clauses (i) through (vii) above, such notice shall be required only if the liability or potential liability which is the subject matter of the notice is likely to exceed Two Hundred Fifty Thousand Dollars ($250,000), or if such liability or potential liability, when added to other liabilities of the Company and its Subsidiaries of the kind referred to in clauses (i) through (vii) above, exceeds Two Million Five Hundred Thousand Dollars ($2,500,000).

                 (b) On December 31 of each calendar year, the Loan Parties shall submit to the Agent and the Collateral Agent a report prepared by the appropriate officers of such Loan Parties providing an update of the status of each material health or safety compliance hazard or liability issue identified in (i) any notice or report required pursuant to Section 5.02(a) and
(ii) any other environmental, health and safety compliance obligation, remedial obligation or liability.

                 (c) At any time upon the occurrence and during the continuation of any Event of Default under Section 9.01(a) or after requesting, and failing to receive within forty-five (45) days of such request, a waiver by the Requisite Senior Lenders of an Event of Default that has occurred and is continuing under Section 9.01(b) or (d), either the Agent or the Collateral Agent, may, and is hereby authorized by the Loan Parties to, conduct at the Loan Parties' expense, a "Phase I" environmental audit of all or some of the Loan Parties' Properties, such audit to be conducted by an environmental consulting firm designated by the Agent and the Collateral Agent; provided, however, that only one such audit may be conducted. The Agent, the Collateral Agent and each Senior Lender shall hold the results of such audit as confidential information in accordance with such Person's customary procedures for handling confidential information of this nature; provided, however, each such Person shall be permitted to disclose such information to a proposed assignee or participant, or as required by any Governmental Authority or representative thereof, or as required or requested by any bank regulator or examiner, or pursuant to legal process, or to its accountants, lawyers and other advisors engaged in connection with the transactions contemplated by this Agreement, and shall require any proposed assignee or participant or such accountants, lawyers or other advisors to agree to comply with this provision.

                 5.03. Shareholders. The Company shall deliver or cause to be delivered to the Agent and the Collateral Agent (with copies to the Agent sufficient for each Senior Lender) updates of Schedule 4.01(j)-2, at such times after the occurrence of an Event of Default, as the Agent, the Collateral Agent or the Requisite Senior Lenders may reasonably request.

                 5.04. Appraisals. In the event that any Loan Party would receive Net Cash Proceeds in excess of an aggregate amount of Ten Million Dollars ($10,000,000) from any Permitted Financing of real property or any Permitted Disposition made as part of sale and leaseback transaction in connection with any single transaction or series of related transactions, the Agent and Collateral Agent shall have the right to request, and receive prior to such financing or disposition, an appraisal of such fixed assets by an outside appraiser selected by the Agent and the Collateral Agent.


                                   ARTICLE VI
                             Affirmative Covenants

                 Each Loan Party covenants and agrees that, on and after the Effective Date and so long as any Senior Lender shall have any Commitment hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders (or, if applicable, the Agent and the Collateral Agent) shall otherwise give prior written consent thereto:

                 6.01. Corporate Existence, etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises would not have a Material Adverse Effect. The Company shall promptly provide each Senior Lender with a complete list of the Subsidiaries of the Company upon the occurrence of any change in the list of such Subsidiaries as set forth on
Schedule 4.01(c).

                 6.02. Corporate Powers, etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions (other than Alabama and Vermont) where failure to so qualify does not have or is not reasonably likely to have a Material Adverse Effect. Each of the Company and its Subsidiaries will transact business in its own name and will invoice all accounts in its own name.

                 6.03. Compliance with Laws, etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law, and all Contractual Obligations affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in the case of clauses (a) and (b) above, where the failure to comply with which will not have or is not reasonably likely to have a Material Adverse Effect.

                 6.04. Payment of Taxes and Claims. Each Loan Party shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay, (a) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have or is reasonably likely to have a Material Adverse Effect, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to such Loan Party or any such Subsidiary, as the case may be, which have become due and payable and which by law have or may become a Lien (other than a Customary Permitted Lien) upon any of such Loan Party's or such Subsidiary's properties or assets, prior to time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

                 6.05. Maintenance of Properties; Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty or condemnation, all of its properties material to its operations and will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice.
Each Loan Party shall, and shall cause its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers reasonably acceptable to the Agent and the Collateral Agent, the insurance policies and programs listed on Schedule 6.05 or substantially similar programs or policies and amounts or other programs, policies and amounts acceptable to the Agent and the Collateral Agent; provided, however, the requirements of this sentence and the next sentence shall not apply to any fixed assets that have been sold pursuant to a Permitted Disposition or are subject to Liens permitted under
Section 7.02(b)(vi). Not later than thirty (30) days later than the renewal, replacement or material modification of any policy or program, the Loan Parties shall deliver or cause to be delivered to the Senior Lenders a certificate of insurance setting forth for each such policy or program: (i) the amount of such policy, (ii) the risks insured against by such policy, (iii) the name of the insurer and each insured party under such policy, and (iv) the policy number of such policy.

                 6.06. Inspection of Property; Books and Records; Discussions. Each Loan Party shall permit, and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Agent or the Collateral Agent to visit and inspect any of its properties or the properties of any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers, employees, representatives, agents or independent certified public accountants, upon reasonable notice and during normal business hours. Each such visitation and inspection by or on behalf of either the Agent or the Collateral Agent shall be at such Loan Party's expense. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which entries in conformity with GAAP (and all Requirements of Law) shall be made of all dealings and transactions in relation to their businesses and activities and as otherwise required under Section 5.01. Such books and records shall include true and complete records of all Indebtedness of any Loan Party to any other Loan Party as permitted by Section 7.01(ix).

                 6.07. Litigation, Claims, etc. Each Loan Party shall, or shall cause any of its Subsidiaries to, provide the Agent, the Collateral Agent and the Senior Lenders with (a) a litigation status report with respect to any suit at law or in equity asserted against it of the type referred to in Section 4.01(k)(i), in form and substance satisfactory to the Agent and the Collateral Agent, promptly after the close of each calendar quarter; (b) notice of any suit at law or in equity or claim brought or asserted against it promptly after learning thereof with respect to any suit or claim involving money or property valued in excess of Five Hundred Thousand Dollars ($500,000) or any such suits or claims which in the aggregate involve money or property valued in excess of One Million Dollars ($1,000,000), except, in each case, where the same is fully covered by insurance (other than any applicable deductible); and (c) prompt notice of any investigation or proceeding before or by any Governmental Authority, the effect of which is reasonably likely to limit, prohibit or restrict materially the manner in which it currently conducts its business or to declare any substance contained in the products manufactured or distributed by it to be dangerous.

                 6.08. Labor Disputes. Each Loan Party shall, and shall cause each of its Subsidiaries to, notify the Agent and the

Collateral Agent in writing, promptly, but in any event within two (2) Business Days after learning thereof, of any material labor dispute to which it may become a party, any strikes or walkouts relating to any of its plants or other facilities and the expiration of any labor contract to which it is a party or by which it is bound.

                 6.09. Maintenance of Licenses, Permits, etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have or is not reasonably likely to have a Material Adverse Effect; and notify the Agent and the Collateral Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise, authorization or right.

                 6.10. Required Interest Rate Contracts. In the event the Agent, the Collateral Agent or the Requisite Senior Lenders shall so request, each Loan Party shall take all steps necessary to arrange that payments owing to such Loan Party from any counterparty under any Interest Rate Contract shall be paid directly to the Agent to be applied to the Obligations and to take all such other action with respect to each such Interest Rate Contract as the Requisite Senior Lenders may request, including, without limitation, executing an assignment of each such Interest Rate Contract in a form satisfactory to the Agent and the Collateral Agent.

                 6.11. Receipt of Certain Funds. From and after the Effective Date, within three (3) Business Days after receipt by the Company or any Subsidiary of the Company of any Net Cash Proceeds consisting of insurance proceeds, a condemnation award or eminent domain proceeds in excess of Five Hundred Thousand Dollars ($500,000), the Company or such Subsidiary shall provide to the Agent and the Collateral Agent written notification (or telephonic notice promptly confirmed in writing) thereof and a description of the property damaged, lost or taken. The Company or such Subsidiary shall specify in such notice whether or not the property damaged, lost or taken will be restored or replaced, and if so, the Company or such Subsidiary shall include a description of its plans to restore or replace such property. The Company or any Subsidiary of the Company shall not be permitted to use insurance proceeds or condemnation awards in an amount greater than Two Million Five Hundred Thousand Dollars ($2,500,000) for the restoration, repair or replacement of the damaged property without the prior written consent of the Agent and the Collateral Agent. Notwithstanding the foregoing this

Section 6.11 shall not apply to any insurance proceeds, condemnation award or eminent domain proceeds received in connection with assets or property that have been sold pursuant to a Permitted Disposition or are subject to Liens permitted under Section 7.02(b)(vi).

                 6.12. Landlord Waivers and Bailee Waivers; Notice. Each Loan Party shall use its best efforts (i) to obtain and deliver to the Collateral Agent landlord waivers in form and substance satisfactory to the Agent and the Collateral Agent for all properties leased by such Loan Party on which Collateral is located and (ii) to obtain and deliver to the Collateral Agent bailee waivers in form and substance satisfactory to the Agent and the Collateral Agent for all bailment locations used by such Loan Party to store Collateral on or after the Effective Date; provided, however, "best efforts" shall not include the expenditure of money or the bringing of any action or proceeding to induce any landlord or bailee to execute a landlord or bailee waiver (as the case may be). Promptly upon the occurrence thereof, each Loan Party shall provide the Agent and the Collateral Agent with notice of any material default in such Loan Party's obligations under a lease which covers property on which Collateral is located.

                 6.13. Liens on Assets After Payment of Permitted Financings. In the event any Indebtedness for a Permitted Financing is paid in full prior to the Revolving Credit Termination Date, the Loan Party prepaying such Indebtedness shall take such actions and execute such agreements and documents as the Agent and the Collateral Agent deem necessary to grant a Lien to the Agent or the Collateral Agent, as the case may be, for the benefit of the Agent, the Collateral Agent and the Senior Lenders, pursuant to the Collateral Documents, on the fixed assets that had been subject to such Permitted Financing; provided, however, nothing in this Section 6.13 shall be deemed to permit any such repayment of Indebtedness.


                                  ARTICLE VII
                               Negative Covenants

                 Each Loan Party covenants and agrees that, on and after the Effective Date and so long as any Senior Lender shall have any obligation hereunder and until payment in full of all of the Obligations, unless the Requisite Senior Lenders (or, if applicable, the Agent and the Collateral Agent) shall otherwise give prior written consent thereto:

                 7.01. Indebtedness. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                      (i)         the Obligations;

                     (ii) Indebtedness arising from current liabilities for goods and services purchased in the normal course of business;

                    (iii) the Permitted Existing Indebtedness, and extensions, renewals, replacements and refinancings thereof, not exceeding the principal amount outstanding on the date of such extension, renewal, replacement or refinancing;

                     (iv)         the Subordinated Indebtedness;

                      (v) Indebtedness incurred by the Company or any of its Subsidiaries for Capital Expenditures and Capital Lease obligations to the extent permitted under the second proviso of Section 8.06 in an aggregate amount not to exceed (when added to Indebtedness permitted to be outstanding pursuant to clause (x) below) Twenty Million Dollars ($20,000,000) at any time outstanding;

                     (vi) Indebtedness in respect of the Senior Notes in an aggregate principal amount not exceeding One Hundred Million Dollars ($100,000,000) prior to June 1, 1994, and thereafter, Ninety Three Million Four Hundred Seventy Thousand Dollars ($93,470,000); provided that as soon as practicable after the Effective Date the Company shall redeem the Senior Notes with the proceeds of the Revolving Loans as contemplated by Section 2.03(d);

                    (vii) Indebtedness in respect of Interest Rate Contracts with respect to which the relevant Loan Party is in full compliance with Section 6.10;

                   (viii) Indebtedness in respect of Accommodation Obligations permitted by Section 7.04;

                     (ix) Indebtedness of any Loan Party to any other Loan Party; provided, however, that (A) the maker of any loan resulting in the incurrence of such Indebtedness shall not be insolvent at the time such loan was made or rendered insolvent as a result of the making of such loan, (B) such loan shall have been made in compliance with all Requirements of Law and (C) the proceeds of such loan, if made to the Company, shall immediately thereafter be invested by the Company in Subsidiaries of the Company, used to pay amounts owing with respect to the Obligations or the Subordinated Indebtedness (to the extent otherwise permitted to be paid hereunder) or be used for operating expenses of the Company or the payment of taxes; and

                      (x) Indebtedness in respect of Permitted Financings in an aggregate amount not to exceed Twenty Million

Dollars ($20,000,000) in the aggregate incurred since the Effective Date.

                 7.02.  Sales of Assets; Liens.

                 (a) Sales. Neither the Company nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom, except as part of a Permitted Disposition, without the prior written consent of the Requisite Senior Lenders, and, in any event (including in the case of a Permitted Disposition), for less than (i) the fair market value of such assets as determined by the board of directors of the Company or such Subsidiary in its reasonable discretion and (ii) ninety percent (90%) of the net book value of such assets; provided, however, the foregoing shall not prohibit (x) sales of Inventory occurring in the ordinary course of business of the Company and its Subsidiaries and (y) sales of assets occurring in the ordinary course of business of the Company and its Subsidiaries that do not exceed in the aggregate Two Million Dollars ($2,000,000) in any Fiscal Year; provided, further, to the extent any Loan Party would receive Net Cash Proceeds in excess of an aggregate amount of Ten Million Dollars ($10,000,000) from the sale of any assets in a single transaction or series of related transactions (other than in connection with sale and leaseback transactions constituting Permitted Dispositions) which would not otherwise require the consent of the Requisite Senior Lenders hereunder, and such Net Cash Proceeds would, upon receipt thereof by such Loan Party, be required to be applied to any portion of the Revolving Loans pursuant to Section 2.06(b), then such Loan Party shall obtain the prior written consent of the Requisite Senior Lenders to such sale. Notwithstanding the foregoing, (A) any Loan Party shall be permitted to sell to any institution in the business of receivables collection, credit insurance or factoring (which may be a Senior Lender) any past-due Receivable, and the Collateral Agent shall release its Lien thereon, so long as the following conditions are met with respect to each such sale: (i) to the extent that the aggregate face amount of all past-due Receivables sold pursuant to this sentence in the twelve-month period preceding the date of such sale plus the face amount of such past-due Receivable exceeds $1,000,000, the Collateral Agent shall have indicated its consent to such sale by executing a Request for Release of Receivables in the form of Exhibit 10 (the "Request for Release of Receivables") specifically referring to such past-due Receivable delivered by such Loan Party to the Collateral Agent (with a copy to the Agent); and (ii) in all cases such Loan Party's grant of a Lien on such past-due Receivable to such institution and the Collateral Agent's release of such Receivable from the Collateral shall become effective only upon the consummation of such sale to such institution and only upon such Loan Party's receipt of the cash proceeds of such sale and (B) JPS-U.K. shall be permitted to sell its Receivables, including any rejected or recovered goods, to any institution in the business of receivables collection, credit insurance or factoring.

                 (b) Liens. Neither the Company nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their Property or assets (including all Collateral) except:

                       (i)        Liens securing the Obligations;

                      (ii) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement;

                     (iii) Liens existing on the date of this Agreement securing the Existing Indebtedness Permitted to be Secured;

                      (iv)        Permitted Existing Liens;

                       (v) Customary Permitted Liens and Liens listed as exceptions to title on the title insurance policies delivered pursuant to
Section 3.01(a)(ix);

                      (vi) purchase money Liens (including the interest of a lessor under a Capital Lease), Liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries, Liens securing Indebtedness permitted by clause (v) of Section 7.01 and Liens on fixed assets securing Indebtedness permitted by clause (x) of Section 7.01;

                     (vii) Liens (other than Environmental Liens) with respect to judgments or attachments which do not result in an Event of Default or Potential Event of Default hereunder;

                    (viii) to the extent Indebtedness secured thereby is permitted to be extended, renewed, replaced or refinanced pursuant to Section 7.01, a future Lien upon any property which is subject to a Lien described in clauses (iii), (iv) and (vi) above, if such future Lien attaches only to the same property, secures only such permitted extensions, renewals, replacements or refinancings and is of like quality, character and extent;

                      (ix) Liens securing the Assumed Liabilities, Liens resulting from the shared use of certain assets referred to in Section 2(g) of the Purchase Agreement, Liens resulting from the shared use of certain assets in accordance with the Dunean Conveyance Agreement and the Dunean Operating Agreement and Liens securing liabilities (other than Assumed Liabilities) referred to in the Purchase Agreement to the extent the Company is indemnified therefor pursuant to the Purchase Agreement, in each case the existence of which do not or are not reasonably likely to have a Material Adverse Effect;

                          (x)     Liens arising under Section 302(f) of ERISA
or Section 412(n) of the Internal Revenue Code where the delinquent contribution which gave rise to the Lien is paid within thirty (30) days of its original due date;

                         (xi)     Liens on past-due Receivables sold in
accordance with the terms and conditions of Section 7.02(a) in favor of the purchasers thereof;

                        (xii) until such time as the Senior Notes or such Subordinated Indebtedness, as the case may be, shall have been repaid in full, Liens in favor of the holders of the Senior Notes or such Subordinated Indebtedness, as the case may be, on amounts held in trust pending the redemption, as contemplated by this Agreement, of the Senior Notes or any Subordinated Indebtedness;

                       (xiii) until such time as the Senior Notes shall have been paid in full, Liens securing the Senior Notes granted by the Company under the Junior Pledge Agreement on the capital stock of the Company's Subsidiaries to the extent required to be pledged under the terms thereof; and

                        (xiv) Liens on Receivables of JPS-U.K., including any rejected or recovered goods, sold in accordance with the terms and conditions of Sections 7.02(a) in favor of the purchaser thereof.

                 7.03. Investments. Neither the Company nor any of its Subsidiaries shall directly or indirectly make or own any Investment in any Person except:

                          (i)     Investments in Cash Equivalents;

                         (ii)     Existing Investments;

                        (iii) Investments by the Company in the Borrowing Subsidiaries or by any Borrowing Subsidiary in any other Borrowing Subsidiary;

                         (iv)     other Investments not in excess of One Hundred
Thousand Dollars ($100,000) in the aggregate at any one time outstanding;

                          (v)     [intentionally omitted];

                         (vi)     Investments made on the Effective Date by the
Company in Newsub, not to exceed in the aggregate Forty-Two Million Dollars ($42,000,000); provided, however, that the agreements and documents executed and delivered by the Company and Newsub in connection with such Investments are in form and substance acceptable to the Agent and the Collateral Agent;

                    (vii) Investments held by the Company on July 21, 1993 in the capital stock of International Fabrics, and Investments in the form of intercompany loans and advances from the Company and/or JCIC to International Fabrics not to exceed in the aggregate $2,000,000 at any time outstanding; provided that any such loan and advances which exceed in the aggregate $1,000,000 at any time outstanding shall be in form and substance satisfactory to the Agent and the Collateral Agent; and

                   (viii) Investments held by JCC on July 21, 1993 in the capital stock of JPS-U.K. and in the form of intercompany loans and advances to JPS-U.K. not to exceed in the aggregate $1,000,000 at any time outstanding.

                 7.04. Accommodation Obligations. Neither the Company nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation except (i) guaranties resulting from the endorsement of negotiable instruments for collection in the ordinary course of business; (ii) any guaranty of the Obligations by the Company or by any Subsidiary of the Company; (iii) any guaranty by the Company of the obligations of any Subsidiary of the Company; (iv) obligations, warranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made pursuant to the requirements of the Purchase Agreement or any of the New Auto Transaction Documents or in the ordinary course of business and not for the benefit or in favor of an Affiliate of the Company; (v) Existing Accommodation Obligations and extensions and renewals thereof, and substitutions therefor in the same or a lesser amount and in respect of the same transaction; and (vi) Accommodation Obligations arising in connection with the Transaction Documents, including, without limitation, (A) the Assumed Liabilities, (B) obligations owing by the Company in connection with its indemnification obligations under the Purchase Agreement or any of the New Auto Transaction Documents and (C) any purchase price or tax adjustments payable by the Company pursuant to the terms of the Purchase Agreement or any of the New Auto Transaction Documents.

                 7.05. Restricted Junior Payments. Neither the Company nor any of its Subsidiaries shall declare or make any Restricted Junior Payment, except:

                          (i)     scheduled payments (but not prepayments) of
interest due on Subordinated Indebtedness and permitted to be made pursuant to the terms of such Subordinated Indebtedness;

                         (ii)     as contemplated by clause (i) of Section
2.06(b); and

                        (iii) any dividends or distributions to the Company on the capital stock of any of its Subsidiaries (including, without limitation, the dividends contemplated by Section 2.03(d)); provided, however, that (A) such dividends or distributions shall not render such Subsidiary insolvent or shall not be made if such Subsidiary is insolvent, (B) such dividends or distributions shall have been made in compliance with all Requirements of Law and with all corporate organizational documents of such Subsidiary and (C) such dividends or distributions shall immediately (or as soon as practicable, in the case of any payment of Indebtedness) thereafter be invested by the Company in the Borrowing Subsidiaries, used to pay amounts owing with respect to the Obligations, the Senior Notes or the Subordinated Indebtedness (to the extent otherwise permitted to be paid hereunder), be used for operating expenses of the Company or the payment of taxes (including interest, penalties and legal expenses relating to such payment), or, in the case of the dividends contemplated by Section 2.03(d), be used for the purposes contemplated by such subsection.

                 7.06. Transactions with Shareholders and Affiliates. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity securities of the Company, or with any Affiliate thereof or of any such holder, on terms that are less favorable to the Company or such Subsidiary than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate; provided, however, the Company shall be permitted to pay to (i) Odyssey Investors, Inc. and/or Odyssey and their respective successors and assigns a management fee not to exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for Fiscal Year 1994 and One Million Dollars ($1,000,000) for each Fiscal Year thereafter (prorated for any portion of any Fiscal Year), payable annually in arrears, so long as at the time of each such payment there exists no Event of Default or Potential Event of Default and no Event of Default or Potential Event of Default would be caused as a result of the making of such payment and (ii) Donaldson, Lufkin & Jenrette Securities Corporation and its successors and assigns the fees specified in the Engagement Letter. Nothing contained in this Section 7.06 shall prohibit any transaction expressly permitted by Section 7.05, or prohibit the Junior Preferred Shareholders' Agreement, the Class B Shareholders' Agreement or any New Auto Transaction Document.

                 7.07.  Restriction on Fundamental Changes.

                 (a) Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired, except as permitted by Section 7.02(a).

                 (b)      Neither the Company nor any of its Subsidiaries shall
(i) acquire by purchase or otherwise all or substantially all of the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person or division or business of such Person or (ii) create any Subsidiary;

                 (c) The Company and its Subsidiaries shall not change their corporate, capital or legal structure. The Company agrees that JPS Auto shall not engage in any business or own or acquire any assets.

                 7.08. ERISA. The Company shall not do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a material obligation to pay money:

                      (i) Engage, or permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

                     (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

                    (iii) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan subject to Section 412 of the Internal Revenue Code;

                     (iv) Terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Company or an ERISA Affiliate under Title IV of ERISA; or

                      (v) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                 7.09. Operating Leases. During any Fiscal Year, neither the Company nor any of its Subsidiaries shall become liable in any way, whether directly or by assignment or by Accommodation Obligation, for the obligations of the lessee under any Operating Lease unless, immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the aggregate amount of all Consolidated Rental Payments for such Fiscal Year shall not exceed Twenty Million Dollars ($20,000,000), without taking into account any customary reimbursement for taxes, insurance, maintenance or other expenses.

                 7.10. Sales and Leasebacks. Neither the Company nor any of its Subsidiaries shall become liable, directly or by way of Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Company or a Subsidiary of the Company has sold or transferred or is to sell or transfer to any other Person and the Net Cash Proceeds of which sales equal or exceed ninety percent (90%) of the net book value of such assets, or (ii) which the Company or a Subsidiary of the Company intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease; provided, however, such leases shall be permitted in connection with fixed assets sold by the Company or any of its Subsidiaries pursuant to a Permitted Disposition.

                 7.11.  Senior Notes; Subordinated Indebtedness; Preferred
Stock.

                 (a) No Change. The Company shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise change the terms applicable to the Senior Notes, any Subordinated Indebtedness or the Preferred Stock.

                 (b) Notices. The Company shall deliver to the Agent and the Collateral Agent (i) a copy of each notice or other communication delivered by or on behalf of the Company to the trustee under the Senior Note Indenture or any indenture governing Subordinated Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such trustee, and (ii) a copy of each notice or other communication received by the Company from the trustee under the Senior Note Indenture or any indenture governing Subordinated Indebtedness, such delivery to be made promptly after such notice or other communication is received by such Person.

                 7.12. Amendment of Charter or By-Laws. Neither any Loan Party nor any Pledgor shall amend its charter documents or By-Laws, except upon at least ten (10) days' prior written notice to the Agent and the Collateral Agent and then only with the prior written consent of the Requisite Senior Lenders.

                 7.13.  Disposal of Subsidiary Stock.  Except as permitted by
Section 7.02 or Section 7.07, (i) the Company shall not directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of the Company's Subsidiaries, except to qualify directors if required by applicable law, or (ii) none of the Company's Subsidiaries shall directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other securities of (or warrants, rights or options to acquire shares or other securities of) such Subsidiary, or any other Subsidiary of the Company, except to qualify directors if required by applicable law and except that any Subsidiary of the Company may issue additional shares of its capital stock to the Company if such shares are pledged pursuant to the Company Pledge Agreement.

                 7.14. Issuance of Additional Shares. Neither the Company nor any of its Subsidiaries shall issue or sell any additional shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, grant any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, enter into any agreement providing for the issuance (contingent or otherwise) of, or create calls, commitments or claims of any character relating to, any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock, except for the issuance of Preferred Stock as payment in kind dividends pursuant to the terms of the Preferred Stock.

                 7.15. Margin Regulations. No portion of the proceeds of any credit extended under this Agreement shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, Regulation U or Regulation X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

                 7.16. Amendment of Transaction Documents. Neither the Company nor any of its Subsidiaries shall amend, modify, terminate or supplement any of the Transaction Documents to which they are a party without the prior written consent of the Requisite Senior Lenders or, as otherwise provided in this Agreement, without the prior written consent of the Agent and the Collateral Agent (which consent, with respect to the Purchase Agreement and the New Auto Transaction Documents, shall not be unreasonably withheld); provided that no such consent shall be required for any such amendment, modification or supplement which affects solely a non-material provision or non-material provisions of one or more New Auto Transaction Documents in a manner which is not adverse to the Agent, the Collateral Agent or any of the Senior Lenders.

                 7.17. Cancellation of Debt; Prepayment. Except as contemplated by the second sentence of Section 2.06(b)(i) and by the proviso to clause (vi) of Section 7.01, neither the Company nor any of its Subsidiaries shall cancel any claim or debt, except for adequate consideration and in the ordinary course of its business, or voluntarily prepay, repurchase, redeem, retire or defease any long-term Indebtedness; provided, however, that the foregoing shall not prohibit the prepayment of Obligations to the extent otherwise permitted by this Agreement.

                 7.18.  Environmental Liabilities.  Except as disclosed in
Schedule 4.01(t), neither the Company nor any of its Subsidiaries shall become subject to any Liabilities and Costs which either the Agent or the Collateral Agent deems has or is likely to have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any environmental, health or safety Requirement of Law; provided, however, that this covenant shall not be violated so long as (i) the Company or such Subsidiary shall have notified the Agent and the Collateral Agent of the assertion of such liability or required expenditures promptly upon receiving written notice of such assertion, (ii) the Company or such Subsidiary shall have continued to furnish the Agent and the Collateral Agent with such information concerning such asserted liability or required expenditure as either the Agent or the Collateral Agent shall have reasonably requested, or is otherwise provided herein, (iii) the Company or such Subsidiary shall be diligently pursuing indemnification for such liability or required expenditures from any Person which has an obligation to provide such indemnification, and
(iv) each of the Agent and the Collateral Agent is satisfied that the imposition of such liability during the pendency of the Company's or such Subsidiary's pursuit of indemnification will not materially impair the Company's or such Subsidiary's ability to perform its financial obligations under this Agreement.

                 7.19. Covenant with Respect to Newsub. Notwithstanding anything to the contrary contained in this Agreement, for purposes of Article VII (other than Sections 7.06, 7.12, 7.14, 7.16 and 7.18) and Article VIII of this Agreement Newsub shall not be considered a Subsidiary of any of the Loan Parties. The Company shall not permit Newsub (i) to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, (ii) to own or lease any assets or property other than cash and Newsub Cash Equivalents, or to sell, assign, transfer, lease, convey or otherwise dispose of, or create, incur, assume or permit to exist any Lien on or with respect to, any assets or property, provided that Newsub may from time to time sell for fair market value in cash its Investments in Newsub Cash Equivalents, (iii) to make or own any Investment except in cash and Newsub Cash Equivalents or

(iv) to engage in any business, except (in the case of clause (iv) above) to the extent expressly contemplated by the By-Laws of Newsub as in effect on the Effective Date. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that Newsub may retain all interest earned on its Newsub Cash Equivalents.


                                  ARTICLE VIII
                              Financial Covenants

                 Each Loan Party covenants and agrees that, on and after the Effective Date so long as any Senior Lender has any Commitment hereunder and until payment in full of all the Obligations, unless the Requisite Senior Lenders shall otherwise give prior written consent thereto:

                 8.01. Minimum Net Worth. The Net Worth of the Company and its Subsidiaries on a consolidated basis on the last day of each month of each fiscal quarter set forth below shall not be less than the minimum amount set forth opposite such fiscal quarter:

                          Fiscal Quarter                   Minimum Amount
                          --------------                   --------------
                 Effective Date through
                   the third fiscal quarter
                   of Fiscal Year 1994                      $310,000,000

                 The fourth fiscal quarter
                   of Fiscal Year 1994                       268,000,000

                 The first fiscal quarter
                   of Fiscal Year 1995                       257,000,000

                 The second fiscal quarter
                   of Fiscal Year 1995                       257,000,000

                 The third fiscal quarter
                   of Fiscal Year 1995                       257,000,000

                 The fourth fiscal quarter
                   of Fiscal Year 1995                       255,000,000

                 The first fiscal quarter
                   of Fiscal Year 1996                       255,000,000

                 The second fiscal quarter
                   of Fiscal Year 1996                       255,000,000

                 The third fiscal quarter
                   of Fiscal Year 1996                       255,000,000

                 The fourth fiscal quarter
                   of Fiscal Year 1996                       255,000,000


                 8.02. Minimum Total Interest Coverage Ratio. (A) Total Interest Coverage Ratio of the Company and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter set forth below for the twelve month period ending on such day (it being understood and agreed that the Total Interest Coverage Ratio for the fourth fiscal quarter of 1993 and for the first and second fiscal quarters of 1994 shall mean the "Total Interest Coverage Ratio" under and as defined in the Existing Credit Agreement), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                          Fiscal Quarter                   Minimum Ratio
                          --------------                   -------------
                 Effective Date through
                   the third fiscal quarter
                   of Fiscal Year 1994                        1.55:1

                 The fourth fiscal quarter
                   of Fiscal Year 1994                        1.60:1

                 The first fiscal quarter
                   of Fiscal Year 1995                        1.65:1

                 The second fiscal quarter
                   of Fiscal Year 1995                        1.55:1

                 The third fiscal quarter
                   of Fiscal Year 1995                        1.60:1

                 The fourth fiscal quarter
                   of Fiscal Year 1995                        1.70:1

                 The first fiscal quarter
                   of Fiscal Year 1996                        1.70:1

                 The second fiscal quarter
                   of Fiscal Year 1996                        1.75:1

                 The third fiscal quarter
                   of Fiscal Year 1996                        1.80:1

                 The fourth fiscal quarter
                   of Fiscal Year 1996                        1.80:1

                 (B) Total Operating Company Interest Coverage Ratio of the Borrowing Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter set forth below for the twelve month period ending on such day (it being understood and agreed that the Total Operating Company Interest Coverage Ratio for the fourth fiscal quarter of 1993 and for the first and second fiscal quarters of 1994 shall mean the "Total Operating Company Interest Coverage Ratio" under and as defined in the Existing Credit Agreement), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                          Fiscal Quarter                   Minimum Ratio
                          --------------                   -------------
                 Effective Date through
                   the third fiscal quarter
                   of Fiscal Year 1994                       8.80:1

                 The fourth fiscal quarter
                   of Fiscal Year 1994                       10.00:1

                 The first fiscal quarter
                   of Fiscal Year 1995                       10.00:1

                 The second fiscal quarter
                   of Fiscal Year 1995                        9.90:1

                 The third fiscal quarter
                   of Fiscal Year 1995                       9.80:1

                 The fourth fiscal quarter
                   of Fiscal Year 1995                       9.00:1

                 The first fiscal quarter
                   of Fiscal Year 1996                       8.90:1

                 The second fiscal quarter
                   of Fiscal Year 1996                       8.90:1

                 The third fiscal quarter
                   of Fiscal Year 1996                       8.90:1

                 The fourth fiscal quarter
                   of Fiscal Year 1996                       8.60:1

                  8.03. Minimum Fixed Charge Coverage Ratio. (A) The Fixed Charge Coverage Ratio of the Company and its Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter set forth below for the twelve month period ending on such day (it being understood and agreed that the Fixed Charge Coverage Ratio for the fourth fiscal quarter of 1993 and for the first and second fiscal quarters of 1994 shall mean the "Fixed Charge Coverage Ratio" under and as defined in the Existing

Credit Agreement), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                           Fiscal Quarter                    Minimum Ratio
                           --------------                    -------------
                  Effective Date through
                    the third fiscal quarter
                    of Fiscal Year 1994                       0.80:1

                  The fourth fiscal quarter
                    of Fiscal Year 1994                       0.85:1

                  The first fiscal quarter
                    of Fiscal Year 1995                       0.85:1

                  The second fiscal quarter
                    of Fiscal Year 1995                       0.80:1

                  The third fiscal quarter
                    of Fiscal Year 1995                       0.95:1


                  The fourth fiscal quarter
                    of Fiscal Year 1995                       1.00:1

                  The first fiscal quarter
                    of Fiscal Year 1996                       1.00:1

                  The second fiscal quarter
                    of Fiscal Year 1996                       1.00:1

                  The third fiscal quarter
                    of Fiscal Year 1996                       1.00:1

                  The fourth fiscal quarter
                    of Fiscal Year 1996                       1.00:1

                  (B) The Operating Company Fixed Charge Coverage Ratio of the Borrowing Subsidiaries on a consolidated basis, as determined as of the last day of each fiscal quarter set forth below for the twelve month period ending on such day (it being understood and agreed that the Operating Company Fixed Charge Coverage Ratio for the fourth fiscal quarter of 1993 and for the first and second fiscal quarters of 1994 shall mean the "Operating Company Fixed Charge Coverage Ratio" under and as defined in the Existing Credit Agreement), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                           Fiscal Quarter                    Minimum Ratio
                           --------------                    -------------
                  Effective Date through
                    the third fiscal quarter
                    of Fiscal Year 1994                       1.50:1


                  The fourth fiscal quarter
                    of Fiscal Year 1994                       1.70:1

                  The first fiscal quarter
                    of Fiscal Year 1995                       1.75:1

                  The second fiscal quarter
                    of Fiscal Year 1995                       1.67:1

                  The third fiscal quarter
                    of Fiscal Year 1995                       1.90:1

                  The fourth fiscal quarter
                    of Fiscal Year 1995                       1.90:1

                  The first fiscal quarter
                    of Fiscal Year 1996                       1.90:1


                  The second fiscal quarter
                    of Fiscal Year 1996                       1.80:1

                  The third fiscal quarter
                    of Fiscal Year 1996                       1.75:1

                  The fourth fiscal quarter
                    of Fiscal Year 1996                       1.70:1

                  8.04.  [Intentionally Omitted]

                  8.05. Minimum Current Ratio. The Current Ratio of the Company and its Subsidiaries on a consolidated basis shall not be less than (x)
1.00 to 1 on the last day of each month of each fiscal quarter through and including the second fiscal quarter of Fiscal Year 1995 and (y) 1.05 to 1 on the last day of each month of each fiscal quarter from and including the third fiscal quarter of Fiscal Year 1995 to and including the fourth fiscal quarter of Fiscal Year 1996.

                  8.06. Maximum Capital Expenditures. Capital Expenditures made or incurred by the Company and its Subsidiaries on a consolidated basis for any Fiscal Year (it being understood and agreed that Capital Expenditures made or incurred during the first and second fiscal quarters of Fiscal Year 1994 shall mean "Capital Expenditures" under and as defined in the Existing Credit Agreement) shall not exceed in the aggregate the maximum amount set forth below opposite such Fiscal Year:

                           Fiscal Year                       Maximum Amount
                           -----------                       --------------
                             1994                             $32,500,000

                             1995                              21,000,000

                             1996                              24,500,000

; provided, however, if the maximum amount set forth above opposite any Fiscal Year exceeds the amount of Capital Expenditures made or incurred by the Company and its Subsidiaries on a consolidated basis for such Fiscal Year, then Capital Expenditures made or incurred by the Company and its Subsidiaries on a consolidated basis for the next Fiscal Year may exceed the maximum amount set forth above opposite such next Fiscal Year (but not subsequent Fiscal Years) by the amount of such excess from the immediately preceding Fiscal Year; provided further that, notwithstanding anything contained in this Agreement to the contrary, in Fiscal Year 1994, 1995 and 1996 the Company and its Subsidiaries shall not be permitted to make or incur Capital Expenditures which are financed with the proceeds of external financing ("Financed Capital Expenditures") (x) in an aggregate amount which exceeds $10,000,000 on a consolidated basis in any such Fiscal Year or (y) if, after giving effect to such incurrence, the aggregate amount of Financed Capital Expenditures made or incurred by the Company and its Subsidiaries on a consolidated basis at any time on or after January 1, 1994 would exceed an amount equal to (1) $25,000,000 minus (2) the aggregate principal amount of external financing of the type specified in the final proviso of this Section 8.06 which is outstanding on the Effective Date; provided further that the applicable maximum amount set forth in the table above with respect to any such Fiscal Year shall be increased by an amount equal to the lesser of (x) the aggregate amount of Financed Capital Expenditures made or incurred by the Company and its Subsidiaries in accordance with the immediately preceding proviso on a consolidated basis in such Fiscal Year and (y) $5,000,000; and provided further that the terms of any external financing the proceeds of which are used by the Company and/or its Subsidiaries to make or incur Capital Expenditures (other than the loan and security agreement dated as of October 30, 1991, as amended through the Effective Date, between The CIT Group/Equipment Financing, Inc. and JCIC) shall be in form and substance satisfactory to the Requisite Senior Lenders.

                  8.07. Maximum Cash Payments of Warranty Liabilities. Cash payments for Warranty Liabilities made by the Company and its Subsidiaries on a consolidated basis for any Fiscal Year shall not exceed in the aggregate the maximum amount set forth below opposite such Fiscal Year:

                           Fiscal Year            Maximum Amount
                           -----------            --------------
                             1994                   $5,000,000

                             1995                    4,000,000

                             1996                    3,000,000

; provided, however, if the maximum amount set forth above opposite any Fiscal Year exceeds the amount of cash payments for Warranty Liabilities made by the Company and its Subsidiaries on a consolidated basis for such Fiscal Year, then the maximum amount set forth above opposite the next Fiscal Year shall be increased by the amount of such excess on a cumulative basis.


                                   ARTICLE IX
                     Events of Default; Rights and Remedies

                  9.01. Events of Default. Each of the following occurrences shall, from and after the Effective Date, constitute an Event of Default under this Agreement:

                  (a) Failure to Make Payments When Due. Any Loan Party or any Pledgor shall fail to pay when due any interest or principal on any Revolving Loan or any fee or other Obligation payable under any Loan Document.

                  (b) Breach of Certain Covenants. Any Loan Party or any Pledgor shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Loan Party under (i) Sections 6.09, 6.10 or 6.11, Article VII (except for Sections 7.04, 7.06, and 7.10) or Article VIII or any section of the Collateral Documents (which failure continues after the expiration of any grace period specified under such section); or (ii) Section 6.13, 7.04, 7.06 or 7.10 and such failure under this clause (ii) shall continue for fifteen (15) days.

                  (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Loan Party or any Pledgor to the Agent, the Collateral Agent or any Senior Lender herein or in any of the other Loan Documents or in any statement or certificate at any time given by such Loan Party or





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
any of its Subsidiaries pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made or deemed made.

                  (d) Other Defaults. Subject to any applicable notice and cure periods set forth in the Collateral Documents, any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or in any of the other Loan Documents or any default or event of default shall occur under any of the Collateral Documents (other than as covered by subsection (a) or (b) above), and such default or event of default shall continue for thirty (30) days after such Loan Party knew or, in the exercise of due care, had reason to know of such default.

                  (e) Default as to Other Indebtedness. Any Loan Party or any Subsidiary of any Loan Party shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Indebtedness, other than an Obligation, if the aggregate amount of such Indebtedness is Five Million Dollars ($5,000,000) or more; or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto, if the effect thereof (with or without the giving of notice or lapse of time or both) is to accelerate, or permit the holder(s) of such Indebtedness to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment prior to the stated maturity thereof), or the holder of any Lien (other than Liens upon property leased to a Loan Party which were created by the landlord prior to the commencement of the lease), in any amount, shall commence foreclosure of such Lien upon property of such Loan Party or any such Subsidiary having a value in excess of Five Million Dollars ($5,000,000).


                  (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case shall be commenced against any Loan Party or any of its Subsidiaries, and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Loan Party or any of its Subsidiaries, in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law.

                      (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its Subsidiaries, or over all or a substantial part of the property of such Loan Party or any of its Subsidiaries, shall be entered; or an interim receiver, trustee or other custodian of such Loan Party or any of its

Subsidiaries or of all or a substantial part of the property of such Loan
Party or any of its Subsidiaries, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of such Loan Party or any of its Subsidiaries, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

                  (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Loan Party or any of Subsidiary of any Loan Party shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any Loan Party or any Subsidiary of any Loan Party shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or any committee thereof) of such Loan Party or any such Subsidiary adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (h) Judgments and Attachments. (i) Any money judgment (other than a money judgment covered by insurance, but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of Five Million Dollars ($5,000,000) shall be entered or filed against any Loan Party or any Subsidiary of any Loan Party, or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any Loan Party or any Subsidiary of any Loan Party, in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, the Senior Notes or any Subordinated Indebtedness in excess of $5,000,000 in the aggregate, and such judgment or order shall have become final after exhaustion of all available appellate remedies.

                  (i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party or any Subsidiary of any Loan Party, decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or any Loan Party or any Subsidiary of any Loan Party shall otherwise dissolve or cease to exist.

                  (j) Collateral Documents; Failure of Security or Subordination. For any reason any Collateral Document ceases to be in full force and effect or any Lien intended to be created thereby ceases to be or is not valid and perfected; or any Lien in favor of the Agent or the Collateral Agent contemplated by this Agreement or any Collateral Document, or any of the documents and instruments evidencing any Subordinated Indebtedness or (so long as any Senior Note remains outstanding) the subordination provisions of the Intercreditor Agreement shall, at any time, be invalidated or otherwise cease to be in full force and effect; or any such Lien or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement, the Collateral Documents, the Intercreditor Agreement or such subordination provisions, for any reason.

                  (k) Change in Control. (i)(A) Odyssey or any of its Affiliates (as defined in the Class B Shareholders' Agreement) shall cease to own, directly or indirectly, free and clear from any Liens (except for the encumbrance of the Junior Preferred Shareholders' Agreement, Liens securing the Obligations and other Liens approved by the Requisite Senior Lenders), at least fifty percent (50%) of the issued and outstanding shares of Junior Preferred Stock, or shall cease to have the right to vote or otherwise control (as defined in Rule 12b-2 promulgated under the Exchange Act) all of the issued and outstanding shares of the Junior Preferred Stock or (B) the members of the Class B Investor Group and their Affiliates (as defined in the Class B Shareholders' Agreement) shall cease to own, directly or indirectly, free and clear from any Liens (except for the encumbrance of the Class B Shareholders' Agreement, Liens securing the Obligations and other Liens approved by the Requisite Senior Lenders), shares of Class B Common Stock in the amount necessary at all times to entitle such holders (along with the holders of the Preferred Stock) to elect members of the Company's Board of Directors meeting the qualifications set forth in the third sentence of Article II, Section 2 of the Company's By-laws constituting a majority of the Company's Board of Directors or (C) any individual that meets the requirements set forth in the third sentence of Article II, Section 2 of the Company's By-laws shall be elected to the Company's Board of Directors by the holders of the Preferred Stock, other than a general partner, principal or associate of Odyssey or any individual that meets such requirements as a result of its relationship with Odyssey or an Affiliate (as defined in the Class B Shareholders' Agreement) of Odyssey, and such individual shall not resign or be removed as a director within thirty (30) days of his or her election; or (ii) the Company shall cease to beneficially own 100% of the capital stock of any Borrowing Subsidiary.

                  (l) ERISA Liabilities. Any Termination Event occurs which will or is reasonably likely to subject either the Company or an ERISA Affiliate to a liability which the Agent and the Collateral Agent determine will or is reasonably likely to have a Material Adverse Effect, or, the plan administrator of any Benefit Plan applies for and receives approval under
Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent and the Collateral Agent determine that the business hardship upon which the Section 412(d) waiver was based will or is reasonably likely to subject either the Company or an ERISA Affiliate to a liability which the Agent and the Collateral Agent determine will or is reasonably likely to have a Material Adverse Effect.

                  (m) Solvency. Any Borrowing Subsidiary shall cease to be Solvent.

                  (n) Purchase Agreement; New Auto Asset Purchase Agreement. The Purchase Agreement, the Settlement Agreement or the New Auto Asset Purchase Agreement shall have been terminated by one or more of the parties thereto or there shall have occurred any material breach or default thereunder unless such breach or default has been waived by the parties thereto not in default with the prior consent of the Agent and the Collateral Agent (which consent shall not have been unreasonably withheld).

                  (o) Undertakings. Any Stock (as defined in any Undertaking) shall be subjected to any Lien or transferred or otherwise disposed of in violation of or without compliance with the procedures of the Undertaking to which such Stock is subject.

                  (p) Other Agreements. The Shareholders' Agreements (other than in connection with an initial public offering of the Company consented to by the Requisite Senior Lenders), the Engagement Letter, the Voting Trust Agreement or the Contribution Agreement shall be amended, modified, terminated or revoked without the prior written consent of the Agent and the Collateral Agent.

                  (q) Material Adverse Change. Since the Effective Date, there shall have occurred any condition or event which the Agent and the Collateral Agent determine has or might have a Material Adverse Effect.

                  (r) Plan of Reorganization. Any bankruptcy court shall reassert jurisdiction over the Company for the purpose of amending or modifying, in any material, non-technical manner, the Plan of Reorganization.

                  (s) Intercreditor Agreement. At a time when any Senior Note remains outstanding, any of the parties to the

Intercreditor Agreement (other than the Agent and the Senior Lenders) shall fail to perform any covenant or obligation binding on such party or the Intercreditor Agreement shall cease to be in full force and effect.

                  An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 11.08.

                  9.02.  Rights and Remedies.

                  (a) Acceleration. Upon the occurrence of any Event of Default described in the foregoing Section 9.01(f) or 9.01(g) with respect to any Person, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and all Reimbursement Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Loan Parties, and the obligation of each Senior Lender to make any Revolving Loan hereunder or the Issuing Bank to issue any Letter of Credit shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent or the Collateral Agent shall at the request, or may with the consent, of the Requisite Senior Lenders, by written notice to the Loan Parties, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Senior Lender to make any Revolving Loan hereunder or the Issuing Bank to issue any Letter of Credit shall immediately terminate, and/or
(ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and all Letter of Credit Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Loan Parties.

                  (b) Deposit for Letters of Credit. Upon demand by the Agent or the Issuing Bank after the occurrence and during the continuance of any Event of Default, each Borrowing Subsidiary shall, promptly upon the demand of the Agent, deposit in the Cash Collateral Account with respect to each Letter of Credit then outstanding for the account of such Borrowing Subsidiary, cash or Cash Equivalents in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Each Borrowing Subsidiary hereby grants to the Agent for the benefit of the Agent, the Collateral Agent, the Issuing Bank and the Senior

Lenders, a security interest in the Cash Collateral Account and all funds from time to time deposited in the Cash Collateral Account as security for, and to provide for the payment of, the Reimbursement Obligations.

                  (c) Rescission. If at any time after acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.08, then by written notice to the Loan Parties, the Requisite Senior Lenders may elect, in the sole discretion of such Requisite Senior Lenders, to rescind and annul the acceleration and its consequences; provided, however, that any such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Senior Lenders to a decision which may be made at the election of the Requisite Senior Lenders; they are not intended to benefit the Loan Parties and do not give the Loan Parties the right to require the Senior Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                   ARTICLE X
                        The Agent; The Collateral Agent

                  10.01. Appointment. (a) Each Senior Lender and the Issuing Bank hereby designates and appoints GE Capital as the Collateral Agent of such Senior Lender and the Issuing Bank under this Agreement and the other Loan Documents and each Senior Lender and the Issuing Bank hereby designates and appoints Citibank as the Agent of such Senior Lender and the Issuing Bank under this Agreement and the other Loan Documents. Each Senior Lender and the Issuing Bank hereby irrevocably authorizes the Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or the Obligations) or the other Loan Documents, neither the Collateral Agent nor the Agent shall be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agent and the Collateral Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Senior Lenders (unless the instructions or consent of all of the Senior Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Senior Lenders and the Issuing Bank; provided, however, neither the Collateral Agent nor the Agent shall be required to take any action which the Agent or the Collateral Agent, respectively, reasonably believes (i) will expose it to personal liability unless the Agent or the Collateral Agent receives an indemnification satisfactory to it from the Senior Lenders with respect to such action or (ii) is contrary to this Agreement, the other Loan Documents or applicable law. The Agent and the Collateral Agent agrees to act as such on the express conditions contained in this Article X.

                  (b) The provisions of this Article X are solely for the benefit of the Collateral Agent, the Agent, the Issuing Bank and the Senior Lenders, and neither the Company nor any Subsidiary of the Company shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 10.07 or in Section 10.08). In performing its functions and duties under this Agreement, the Collateral Agent and the Agent, respectively, shall act solely as agent of the Senior Lenders and the Issuing Bank and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any Subsidiary of the Company. The Agent and the Collateral Agent may perform any of their respective duties hereunder or under the other Loan Documents by or through their respective agents or employees.

                  10.02. Nature of Duties. Neither the Collateral Agent nor the Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agent and the Collateral Agent shall be mechanical and administrative in nature. Neither the Collateral Agent nor the Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Senior Lender. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent or the Collateral Agent any obligation in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. If the Agent or the Collateral Agent seeks the consent or approval of the Requisite Senior Lenders to the taking or refraining from taking any action hereunder or under the other Loan Documents, the Agent or the Collateral Agent, as the case may be, shall send notice thereof to each Senior Lender. The Agent and the Collateral Agent shall promptly notify each Senior Lender at any time that the Requisite Senior Lenders have instructed the Agent or the Collateral Agent to act or refrain from acting pursuant hereto. Each Senior Lender agrees that (i) the rights and responsibilities of Citibank as the Agent under this Agreement shall include, without limitation, serving the Senior Lenders as administrative agent and documentation agent and as collateral agent in connection with the Company Pledge Agreement, the Real Property Collateral Documents and the Intercreditor Agreement and (ii) the rights and responsibilities of GE Capital as the Collateral Agent under this Agreement shall include, without limitation, serving the Senior Lenders and the Issuing Bank as co-agent and collateral agent in connection with the Company Security Agreement, the Subsidiary Security Agreements and the Trademark Security Agreements.

                  10.03. Rights, Exculpation, etc. None of the Agent, the Collateral Agent or any of their respective Affiliates, officers, directors, employees, agents, attorneys or consultants, shall be liable to any Senior Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that the Agent and the Collateral Agent shall be obligated for its respective gross negligence or willful misconduct in the performance of its express obligations hereunder. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.07(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Each of the Agent, the Collateral Agent, each Senior Lender and the Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Company and its Subsidiaries, and none of the Agent, the Collateral Agent, any Senior Lender or the Issuing Bank shall have any duty or responsibility, either initially or on a continuing basis, to provide any Senior Lender or the Issuing Bank with any credit or other information with respect thereto. None of the Agent, the Collateral Agent, any Senior Lender or the Issuing Bank shall be responsible to any Senior Lender or the Issuing Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, legality, collectibility, or sufficiency of this Agreement, any of the Collateral Documents or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or of the Transaction Documents or any of the transactions contemplated thereby, or for the financial condition of the Company or any of its Subsidiaries. Neither the Collateral Agent nor the Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the

Company or any of its Subsidiaries, or the existence or possible existence of any Potential Event of Default or Event of Default. Either of the Agent or the Collateral Agent may at any time request instructions from the Senior Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Agent or the Collateral Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent or the Collateral Agent, as the case may be, shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Senior Lenders. Without limiting the foregoing, no Senior Lender shall have any right of action whatsoever against the Agent or the Collateral Agent as a result of the Agent or the Collateral Agent acting or refraining from acting under this Agreement, the Collateral Documents or any of the other Loan Documents in accordance with the instructions of the Requisite Senior Lenders.

                  10.04. Reliance. The Agent and the Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Loan Parties), independent public accountant and other experts selected by it.

                  10.05. Indemnification. To the extent that either the Agent or the Collateral Agent is not reimbursed and indemnified by the Loan Parties, the Senior Lenders will reimburse and indemnify the Agent or the Collateral Agent, as the case may be, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Collateral Agent, respectively, in any way relating to or arising out of this Agreement, the Collateral Documents or any of the other Loan Documents or any action taken or omitted by the Agent or the Collateral Agent, as the case may be, or under this Agreement, the Collateral Documents or any of the other Loan Documents, in proportion to each Senior Lender's Pro Rata Share; provided, however, that no Senior Lender shall be liable to the Agent or the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such party's gross negligence or willful misconduct. The obligations of the Senior Lenders under this

Section 10.05 shall survive the payment in full of all Obligations and the termination of this Agreement.

                  10.06.  The Agent and the Collateral Agent Individually.
With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, the Agent and the Collateral Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Senior Lender. The terms "Senior Lenders" or "Requisite Senior Lenders" or any similar terms shall include the Agent and the Collateral Agent in their individual capacities as a Senior Lender or one of the Requisite Senior Lenders. The Agent and the Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or any other business with the Company or any of its Subsidiaries as if it were not acting as the Agent or the Collateral Agent pursuant hereto.

                  10.07. Successor Agent; Resignation of Agent and Collateral Agent. (a) Each of the Agent and the Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Senior Lenders and the Loan Parties. In the event of resignation by the Agent, such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below. In the event of resignation by the Collateral Agent, such resignation will be effective at the end of such thirty (30) Business Day period, without necessity of appointment of a successor Collateral Agent and the Agent shall succeed to the rights, duties and obligations of the Collateral Agent hereunder. The Collateral Agent agrees to take such action as may be reasonably necessary to assign to the Agent its rights as Collateral Agent under the Loan Documents prior to such resignation. Thereafter all references to the "Collateral Agent" in the Loan Documents shall refer to the Agent.

                  (b) Upon any such notice of resignation by the Agent, the Collateral Agent shall at its option succeed to the rights, duties and obligations of the Agent under the Loan Documents, or if the Collateral Agent chooses not to become the Agent, the Requisite Senior Lenders shall appoint a successor Agent who shall be satisfactory to the Loan Parties (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

                  (c) If in the event of the resignation of the Agent, the Collateral Agent chooses not to become the Agent and a successor Agent shall not have been appointed within the thirty (30) Business Day period provided in paragraph (a) of this Section 10.07, the retiring Agent, with the consent of the Loan





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Parties (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Requisite Senior Lenders appoint a successor Agent as provided above.

                  (d) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. The Agent agrees to take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents prior to such resignation. Thereafter all references to the "Agent" in the Loan Documents shall refer to the successor Agent.

                  10.08.  Collateral Matters.

                  (a) Each of the Agent and the Collateral Agent is hereby authorized on behalf of all of the Senior Lenders, without the necessity of any notice to or further consent from any Senior Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents to which they are a party which may be necessary to perfect and maintain perfected the security interest in and the Liens upon the Collateral granted pursuant to the Collateral Documents. Without limiting the generality of the foregoing, each of the Agent and the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Senior Lenders and the Issuing Bank with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (ii) execute and deliver each Loan Document to which the Agent or the Collateral Agent is a party and accept delivery of each such agreement delivered by any Loan Party or other Person; (iii) act as collateral agent for the Senior Lenders and the Issuing Bank for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, each of the Agent and the Collateral Agent hereby appoints, authorizes and directs the Agent, the Collateral Agent, the Senior Lenders and the Issuing Bank to act as collateral sub-agent for the Agent, the Collateral Agent, the Senior Lenders and the Issuing Bank for purposes of the perfection of all security interests and Liens with respect to any deposit account of any Loan Party maintained with, and cash and Cash Equivalents held by, such Senior Lender or the Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such





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action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents; (vi) release any Lien upon Collateral that is a Contaminant or upon which a Release has occurred or which has otherwise been affected by a Release or Contaminant; provided, however, that upon the request of the Agent or the Collateral Agent, as the case may be, such Person (the Agent or the Collateral Agent) releasing such Lien shall assign such Lien to the requesting Person; and
(vii) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Agent, the Collateral Agent, the Senior Lenders or the Issuing Bank with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (b) The Agent, the Collateral Agent, the Issuing Bank and each Senior Lender hereby irrevocably authorize the Agent and the Collateral Agent, at such party's option and in such party's discretion, to release any Lien granted to or held, respectively, by the Agent or the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or (ii) constituting property (including, without limitation, any past-due Receivable permitted to be sold pursuant to Section 7.02(a)) being sold or disposed of if the Loan Party selling or disposing of such property certifies to the Collateral Agent and the Agent that the sale or disposition is being made in compliance with Section 7.02(a) (and the Collateral Agent and the Agent may rely conclusively on such certificate without further inquiry, or in the case of a sale of past-due Receivables, the Collateral Agent and the Agent may rely on the certification of such Loan Party set forth in the Request for Release of Receivables, delivered to the Collateral Agent and the Agent in connection with such sale, without further inquiry); or (iii) constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting Equipment that is refinanced by Capital Expenditures permitted by the second proviso of Section 8.06; provided, however, such Capital Expenditure occurs within twelve months after the initial purchase of such Equipment by any Borrowing Subsidiary and the aggregate amount of Capital Expenditures for such refinancing of Equipment does not exceed in the aggregate Ten Million Dollars ($10,000,000) in any Fiscal Year; or (v) constituting fixed assets that are sold or refinanced as party of a Permitted Disposition; or (vi) if approved, authorized or ratified in writing by the Agent and the Collateral Agent at the direction of the Requisite Senior Lenders. Upon request by the Agent or the Collateral Agent at any time, the Senior Lenders will confirm in writing the Agent's or the Collateral Agent's authority, as the case may be, to release particular types or items of Collateral





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pursuant to this Section 10.08(b).  The Senior Lenders hereby authorize the
Collateral Agent to execute any Request for Release of Receivables delivered to the Collateral Agent in connection with a sale of past-due Receivables made pursuant to Section 7.02(a).

                  (c) Without in any manner limiting the Agent's or the Collateral Agent's authority to act without any specific or further authorization or consent by the Requisite Senior Lenders (as set forth in Section 10.08(b)), each Senior Lender agrees to confirm in writing, upon request by the Loan Parties, the authority to release Collateral conferred upon the Agent or the Collateral Agent, as the case may be, under clauses (i) through (v) of Section 10.08(b). So long as no Event of Default is then continuing, upon receipt by the Agent or the Collateral Agent, as the case may be, of any such written confirmation from the Requisite Senior Lenders of such party's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days' prior written request by the Loan Parties, the Agent or the Collateral Agent, as the case may be, shall (and is hereby irrevocably authorized by the Senior Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral granted to the Agent or the Collateral Agent, as the case may be, for the benefit of the Senior Lenders herein or pursuant hereto or any of the other Loan Documents; provided, however, that (i) neither the Collateral Agent nor the Agent shall be required to execute any such document on terms which, in the Agent's or the Collateral Agent's respective opinion, would expose such party to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (d) Neither the Collateral Agent nor the Agent shall have any obligation whatsoever to any Senior Lender or to any other Person to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent or the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent and the Collateral Agent in this Section 10.08 or in any of the Collateral Documents, it being understood and agreed that in





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respect of the Collateral, or any act, omission or event related thereto, the
Agent and the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's and the Collateral Agent's own respective interests in the Collateral as one of the Senior Lenders and that neither the Collateral Agent nor the Agent shall have any duty or liability whatsoever to any Senior Lender.

                  10.09. Relations Among Senior Lenders. Each Senior Lender, in its capacity as a Senior Lender, agrees that it will not take any action, nor institute any actions or proceedings in connection with any of the Loan Documents, against any Loan Party or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Requisite Senior Lenders.


                                   ARTICLE XI
                                 Miscellaneous

                  11.01. Concerning the Collateral and the Collateral Documents. Each Senior Lender and the Issuing Bank authorizes and directs the Agent and the Collateral Agent for the benefit of the Agent, the Collateral Agent, the Issuing Bank and each Senior Lender, to enter into the Amendatory Agreement and any amendments to the other Collateral Documents. Each Senior Lender and the Issuing Bank agrees that any action taken by the Agent, the Collateral Agent or the Requisite Senior Lenders, which such Persons reasonably believe to be in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Agent, the Collateral Agent or the Requisite Senior Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Senior Lenders.

                  11.02.  Assignments and Participations.

                  (a) Each Senior Lender may assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Notes payable to it); provided, however, that (i) unless the Agent and the Collateral Agent otherwise consent, each such assignment shall be of a constant, and not a varying, percentage of the assigning Senior Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Senior Lender's Commitments and Revolving Loans, (ii) unless the Agent and the Collateral Agent otherwise consents or unless as a result of such assignment the assigning Senior Lender's rights and obligations under this Agreement in respect of Loans, Letter of Credit Obligations and

Commitments shall be reduced to zero, the aggregate amount of the Commitments of the assigning Senior Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (unless such assignment is by one original signatory to this Agreement to another such signatory) and shall be an integral multiple of $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its approval, acceptance and recording in the Register, an Assignment and Acceptance, together with processing and recordation fee of Two Thousand Dollars ($2,000). Upon such execution, delivery, approval acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Senior Lender hereunder and
(y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                  (b) By executing and delivering an Assignment and Acceptance, the Senior Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Senior Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Senior Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 3.01(xxi) or delivered pursuant to
Article V and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the Collateral Agent, such assigning Senior Lender or any other Senior Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this

Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to each of the Agent and the Collateral Agent, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Senior Lender.

                  (c) The Agent shall maintain at its address referred to on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Loan Account the names and addresses of each Senior Lender and the Commitment of, and principal amount of the Loans owing to, such Senior Lender from time to time. The Loan Parties, the Agent, the Collateral Agent and the Senior Lenders may treat each Person whose name is recorded in the Loan Account as a Senior Lender hereunder for all purposes of this Agreement.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Senior Lender and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been properly completed and is in substantially the form of Exhibit 1, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Loan Parties.

                  (e) Each Senior Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans and Letter of Credit Obligations owing to it); provided, however, that (i) such Senior Lender's obligations under this Agreement (including, without limitation, its Commitment, Loans and Letter of Credit Obligations to the Borrowing Subsidiaries hereunder) shall remain unchanged, (ii) such Senior Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties, the Agent, the Collateral Agent and the other Senior Lenders shall continue to deal solely and directly with such Senior Lender in connection with such Senior Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement except for voting rights with respect to the amendment or modification of those provisions of this Agreement for which, pursuant to Section 11.08, the consent of all the Senior Lenders would be required.

                  (f) Notwithstanding anything contained in this Agreement to the contrary, any Senior Lender may at any time (x) assign all or any portion of its rights hereunder (including, without limitation, Obligations owing to it and Notes held by it) to a Federal Reserve Bank and/or (y) create a security interest in all or any portion of such rights in favor of any Federal Reserve bank, in either case in accordance with Regulation A.

                  11.03.  Expenses.

                  (a) Generally. The Loan Parties agree upon demand to pay, or reimburse each of the Agent and the Collateral Agent for, all the Agent's and the Collateral Agent's respective reasonable internal (except with respect to legal costs and expenses) and external audit, legal, appraisal, valuation and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin, King & Spalding and any other attorneys retained by either the Agent or the Collateral Agent, auditors, accountants, appraisers, investment bankers, printers, insurance consultants, environmental advisers (including any environmental advisers engaged pursuant to Section 5.02(c)), and other consultants and agents) incurred by either the Agent or the Collateral Agent in connection with (A) the Agent's or the Collateral Agent's own audit and investigation of the Company and its Subsidiaries; (B) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Collateral Documents and the other Loan Documents and the making of the Loans hereunder;
(C) the creation, perfection or protection of the Agent's and the Collateral Agent's Liens on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (D) administration of this Agreement, the Loan Documents, the Loans and the Collateral, including consultation with attorneys in connection therewith; and (E) the protection, collection or enforcement of any of the Obligations or the Collateral. The Agent and the Collateral Agent agree to make reasonable efforts prior to the occurrence of an Event of Default to avoid duplication of any of the costs and expenses set forth in this Section 11.03(a); provided, however, that after the occurrence and during the continuance of an Event of Default the Agent and the Collateral Agent may each engage separate external attorneys, auditors, accountants, appraisers, investment bankers, printers, insurance consultants, environmental advisers and other consultants, the costs and expenses of which shall be reimbursed by the Loan Parties pursuant to this
Section 11.03(a).

                  (b) After Default. The Loan Parties further agree to pay, or reimburse each of the Agent, the Collateral Agent and each Senior Lender for all out-of-pocket costs and expenses, including, without limitation, attorneys' fees and disbursements, and costs of settlement incurred by each of the Agent, the Collateral Agent or any Senior Lender after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Loan Parties and related to or arising out of the transactions contemplated hereby or by any of the Transaction Documents; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) attempting to enforce or enforcing any security interest in any of the Collateral or any other rights under the Collateral Documents.

                  11.04. Indemnity. The Loan Parties further agree to defend, protect, indemnify, and hold harmless each of the Agent, the Collateral Agent, each and all of the Senior Lenders, each of their respective Affiliates and each of the respective officers, directors, employees, agents, attorneys and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) of any of the foregoing (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any Federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liability and costs under Federal, state or local environmental, health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of any Loan Party or its predecessors in interest, or the past, present or future environmental condition of the Property, the presence of asbestos-containing materials at the Property, or the Release or threatened Release of any Contaminant into the environment from the Property) in any manner relating to or arising out of this Agreement (or any prior version of this Agreement), the Collateral Documents or the other Loan Documents, or any act, event or transaction related or attendant thereto, the Purchase, the First Supplemental Indenture, the New Auto Transaction Documents, the filing, the soliciting of approvals or rejections, and the confirmation of, the Plan of Reorganization and the implementation of the terms thereof, the Senior Lenders' Commitments, the making of and participation in the Loans and the management of such Loans, or the use or intended use of the proceeds of the Loans hereunder (collectively, the "Indemnified Matters"); provided, however, that the no Loan Party shall have any obligation to an Indemnitee hereunder with respect to (i) matters for which such Indemnitee has been compensated pursuant to or for which an exemption is provided in Sections 2.04(f) and 2.08(g) or any other provision of this Agreement and (ii) Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Loan Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

                  11.05. Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to the Agent and the Collateral Agent pursuant to the terms hereof are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found in
Article VII and Article VIII, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, that no change in generally accepted accounting principles that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Senior Lenders and the Loan Parties, to so reflect such change in accounting principles.

                  11.06. Setoff. In addition to any Liens granted to the Agent, the Collateral Agent or the Senior Lenders and any rights now or hereafter granted under applicable law and not by way of limitation of any such Lien or rights, upon the occurrence and during the continuance of any Event of Default, each Senior Lender is hereby authorized by each Loan Party at any time or from time to time, without notice to such Loan Party, or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Senior Lender to or for the credit or the account of any Loan Party against and on account of the Obligations of any Loan Party to that Senior Lender including, but not limited to, all Loans and all claims of any nature or description arising out of or connected with this Agreement or any of the other Loan Documents, irrespective of whether or not
(i) that Senior Lender shall have made any demand hereunder or (ii) the Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article IX and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                  11.07. Ratable Sharing. Subject to Sections 2.03(a)(ii), 2.03(c)(i)(B) and 2.07(b), the Senior Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Section 2.05, but including, without limitation, all amounts received by Citibank in respect of its Revolving Loans pursuant to Section 2.07(a)), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in proportion to the respective principal amounts of the Loans then outstanding to each Senior Lender (or if no Loans are outstanding, ratably according to the respective amount of each Senior Lender's Commitment of all Senior Lenders' Commitments), whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations (excluding the fees described in Section 2.05) or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its ratable share, determined in proportion to the respective principal amounts of the Loans then outstanding to each Senior Lender (or if no Loans are outstanding, ratably according to the respective amount of each Senior Lender's Commitment of all Senior Lender Commitments), of the payments on account of the Obligations (excluding the fees described in Section 2.05), the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in proportion to the respective principal amounts of the Loans then outstanding to each Senior Lender (or if no Loans are outstanding, ratably according to the respective amount of each Senior Lender's Commitment of all Senior Lender Commitments); provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each Borrowing Subsidiary agrees that any Senior Lender so purchasing a participation from another Senior Lender pursuant to this Section 11.07 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 11.06, the right of setoff) with respect to such participation as fully as if such Senior Lender were the direct creditor of such Borrowing Subsidiary in the amount of such participation.

                  11.08. Amendments and Waivers. No amendment or modification of any provision of this Agreement (including the Exhibits and Schedules) or the other Loan Documents shall be effective without the written agreement of the Requisite Senior Lenders and the Loan Parties, and no termination or waiver of any provision of this Agreement or the other Loan Documents, or consent to any departure by the Loan Parties therefrom, shall in any event be effective without the written concurrence of the Requisite Senior Lenders, which the Requisite Senior Lenders shall have the right to grant or withhold at their sole discretion; except that any amendment, modification, or waiver of any provision of Article II relating to any increase of the Commitments, to the principal amount, the amortization and the final maturity of the Loans, to the reduction of interest rates applicable to the Loans, to a decrease in the amount of the fees payable pursuant hereto, to the definition of "Requisite Senior Lenders" and "Pro Rata Share" and to the provisions contained in Section 2.03(e) and in this Section 11.08 shall be effective only if evidenced by a writing signed by or on behalf of all Senior Lenders. No amendment, modification, termination, or waiver of any provision of Article X or any other provision referring to the Agent or the Collateral Agent shall be effective without the written concurrence of the Agent or the Collateral Agent, as the case may be. Each of the Agent or the Collateral Agent may, but shall have no obligation to, with the concurrence of any Senior Lender, execute amendments, modifications, waivers or consents in respect of the Loan Documents to which the Agent or the Collateral Agent is a party on behalf of such Senior Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.08 shall be binding on each assignee, transferee or recipient of a Senior Lender's Commitment or Loans at the time outstanding, each future assignee, transferee or recipient of a Senior Lender's Commitment or Loans, and, if signed by a Loan Party, on such Loan Party.

                  11.09. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

                  11.10. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to the Agent and the Collateral Agent pursuant to Article II shall not be effective until received by the Agent and the Collateral Agent, as the case may be. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11.10) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

                  11.11. Survival of Warranties and Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement (or any prior version of this Agreement) and the other Loan Documents and the making and repayment of the Loans hereunder.

                  11.12. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, the Collateral Agent or any Senior Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

                  11.13. Termination. Upon the termination in whole of the Commitments pursuant to the terms of this Agreement, each Loan Party shall pay to the Agent an amount equal to any and all Obligations then outstanding owing by such Loan Party.

                  11.14. Marshalling; Recourse to Security; Payments Set Aside. None of the Senior Lenders, the Agent or the Collateral Agent shall be under any obligation to marshall any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations.
Recourse to security shall not be required at any time. To the extent that any Loan Party makes a payment or payments to the Agent, the Collateral Agent or the Senior Lenders or the Agent, the Collateral Agent or the Senior Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  11.15. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  11.16. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  11.17. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

                  11.18. Limitation of Liability. To the extent permitted by applicable law, no claim may be made by any Loan Party, any Senior Lender or other Person against the Agent, the Collateral Agent or any Senior Lender or their respective Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party and each Senior Lender hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  11.19. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Senior Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans and Commitments of any Senior Lender, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Senior Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. No Loan Party's rights or any interest therein hereunder, and no Loan Party's duties and Obligations hereunder, may be assigned without the written consent of the Requisite Senior Lenders.

                  11.20. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SUCH LOAN PARTY ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. EACH LOAN PARTY IRREVOCABLY DESIGNATES AND APPOINTS THE COMPANY, C/O ODYSSEY PARTNERS, L.P., 31 W. 52ND STREET, NEW YORK, NEW YORK, 10019, ATTENTION: ALAIN OBERROTMAN, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSON TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH LOAN PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS RESPECTIVE NOTICE ADDRESSES SPECIFIED ON THE SIGNATURE PAGES HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE LOAN PARTIES, THE COLLATERAL AGENT, THE AGENT AND THE SENIOR LENDERS IRREVOCABLY WAIVES (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING WITHOUT LIMITATION,

ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY SENIOR LENDER, THE AGENT OR THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

                  11.21. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. On the Effective Date the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no force and effect except as to evidence the incurrence by the Loan Parties of the Obligations thereunder. The terms and conditions of this Agreement, and the Agent's, the Collateral Agent's and the Senior Lenders' rights and remedies under this Agreement, shall apply to all of the Obligations incurred under the Existing Credit Agreement. It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

                  11.22. Performance of Obligations. Each Loan Party agrees that each of the Agent and the Collateral Agent may, but shall have no obligation to, make any payment or perform any act required of such Loan Party under any Loan Document or take any other action which either the Agent or the Collateral Agent in its sole discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (i) pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof.

                  11.23. Company as Agent for Borrowing Subsidiaries. Each Borrowing Subsidiary hereby designates and appoints the Company as the agent of such Borrowing Subsidiary, and each Borrowing Subsidiary irrevocably authorizes the Company, to execute and deliver such Notices of Borrowing, Notices of Conversion/Continuation or other notices required hereunder on behalf of such Borrowing Subsidiary. Any notice required to be delivered to any Loan Party hereunder shall be deemed delivered to each Loan Party if delivered to the Company in accordance with the terms hereof. The Company hereby accepts such designation as agent for the Borrowing Subsidiaries and agrees to act thereas until all Obligations have been paid in full and this Agreement has been terminated. Each Borrowing Subsidiary agrees not to revoke, modify or withdraw such designation until all Obligations have been paid in full and this Agreement has been terminated.

                  11.24. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

                  11.25. Entire Agreement. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by any Loan Party to the Agent, the Collateral Agent or the Senior Lenders, embody the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

                  11.26. Releases. In further consideration of the Senior Lenders' execution of this Agreement, each of the Company and the Borrowing Subsidiaries hereby releases each of the Agent, the Collateral Agent and each Senior Lender and their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any of the Loan Parties may have against the Releasees which arise from or relate to any actions, or inactions which the Releasees may have taken prior to the date hereof with respect to the Obligations, any Collateral, the Credit Agreement, any Loan Document and any third parties liable in whole or in part for the Obligations.

                  11.27. Consent of the Senior Lenders. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary:

                  (a) The Senior Lenders hereby consent to the transactions contemplated by the New Auto Transaction Documents, including, without limitation, (i) the sale of substantially all of the assets of JPS Auto and certain assets of JCIC, subject to certain liabilities, to New Auto pursuant to the New Auto Asset Purchase Agreement, (ii) the conveyance of a fee interest in a portion of the Dunean plant located in Greenville County, South Carolina from JCIC to New Auto pursuant to the New Auto Asset Purchase Agreement, (iii) the execution of the Dunean Operating Agreement and (iv) the subordination of the Collateral Documents covering the Dunean plant referred to in clause (ii) above to the Dunean Operating Agreement; provided, however, that the Net Cash Proceeds received by JPS Auto or any Loan Party in connection with such transactions shall be applied first to the repayment of the Obligations pursuant to Section 2.06(b) of this Agreement.

                   (b) The Senior Lenders hereby consent to the formation of Newsub.

                   (c) The Senior Lenders hereby instruct and direct the Agent and the Collateral Agent, upon the consummation of the transactions contemplated by the New Auto Asset Purchase Agreement, (x) to execute all consents and other documents called for by the Senior Note Indenture or by the indentures governing the Subordinated Indebtedness in connection with the defeasance and redemption of the Senior Notes and the redemptions of the Subordinated Indebtedness contemplated by this Agreement and (y) to release all Liens made in favor of the Agent and/or the Collateral Agent on the Automotive Assets, to release the Agent and the Collateral Agent as loss payee or co-insured, as the case may be, on any insurance policies covering the Automotive Assets, to subordinate the Collateral Documents covering the Dunean plant referred to in subsection (a) above to the Dunean Operating Agreement and to take all actions as may be appropriate (including, without limitation, the filing of releases with respect to Uniform Commercial Code financing statements) in connection therewith.

                  IN WITNESS WHEREOF, this Agreement has been duly executed on the date set forth above.

                                            JPS TEXTILE GROUP, INC.



                                            By:________________________________
                                               Title:



                                            JPS CARPET CORP.



                                            By:________________________________
                                               Title:

                                            JPS CONVERTER AND INDUSTRIAL CORP.



                                            By:________________________________
                                               Title:

                                            JPS ELASTOMERICS CORP.



                                            By:________________________________
                                               Title:



                                            Notice Address:

                                              c/o JPS Textile Group, Inc.
                                              555 North Pleasantburg Drive
                                              Greenville, South Carolina  29607
                                              Attention:  David H. Taylor
                                              Telecopy:   (803) 271-9939


                                            With copies to:

                                               c/o Odyssey Partners, L.P.
                                               31 W. 52nd Street
                                               New York, New York  10019
                                               Attention: Alain Oberrotman
                                               Telecopy:  (212) 708-0750

                                               and

                                               Weil, Gotshal & Manges
                                               767 Fifth Avenue
                                               New York, New York 10153
                                               Attention:  Lois C. Rubin, Esq.
                                               Telecopy:   (212) 310-8007

                                            CITIBANK, N.A., As Agent, and as a
                                              Senior Lender



                                            By:________________________________
                                               Vice President

                                            Notice Address:

                                            If sent by mail to:

                                               Citibank, N.A.
                                               399 Park Avenue
                                               Floor 6, Zone 4
                                               New York, New York  10043
                                               Attention:  Peter A. Briggs
                                                           Vice President
                                               Telecopy:   (212) 793-1290

                                            With a copy to:

                                               Sidley & Austin
                                               875 Third Avenue
                                               New York, New York  10022
                                               Attention:  Daniel S. Dokos, Esq.
                                               Telecopy:   (212) 906-2021

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                    As Collateral Agent and as
                                    a Senior Lender



                                  By:________________________________
                                     Title:

                                  Notice Address:

                                       General Electric Capital
                                            Corporation
                                          501 Merritt Seven, 3rd Floor
                                          Norwalk, Connecticut 06851
                                          Attention:  Rick Luck
                                          Telecopy:   (203) 840-4560

                                  With copies to:

                                          General Electric Capital
                                            Corporation
                                          501 Merritt Seven, 3rd Floor
                                          Norwalk, Connecticut 06851
                                          Attention: Preston H. Abbott, Esq.
                                          Telecopy:  (203) 840-4520

                                          and

                                          Sidley & Austin
                                          875 Third Avenue
                                          New York, New York  10022
                                          Attention:  Daniel S. Dokos, Esq.
                                          Telecopy:   (212) 906-2021

                                      HELLER FINANCIAL, INC.



                                      By:________________________________
                                         Title:

                                      Notice Address:

                                              Heller Financial, Inc.
                                              101 Park Avenue, 10th Floor
                                              New York, New York  10178
                                              Attention:  Frank J. Ross
                                              Telecopy:   (212) 880-2057

                                     THE BANK OF NEW YORK COMMERCIAL
                                       CORPORATION



                                     By:________________________________
                                        Title:

                                     Notice Address:

                                             The Bank of New York Commercial
                                               Corporation
                                             530 Fifth Avenue, 3rd Floor
                                             New York, New York 10036
                                             Attention:  Michael Lustbader
                                             Telecopy:   (212) 852-4013

                                       NATIONSBANK OF GEORGIA, N.A.



                                       By:________________________________
                                          Title:

                                       Notice Address:

                                       If sent by mail to:

                                               NationsBank of Georgia, N.A.
                                               P.O. Box 3406
                                               Atlanta, Georgia  30302
                                               Attention:  Elizabeth Mills

                                       Or, if sent by courier, to:

                                               NationsBank of Georgia, N.A.
                                               600 Peachtree Street, N.E.
                                               13th Floor
                                               Atlanta, Georgia  30308
                                               Attention:  Elizabeth Mills
                                               Telecopy:   (404) 607-6439

                                  SUN LIFE INSURANCE COMPANY OF AMERICA



                                  By:________________________________
                                     Title:

                                  Notice Address:

                                          Sun Life Insurance Company
                                            of America
                                          One Sun America Center
                                          Century City
                                          Los Angeles, California 90067
                                          Attention:  Michael J. Campbell
                                          Telecopy:   (310) 772-6078

Acknowledgment and agreement referred to in the final sentence of the first paragraph of the preceding Credit Agreement:

JPS AUTO INC.



By:______________________________
   Title: